    As filed with the Securities and Exchange Commission on May 1, 2000

                              File No. 333-78583

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                Amendment No.2
                                      to
                                   FORM S-1

                         Registration Statement Under
                          the Securities Act of 1933

                     SAGE LIFE ASSURANCE OF AMERICA, INC.

            (Exact name of registrant as specified in its charter)

          Delaware                                      51-0258372
-------------------------------          ---------------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)

                                      63
           --------------------------------------------------------
           (Primary Standard Industrial Classification Code Number)

                              300 Atlantic Street
                                   Suite 302
                              Stamford, CT 06901
                                (203) 602-6500
                  (Address, including zip code, and telephone
            number, including area code, of registrant's principal
                              executive offices)

                               James F. Bronsdon
                              300 Atlantic Street
                              Stamford, CT 06901
              (Name and Address of Agent for Service of Process)

                                   Copy to:
                                Stephen E. Roth
                        Sutherland Asbill & Brennan LLP
                        1275 Pennsylvania Avenue, N.W.
                          Washington, D.C. 20004-2415

(Name, address, including zip code, and telephone number, including area code, of agent for service)

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]


                        CALCULATION OF REGISTRATION FEE

                                                          Amount      Proposed Maximum     Proposed Maximum          Amount
                                                           To Be       Offering Price     Aggregate Offering    Of Registration
Title of Each Class of Securities To Be Registered      Registered        Per Unit               Price                Fee
Modified Single Payment Combination
      Fixed and Variable Life Insurance Contracts           *                *               $36,331,000            $10,100**

* The proposed maximum aggregate offering price is estimated solely for determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since the securities are not issued in predetermined amounts or units.

** Paid with initial filing and Amendment No. 1.

  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), shall determine.

                              CROSS REFERENCE SHEET
                     Pursuant to Regulation S-K, Item 501(b)

                                ITEM OF FORM S-1

PROSPECTUS CAPTION

1.   Forepart of the Registration Statement and
     Outside Front Cover Page of Prospectus........ Outside Front Cover

2.   Inside Front and Outside Back Cover
     Pages of Prospectus........................... Summary; Table of Contents

3.   Summary Information, Risk Factors and
     Ratio of Earnings to Fixed Charges............ Outside Front Cover;
                                                    Profile; What are my
                                                    Investment Options?

4.   Use of Proceeds............................... Additional Information
                                                    About Sage Life Assurance of
                                                    America, Inc.

5.   Determination of Offering Price............... Not Applicable

6.   Dilution...................................... Not Applicable

7.   Selling Security Holders...................... Not Applicable

8.   Plan of Distribution.......................... What Other Information
                                                    Should I Know?

9.   Description of Securities to be Registered.... Description, Profile, What
                                                    are the Contracts? What are
                                                    my Income Payment Options?
                                                    What are my Investment
                                                    Options? What are the
                                                    Expenses Under a Contract?
                                                    What Other Information
                                                    Should I Know?

10.  Interests of Named Experts and Counsel........ N/A

11.  Information with Respect to the Registrant.... What Other Information
                                                    Should I Know? What are my
                                                    Investment Options?
                                                    Additional information
                                                    about Sage Life Assurance
                                                    of America, Inc.

12.  Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities................................... Item 14 of Part II


This Prospectus contained herein does not contain all of the information permitted by the Securities and Exchange Commission. Therefore, this Registration Statement on Form S-1 for Sage Life Assurance of America, Inc. incorporates by reference the Registration Statement on Form S-6 (Post-Effective Amendment No. 1, File No. 333-78581, filed contemporaneously with this Registration Statement on or about May 1, 2000) for The Sage Variable Life Account A.

                         PROSPECTUS DATED MAY 1, 2000

            MODIFIED SINGLE PAYMENT COMBINATION FIXED AND VARIABLE
                           LIFE INSURANCE CONTRACTS
                                   ISSUED BY
                     THE SAGE VARIABLE LIFE ACCOUNT A AND
                   SAGE LIFE ASSURANCE OF AMERICA, INC.

Executive Office:                          Customer Service Center:
300 Atlantic Street                        P.O. Box 290680
Stamford, CT  06901                        Wethersfield, CT  06129-0680
                                           Telephone: (877) 835-7243 (Toll Free)

     This Prospectus describes individual and group modified single payment combination fixed and variable life insurance contracts offered by Sage Life Assurance of America, Inc. ("we," "us," "our," or the "Company"). We designed the Contracts for your estate planning or other insurance needs, or to supplement your long-term retirement savings. The Contracts provide a means for investing your Account Value on a tax-deferred basis in our Variable Account and our Fixed Account. You can purchase a Contract by making a minimum initial purchase payment. After purchase, you determine the amount and timing of additional purchase payments, subject to certain restrictions.

     You may allocate purchase payments and transfer Account Value to our Variable Account and/or our Fixed Account within certain limits. The Variable Account has 33 Sub-Accounts. Through our Fixed Account, you can choose to invest your money in one or more of 5 different guarantee periods.

     Each Variable Sub-Account invests in a corresponding Fund of the following Trusts (collectively the "Trusts"):

     .    AIM Variable Insurance Funds, Inc.
     .    The Alger American Fund
     .    Liberty Variable Investment Trust
     .    SteinRoe Variable Investment Trust

     .    MFS(R) Variable Insurance Trust(SM)

     .    The Universal Institutional Funds, Inc.
     .    Oppenheimer Variable Account Funds
     .    Sage Life Investment Trust
     .    T. Rowe Price Equity Series, Inc.

     Your Account Value will vary daily with the investment performance of the Variable Sub-Accounts and any interest we credit under our Fixed Account. We do not guarantee any minimum Account Value for amounts you allocate to the Variable Account. We do guarantee principal and a minimum fixed rate of interest for specified periods of time on amounts you allocate to the Fixed Account.
However, amounts you withdraw, surrender, transfer, or borrow from the Fixed Account before the end of an applicable Guarantee Period ordinarily will be subject to a Market Value Adjustment, which may increase or decrease these amounts.

     The Contracts provide a death benefit, as well as additional benefits, including five alternative Settlement Options for receiving death or surrender proceeds as income payments under the Contract, and optional programs including dollar-cost averaging, asset allocation, automatic portfolio rebalancing, and systematic partial withdrawals.

     If you currently own a life insurance policy on the life of the Insured, you should consider carefully whether the Contract should be used to replace or supplement your existing policy.

     In almost all cases, the Contracts will be modified endowment contracts for Federal income tax purposes. This means that a loan or other distribution from the Contract during the life of the Insured will in almost all cases be taxed as ordinary income to the extent of any earnings in the Contract, and may be subject to an additional 10% Federal penalty tax, if taken before the Owner attains age 59 1/2. Special tax and legal considerations apply if this Contract is used in connection with a qualified plan or certain other employment plans.

     This Prospectus includes basic information about the Contracts that you should know before investing. Please read this Prospectus carefully and keep it for future reference. The Trust prospectuses contain important information about the Funds. Your registered representative can provide these prospectuses to you before you invest.

     The Securities and Exchange Commission has not approved these Contracts or determined that this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

     Variable life contracts are not deposits or obligations of, or endorsed or guaranteed by, any bank, nor are they federally insured or otherwise protected by the FDIC, the Federal Reserve Board, or any other agency; they are subject to investment risks, including possible loss of principal.

                               TABLE OF CONTENTS

Index of Terms......................................................   4

Summary of the Contracts............................................   7

Part I - Description of the Contracts...............................  17

1.   What Are The Contracts?........................................  17

2.   How Do I Purchase A Contract?..................................  18
     Initial Purchase Payment.......................................  18
     Issuance of a Contract.........................................  18
     Free Look Right to Cancel Contract.............................  18
     Making Additional Purchase Payments............................  18
     Grace Period...................................................  19
     Reinstatement..................................................  19
     Specialized Uses of the Contract...............................  20
     Illustrations..................................................  20

3.   What Are My Investment Options?................................  20
     Purchase Payment Allocations...................................  20
     Variable Sub-Account Investment Options........................  21
     Fixed Account Investment Options...............................  25
     Market Value Adjustment........................................  27
     Transfers......................................................  28
     Telephone Transactions.........................................  29
     Power of Attorney..............................................  29
     Dollar-Cost Averaging Program..................................  30
     Asset Allocation Program.......................................  30
     Automatic Portfolio Rebalancing Program........................  31
     Account Value..................................................  31
     Variable Account Value.........................................  32
     Accumulation Unit Value........................................  32
     Net Investment Factor..........................................  32
     Fixed Account Value............................................  33
     Loan Account Value.............................................  33
     Surrender Value................................................  34

4.   What Are The Expenses Under A Contract?........................  34
     Monthly Deduction Amount.......................................  35
     Asset-Based Charges............................................  35
     Cost of Insurance Charge.......................................  36
     Annual Administration Charge...................................  37
     Surrender Charge...............................................  37
     Transfer Charge................................................  38
     Fund Annual Expenses...........................................  39

5.   How Will My Contract Be Taxed?.................................  39
     Introduction...................................................  39
     Tax Status of the Contract.....................................  39
     Tax Treatment of Contract Benefits.............................  40
     Possible Legislative Changes...................................  43
     Possible Charge for Sage Life's Taxes..........................  44

6.   How Do I Access My Money?......................................  44
     Withdrawals....................................................  44
     Systematic Partial Withdrawal Program..........................  44
     Surrenders.....................................................  45
     Loans..........................................................  45
     Requesting Payments............................................  47

7.   How Is Contract Performance Presented?.........................  47

8.   What Is The Death Benefit Under My Contract?...................  48
     Death Benefit..................................................  48
     Insurance Amount...............................................  48
     Minimum Death Benefit..........................................  49
     Proof of Death.................................................  49
     Insurance Amount Increases.....................................  50

9.   What Supplemental Benefits Are Available Under My Contract?....  50
     Accelerated Death Benefit Rider................................  50
     Accidental Death Benefit Rider.................................  50
     Waiver of Surrender Charge Rider...............................  51

10.  What Are My Settlement Options?................................  51
     Variable Income Payments.......................................  52
     Income Unit Value..............................................  52
     Exchange of Income Units.......................................  53

11.  What Other Information Should I Know?..........................  53
     Sage Life Assurance of America, Inc............................  53
     Separate Accounts..............................................  53
     Modification...................................................  55
     Distribution of the Contracts..................................  55
     Experts........................................................  56
     Legal Proceedings..............................................  56
     Reports to Contract Owners.....................................  56
     Assignment.....................................................  56
     The Owner......................................................  56
     The Beneficiary................................................  56
     Change of Owner or Beneficiary.................................  57
     Misstatement And Proof of Age, Sex, or Survival................  57
     Incontestability...............................................  57
     Suicide........................................................  57
     Authority to Make Agreements...................................  57
     Participation..................................................  58

     Safekeeping of Account Assets..................................  58
     Legal Matters..................................................  58
     Financial Statements...........................................  58

12.  How Can I Make Inquiries?......................................  58

Hypothetical Illustrations of Contract Values.......................  58

Part II - Additional Information....................................  65
     History and Business...........................................  65
     Management's Discussion and Analysis of Financial Condition....  66
     Compensation...................................................  69

Appendix A.......................................................... A-1

Appendix B.......................................................... B-1


This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made.

                                Index of Terms

We have tried to make this Prospectus as readable and understandable as possible. To help you to understand how the Contract works, we have used certain terms that have special meanings. We define these terms below.

Account Value - The Account Value is the entire amount we hold under your Contract. It equals the sum of the values in the Variable Account, the Fixed Account, and the Loan Account.

Accumulation Unit - An Accumulation Unit is the unit of measure we use to keep track of the Account Value in each Variable Sub-Account.

Attained Age - The Attained Age is the Issue Age plus the number of full years since the Contract Date.

Asset-Based Charges - The Asset-Based Charges are assessed monthly against your Account Value and are charges for mortality and expense risks, certain administrative expenses, certain distribution costs, and certain state and federal tax expenses. After the proceeds from the Contract are applied to a Settlement Option, we call these charges Variable Sub-Account Charges and deduct them daily from the assets of the Variable Account only.

Beneficiary - The Beneficiary is the person or persons to whom we pay the Death Proceeds when the Insured dies.

Business Day - A Business Day is any day the New York Stock Exchange ("NYSE") is open for trading exclusive of (i) Federal holidays, (ii) any day on which an emergency exists making the disposal or fair valuation of assets in the Variable Account not reasonably practicable, and (iii) any day on which the Securities and Exchange Commission ("SEC") permits a delay in the disposal or valuation of assets in the Variable Account.

Contracts - The Contracts are modified single payment combination fixed and variable life insurance contracts. In some jurisdictions, we issue the Contracts directly to individuals. In most jurisdictions, however, the Contracts are only available as a group contract. We issue a group Contract to or on behalf of a group. Individuals who are part of a group to which we issue a Contract receive a certificate that recites substantially all of the provisions of the group Contract. Throughout this Prospectus and unless otherwise stated, the term "Contract" refers to individual Contracts, group Contracts, and certificates for group Contracts.

Contract Anniversary - A Contract Anniversary is each anniversary of the Contract Date.

Contract Date - The Contract Date is the day we invest your initial purchase payment in the Sub-Accounts. It is the date from which we measure Contract Anniversaries and Contract Years. The Contract Date may or may not be the same as the Issue Date.

Contract Year - A Contract Year is each and every consecutive twelve-month period beginning on the Contract Date and the anniversaries thereof.

Death Proceeds - The Death Proceeds is the amount of money that we will pay your Beneficiary if the Insured dies while your Contract is in force.

Debt - Debt is the sum of all outstanding loans plus accrued interest under a Contract.

Excess Withdrawal - An Excess Withdrawal is a withdrawal of Account Value that exceeds the Free Withdrawal Amount.

Expiration Date - The Expiration Date is the last day in a Guarantee Period. In the Contract, we refer to this as the "Expiry Date."

Fixed Account - The Fixed Account is The Sage Fixed Interest Account A. The Fixed Account is a separate investment account of ours into which you may invest purchase payments or transfer Account Value. In certain states, we refer to the Fixed Account as the Interest Account or the Interest Separate Account. We divide the Fixed Account into Fixed Sub-Accounts, and establish a Fixed Sub-Account each time you allocate an amount to the Fixed Account.

Free Withdrawal Amount - A Free Withdrawal Amount is the maximum amount that you can withdraw within a Contract Year without being subject to a surrender charge.

Fund - A Fund is an investment portfolio in which a Variable Sub-Account invests.

General Account - The General Account consists of all our assets other than those held in any separate investment accounts.

Insured - The Insured is the person you named in your application for the Contract whose life your Contract covers.

Issue Age - The Issue Age is the Insured's age on the last birthday on or before the Contract Date.

Issue Date - The Issue Date is the date we issue an individual Contract or a certificate for a group Contract at our Customer Service Center.

Loan Account - The Loan Account is an account in our General Account, established for any amounts transferred from the Sub-Accounts as a result of a loan. The Loan Account credits a fixed rate of interest, the loan credited rate, that is not based on the investment experience of the Variable Account or the Guaranteed Interest Rates applicable to the Fixed Sub-Accounts of the Fixed Account.

Market Value Adjustment - A Market Value Adjustment is a positive or negative adjustment that may apply to a surrender, withdrawal, transfer, or loan from a Fixed Sub-Account before the end of its Guarantee Period.

Monthly Processing Date - The Monthly Processing Date is the day of each month that we deduct the Monthly Deduction Amount from the Account Value of your Contract. See "What Are the Expenses Under A Contract?" Monthly Processing Dates are the Contract Date and the same day of each month thereafter. If there is no such date in a particular month, the Monthly Processing Date will be the last day of that month. If a Monthly Processing Date is not a Valuation Date, the Monthly Processing Date will be the next Valuation Date. This means that if your Monthly Processing Date is the 31st, and the current month is April, your Monthly Processing Date for April will be April 30th. If April 30th is a Sunday

(which is not a Valuation Date), your Monthly Processing Date for that April will be May 1 (assuming May 1 is a Valuation Date).

Net Asset Value - Net Asset Value is the price of one share of a Fund.

Owner - The person or persons who owns (or own) a Contract. Provisions relating to action by the Owner mean, in the case of joint Owners, both Owners acting jointly. In the context of a Contract issued on a group basis, Owners refer to holders of certificates under the group Contract.

Satisfactory Notice - Satisfactory Notice is a notice or request you make or authorize, in a form satisfactory to us, received at our Customer Service Center.

Surrender Value - The Surrender Value is the amount we pay you upon surrender of your Contract. It reflects the deduction of any applicable surrender charge, any Market Value Adjustment, and any Debt.

Valuation Date - Valuation Date is the date at the end of a Valuation Period when we value each Variable Sub-Account.

Valuation Period - A Valuation Period is the period between one calculation of an Accumulation Unit value and the next calculation.

Variable Account - The Variable Account is The Sage Variable Life Account A. It is a separate investment account of ours into which you may invest purchase payments or transfer Account Value. We divide the Variable Account into Variable Sub-Accounts, each of which invests in shares of a particular Fund.

"We", "us", "our", "Sage Life" or the "Company" is Sage Life Assurance of America, Inc.

"You" or "Your" is the owner of a Contract.

This Prospectus has three sections:

 .  Summary of the Contracts;
 . Part I - which gives more detailed information on the Summary topics; and . Part II - which provides additional information.

Please read the entire Prospectus carefully.


================================================================================
                             Summary of the Contracts
================================================================================


1.   What Are The Contracts?

     The Contracts are modified single payment combination fixed and variable life insurance contracts offered by Sage Life Assurance of America, Inc. Your Contract is a contract between you, the Owner, and us, Sage Life. Your Contract may differ from the description below because of the requirements of the state where we issued your Contract.

     We designed the Contract to meet your estate planning or other insurance needs, or to supplement your long-term retirement needs. Because life insurance is not a short-term investment, you should evaluate your need for life insurance coverage and the suitability of the Contract to meet your long-term financial objectives before you purchase a Contract.

     Under the Contract, you can accumulate Account Value on a tax-deferred basis in our Variable Account and in our Fixed Account.

     Investment Flexibility. You can invest among 33 subdivisions of our Variable Account, known as "Variable Sub-Accounts," each corresponding to a different Fund. These Funds, listed in Section 3, are professionally managed and use a broad range of investment strategies (growth and income, aggressive growth, etc.), styles (growth, value, etc.) and asset classes (stocks, bonds, international, etc.). You can select a mix of Funds to meet your financial and retirement needs and objectives, tolerance for risk, and view of the market. Amounts you invest in these Funds will fluctuate daily based on underlying investment performance. So, the value of your investment may increase or decrease.

     Through our Fixed Account, you can invest to receive guaranteed rates of interest for periods of up to 5 years ("Guarantee Periods"). We also guarantee your principal while it remains in our Fixed Account. However, if you decide to surrender your Contract, or transfer or access amounts in the Fixed Account before the end of a Guarantee Period you have chosen, we ordinarily will apply a Market Value Adjustment. This adjustment reflects changes in prevailing interest rates since your allocation to the Fixed Account. The Market Value Adjustment may result in an increase or decrease in the amounts surrendered, transferred, or accessed.

     As your needs or financial goals change, your investment mix can change with them. You may transfer funds among any of the investment choices in our Fixed or Variable Accounts while continuing to defer current income taxes.

     Safety of Separate Accounts. Significantly, both our Fixed and Variable Accounts are separate investment accounts of Sage Life. This provides you with an important feature: we cannot charge the assets supporting your allocations to these Accounts with liabilities arising out of any other business we may conduct.

     Income Tax-Free Life Insurance Protection For Your Beneficiaries. The Contract provides a life insurance benefit that can pass free of federal and state income taxes to your beneficiaries. You can create and preserve a legacy for loved ones, a favorite charity, or even your Alma Mater.

     Access to Amounts Invested. The Contract provides access to your investment should you need it. ("Access" means a surrender of the Contract, a withdrawal of Account Value, and a borrowing of Account Value.) During the Insured's lifetime your investment grows tax-free until withdrawn or borrowed. You decide how much to take and when to take it.

     Ordinarily, once you access earnings, they are taxed as income. If you access earnings before you are 59 1/2 years old, you may have to pay an additional 10% federal tax penalty. However, if you acquire a Contract by making a tax-free exchange from an existing contract that provides tax-free access through loans, the Contract also may provide tax-free access through loans.

     Amounts you access may be subject to a surrender charge, and a Market Value Adjustment (positive or negative) may apply if you access the amount from the Fixed Account before the end of the applicable Guarantee Period.

2.   How Do I Purchase A Contract?

     In most cases, you may purchase a Contract with $10,000 or more through an authorized registered representative. You must complete an application, and the proposed Insured must meet our underwriting requirements. We have designed a simplified underwriting program that could make qualifying easier and let us issue a Contract faster than would otherwise be possible. Your eligibility for this program will depend on the amount you want to invest and the proposed Insured's age, sex, and health.

     After the first Contract Anniversary, you may make additional payments of at least $250, subject to certain conditions. We reserve the right to require satisfactory evidence of insurability before we accept any additional payment that increases the life insurance benefit by more than it increases your Account Value.

     Also, if the Surrender Value of your Contract is not sufficient to pay the charges as they come due, you will have a grace period of 61 days to make a sufficient additional payment to keep your Contract in force. We will send you a notice at the start of the Grace Period.

     We have included hypothetical illustrations in this Prospectus to show you how the Contract works. We have based these illustrations on hypothetical rates of return and we do not guarantee these rates. The rates are illustrative only, and do not represent past or future investment performance. Your actual Contract values and benefits will be different from those in the illustrations.

3.   What Are My Investment Options?

     There are 38 investment options under the Contracts available through our Variable and Fixed Accounts. These choices are professionally managed and allow for a broad range of investment strategies, styles, and asset classes. Additional options may be available in the future.

     Through our Variable Account you can choose to have your money invested in one or more of the Variable Sub-Accounts investing in the following 33 Funds:

AIM Variable Insurance Funds, Inc.
          .   AIM V.I. Government Securities Fund
          .   AIM V.I. Growth and Income Fund
          .   AIM V.I. International Equity Fund
          .   AIM V.I. Value Fund

The Alger American Fund
          .   Alger American MidCap Growth Portfolio
          .   Alger American Income and Growth Portfolio
          .   Alger American Small Capitalization Portfolio

Liberty Variable Investment Trust
          .   Colonial High Yield Securities Fund, Variable Series
          .   Colonial Small Cap Value Fund, Variable Series
          .   Colonial Strategic Income Fund, Variable Series
          .   Colonial U.S. Growth and Income Fund, Variable Series
          .   Liberty All-Star Equity Fund, Variable Series
          .   Newport Tiger Fund, Variable Series
          .   Stein Roe Global Utilities Fund, Variable Series

SteinRoe Variable Investment Trust
          .   Stein Roe Growth Stock Fund, Variable Series
          .   Stein Roe Balanced Fund, Variable Series

MFS(R) Variable Insurance Trust(SM)
          .   MFS Growth With Income Series
          .   MFS High Income Series
          .   MFS Research Series
          .   MFS Total Return Series
          .   MFS Capital Opportunities Series

The Universal Institutional Funds, Inc.
          .   The Global Equity Portfolio
          .   The Mid Cap Value Portfolio
          .   The Value Portfolio

              Oppenheimer Variable Account Funds
          .   Oppenheimer Bond Fund/VA
          .   Oppenheimer Capital Appreciation Fund/VA
          .   Oppenheimer Small Cap Growth Fund/VA

              Sage Life Investment Trust
          .   EAFE(R) Equity Index Fund
          .   S&P 500 Equity Index Fund
          .   Money Market Fund

              T. Rowe Price Equity Series, Inc.
          .   T. Rowe Price Equity Income Portfolio
          .   T. Rowe Price Mid-Cap Growth Portfolio
          .   T. Rowe Price Personal Strategy Balanced Portfolio

     The prospectuses for the Trusts describe the Funds in detail. These Funds do not provide any performance guarantees, and their values will increase or decrease depending upon investment performance.

     Through our Fixed Account, you can choose to invest your money in one or more of 5 different Guarantee Periods. We guarantee your principal and interest rate when your investment is left in the Guarantee Period until it ends. You currently can choose periods of 1, 2, 3, 4, and 5 years. However, if you transfer or access amounts before the end of a period you have chosen, we ordinarily will apply a Market Value Adjustment. This Adjustment may be positive or negative depending upon current interest rates.

4.   What Are The Expenses Under A Contract?

     The Contract has insurance and investment features. Each has related costs. Below is a brief summary of the Contract's charges:

     Annual Administration Charge - During the first seven Contract Years only, we will deduct an annual $40 administration charge. However, there is no charge if, at the time of deduction, your Account Value is at least $50,000.

     Asset-Based Charges - Each month, we deduct Asset-Based Charges for mortality and expense risks, certain administrative and distribution costs, and certain state and Federal tax expenses from your Account Value. The maximum charges equal, on an annual basis, 1.80% of your Account Value, decreasing to 1.30% after the tenth Contract Year.

     Cost of Insurance Charges - Each month, we deduct from the amounts you allocate to the Variable and Fixed Accounts a charge for providing the life insurance protection. This charge will never reflect rates greater than those shown in your Contract.

     Surrender Charge - During the first seven Contract Years only, we ordinarily will deduct a surrender charge when you surrender your Contract or withdraw amounts in excess of the Free Withdrawal Amount (see Part I). The maximum applicable percentage is 9% in the first Contract Year. It declines to 0% after the seventh Contract Year. We calculate the surrender charge as a percentage(s) of the purchase payment(s) you surrender or withdraw.

     Fund Fees and Expenses - There are also Fund fees and expenses that are based on the average daily value of the Funds. Currently, Fund fees and expenses together range on an annual basis from 0.55% to 1.34%, depending upon the Fund. A table of the Fund fees and expenses appears below.

     Sage Life's business philosophy is to reward our long-term customers.  So,

     .  After the seventh Contract Year we eliminate Surrender Charges.

     . After the seventh Contract Year we eliminate the Annual Administration Charge.

     .  And after the tenth Contract Year, we reduce the Asset-Based Charges.

This means more of your investment is working for you over the long-term.

     Fund Annual Expenses (as a percentage of average daily net assets of a Fund)

                                    Management                                        Total Expenses             Total Expenses
                                  Fees (after fee      Other Expenses (after       (after fee waivers        (before fee waivers
                                   waiver, as            reimbursement, as      and reimbursements as       and reimbursements  as
           Fund                     applicable)            applicable)                applicable)                 applicable)
           ----                   ---------------      ---------------------    ---------------------       ----------------------
AIM Variable Insurance Funds:
 AIM V.I. Government
 Securities Fund.....................   0.50%                   0.40%                       0.90%                      N/A
 AIM V.I. Growth and
 Income Fund.........................   0.61                    0.16                        0.77                       N/A
 AIM V.I. International
 Equity Fund.........................   0.75                    0.22                        0.97                       N/A
 AIM V.I. Value Fund.................   0.61                    0.15                        0.76                       N/A
The Alger American Fund:
 Alger American MidCap
 Growth Portfolio....................   0.80                    0.05                        0.85                       N/A
 Alger American Income
 and Growth Portfolio................   0.625                  0.075                        0.70                       N/A
 Alger American Small
 Capitalization Portfolio............   0.85                    0.05                        0.90                       N/A
Liberty Variable Investment Trust:
 Colonial High Yield
 Securities Fund, Variable
   Series............................   0.60/(1)/               0.20/(1)/                   0.80/(1)/                 1.88%
 Colonial Small Cap Value
 Fund, Variable Series...............   0.80/(1)/               0.20/(1)/                   1.00/(1)/                 4.46
 Colonial Strategic Income
 Fund, Variable Series...............   0.65                    0.10                        0.75                       N/A
 Colonial U.S. Growth and
 Income Fund, Variable
    Series...........................   0.80                    0.08                        0.88                       N/A
 Liberty All-Star Equity
 Fund, Variable Series...............   0.80                    0.15                        0.95                       N/A
 Newport Tiger Fund,
 Variable Series.....................   0.90                    0.31                        1.21                       N/A
 Stein Roe Global Utilities
 Fund, Variable Series...............   0.65                    0.12                        0.77                       N/A
SteinRoe Variable
 Investment Trust:
 Stein Roe Growth Stock
 Fund, Variable Series...............   0.50                    0.17                        0.67                       N/A
 Stein Roe Balanced Fund,
 Variable Series.....................   0.45                    0.17                        0.62                       N/A
MFS(R) Variable
 Insurance Trust:(SM)
 MFS Growth with Income
    Series...........................   0.75                    0.13/(2)/                   0.88/(2)/                  N/A
 MFS High Income Series..............   0.75/(2)/               0.16/(2)/                   0.91/(2)/                 0.97
 MFS Research Series.................   0.75                    0.11/(2)/                   0.86/(2)/                  N/A
 MFS Total Return Series.............   0.75                    0.15/(2)/                   0.90/(2)/                  N/A
 MFS Capital Opportunities
    Series...........................   0.75/(2)/               0.16/(2)/                   0.91/(2)/                 1.02

                                    Management                                        Total Expenses             Total Expenses
                                  Fees (after fee      Other Expenses (after       (after fee waivers        (before fee waivers
                                   waiver, as            reimbursement, as      and reimbursements as       and reimbursements  as
           Fund                     applicable)            applicable)                applicable)                 applicable)
           ----                   ---------------      ---------------------    ---------------------       ----------------------
The Universal
 Institutional Funds, Inc.:
 The Global Equity Portfolio..........   0.47%/(3)/               0.68%/(3)/                  1.15%/(3)/            1.48%
 The Mid Cap Value Portfolio..........   0.43/(3)/                0.62/(3)/                   1.05/(3)/             1.37
 The Value Portfolio..................   0.18/(3)/                0.67/(3)/                   0.85/(3)/             1.22
Oppenheimer Variable Funds:
 Oppenheimer Bond Fund/VA.............   0.72                     0.01                        0.73                   N/A
 Oppenheimer Capital..................   0.68                     0.02                        0.70                   N/A
 Appreciation Fund/VA
 Oppenheimer Small Cap
 Growth Fund/VA......................    0.75                     0.59                        1.34                   N/A
Sage Life Investment Trust:
 EAFE/(R)/ Equity Index
 Fund*...............................    0.73/(4)/                0.17/(4)/                   0.90/(4)/             1.07
 S&P 500 Equity Index Fund**.........    0.38/(4)/                0.17/(4)/                   0.55/(4)/              .72
 Money Market Fund...................    0.48/(4)/                0.17/(4)/                   0.65/(4)/              .82
 T. Rowe Price Equity
 Series, Inc.:
 T. Rowe Price Equity
 Income Portfolio....................    0.85/(5)/                0.00                        0.85                   N/A
 T. Rowe Price Mid-Cap
 Growth Portfolio....................    0.85/(5)/                0.00                        0.85                   N/A
 T. Rowe Price Personal
 Strategy Balanced
 Portfolio...........................    0.90/(5)/                0.00                        0.90                   N/A

_____________

(1) Without fee waivers and expense reimbursements, the management fees, the other expenses, and total expenses for each of the following Liberty Variable Investment Trust Funds during 1999 would have been: Colonial High Yield Securities Fund, Variable Series 0.60%, 1.28%, 1.88%; and Colonial Small Cap Value Fund, Variable Series 0.80%, 3.66% and 4.46%.

(2) Without fee waivers and expense reimbursements, the management fees, the other expenses, and total expenses for each of the following MFS Variable Insurance Trust Funds during 1999 would have been: MFS Capital Opportunity Series 0.75%, 0.27% and 1.02%; and MFS High Income Series 0.75%, 0.22%, and 0.97%. In addition, each Fund has an expense offset arrangement with reduces the Fund's custodian fee based upon the amount of cash maintained by the Fund with its custodian and dividend disbursing agent. Each Fund may enter into such arrangements and directed brokerage arrangements, which would also have the effect of reducing Fund expenses. "Other Expenses" do not take into account these expense reductions, and are therefore higher than the actual expenses of the Fund. Had these fee reductions been taken into account, "Total Expenses (after fee waivers and reimbursements, as applicable)" would be lower and would equal: MFS Growth with Income
     Series -- 0.87%; MFS High Income Series -- 0.90%; MFS Research Series -- 0.85%; MFS Total Return Series -- 0.89%; and MFS Capital Opportunities Series -- 0.90%.

(3) Without fee waivers and expense reimbursements, the management fees, the other expenses, and total expenses for each of the following The Universal Institutional Funds, Inc. Funds during 1999 would have been:
     Global Equity Portfolio 0.80%, 0.68%, and 1.48%; Mid Cap Value Portfolio 0.75%, 0.62%, and 1.37%; and Value Portfolio 0.55%, 0.67%, and 1.22%

(4) Without fee waivers and expense reimbursements, total expenses for each of the Sage Life Investment Trust Funds during 1999 would have been:
     EAFE(R) Equity Index Fund 1.07%; S&P 500 Equity Index Fund 0.72%; and
     Money Market Fund 0.82%. In addition, a Rule 12b-1 Plan (the "Plan") has been adopted by each Fund, pursuant to which up to 0.25% may be deducted from Fund assets. No Plan payments were made during 1999, and no payments will be made under the plan prior to May 1, 2001.

(5) For each of the portfolios in the T. Rowe Price Equity Series, management fees include operating expenses.

* The EAFE(R) Index is the exclusive property of Morgan Stanley Capital International ("MSCI"). This Fund is not sponsored, endorsed, sold or promoted by MSCI or any affiliate of MSCI.

** S&P 500(R) is a trademark of the McGraw-Hill Companies, Inc. and has been licensed for use by Sage Advisors, Inc. The S&P 500 Equity Index Fund is not sponsored, endorsed, sold or promoted by Standard & Poor's, and Standard & Poor's makes no representation regarding the advisability of investing in the Fund.

5.   How Will My Contract Be Taxed?

     Under current federal tax law, life insurance contracts receive tax-favored treatment. The death benefit is fully excludable from the Beneficiary's gross income for federal income tax purposes. You are not taxed on any increase in the Account Value while a life insurance contract remains in force. In most cases, your Contract will be a Modified Endowment Contract ("MEC"). If your Contract is a MEC, certain distributions made during the Insured's lifetime, such as loans and withdrawals from, and collateral assignments of, the Contract are includable in gross income on an income-first basis. A 10% Federal tax penalty ordinarily will be imposed on income distributed before you attain age 59 1/2. Contracts that are not Modified Endowment Contracts ("non-MECs") receive preferential tax treatment with respect to certain distributions. See
Part I "How Will My Contract Be Taxed?"

     We do not give tax advice, nor is any registered representative authorized to give tax advice on our behalf. We recommend that you consult your tax adviser about your particular tax situation.

6.   How Do I Access My Money?

     If you need to take money out of your Contract, you can choose among several different options. You can tailor your withdrawals to meet your liquidity needs.

     .    You can withdraw some of your money.

     . You can surrender the Contract and take the entire proceeds as a single lump sum payment or apply the proceeds to one of the Settlement Options we offer.

     . You can withdraw money using our systematic partial withdrawal program.

     .    If your Contract is a non-MEC, you have tax-free access though loans.

     . If your Contract is a MEC, you may take taxable loans that may be subject to a 10% Federal tax penalty.

     Keep in mind that amounts you surrender or withdraw may be subject to a surrender charge if taken during the first seven Contract Years. However, during that period the Contract does provide a Free Withdrawal Amount (not subject to a surrender charge) each year equal to your cumulative earnings, or if greater, 10% of total purchase payments you have invested.

     In addition, if you access amounts from the Fixed Account, we ordinarily will apply a Market Value Adjustment. If you are younger than 59 1/2 when you take money out, you may owe a 10% federal tax penalty, as well as the income tax that ordinarily would apply. Please remember that withdrawals will reduce your death benefit.

7.   How Is Contract Performance Presented?

     Articles about the Variable Account's investment performance, rankings, or other characteristics may appear in publications. Publications may use articles and releases developed by us, the Funds and other parties about the Variable Account or the Funds.

     Please remember that performance data represents past performance. Amounts you invest in the Variable Sub-Accounts will fluctuate daily based on underlying Fund investment performance, so the value of your investment may increase or decrease.

8.   What Is The Death Benefit Under My Contract?

     The Contract provides for a payment to your designated Beneficiary if the Insured dies while the Contract is in force. This payment is called the "Death Proceeds" and is equal to the following:

     .    the death benefit described below; plus
     . any additional insurance on the Insured's life that may be provided by riders to the Contract; minus
     .    any Debt from Contract loans; minus
     .    any due and unpaid charges; and minus
     . any amounts previously paid under the Accelerated Death Benefit Rider plus accrued interest.

     Your death benefit at issue equals your initial Insurance Amount. On any Business Day after that it equals the greater of:

     .    the Insurance Amount; and
     .    the Minimum Death Benefit

     The initial Insurance Amount depends on the amount of your initial purchase payment, and the age and sex of the proposed Insured. We show your initial Insurance Amount in your Contract. Your Insurance Amount remains level unless you make additional purchase payments or withdrawals.

     The Minimum Death Benefit equals the Account Value plus any positive Market Value Adjustment as of that Business Day, multiplied by a percentage that varies with the attained age of the Insured. We show these percentages in your Contract.

     Your Beneficiaries decide how they wish to receive the Death Proceeds. They can elect payment in a single sum, or apply proceeds under one of the Settlement Options we offer.

9.   What Supplemental Benefits Are Available Under My Contract?

     Accelerated Death Benefit Rider: This rider is automatically included in your Contract at no additional cost. It allows you to take an advance payment against the Death Proceeds under your Contract if the Insured is diagnosed as having a terminal illness. You can request up to 50% of the Insurance Amount, to a maximum of $500,000.

     Accidental Death Benefit Rider: The Contract also provides an accidental death benefit at no additional cost. If the Insured dies as a direct result of an accident before reaching age 81, we will pay an additional death benefit to the Beneficiary of your choice. This additional benefit equals 100% of the sum of all purchase payments you have invested in your Contract, less any withdrawals you have made (including any associated surrender charge and Market Value Adjustment incurred), up to a maximum of $250,000.

     Waiver of Surrender Charge Rider: We will include this rider automatically in your Contract at no additional cost. It permits you to withdraw money from your Contract without a surrender charge if you need it while you are confined to a nursing care facility or hospital. Certain restrictions apply.

10.  What Are My Settlement Options?

     You can apply proceeds under your Contract to purchase a stream of regular income payments under one of the Settlement Options shown below (or under any other option acceptable to us). Our descriptions assume that you apply the Surrender Value and receive the income payments from one of the options below. Of course, you always can designate someone other than yourself to receive the income payments, and we pay income payments from any Death Proceeds to your Beneficiary.

     Option 1 - Payments for Life:  You will receive payments for your life.

     Option 2 - Life Annuity with 10 or 20 Years Certain: You will receive payments for your life. However, if you die before the end of the guaranteed certain period you select (10 or 20 years), your Beneficiary will receive the payments for the remainder of that period.

     Option 3 - Joint and Last Survivor Life Annuity: We will make payments as long as either you or a second person you select (such as your spouse) is alive.

     Option 4 - Payments for a Specified Period Certain: You will receive payments for the number of years you select, which may be from 5-30 years. However, if you die before the end of that period, your Beneficiary will receive the payments for the remainder of the guaranteed certain period.

     You or your Beneficiary, as the case may be, tell us how much to apply to fixed income payments and to variable income payments. With variable income payments, you currently have all of the investment choices you had before income payments began. However, we currently limit transfers among your investment choices. Once income payments begin, you may surrender your Contract only if you choose variable income payments under Option 4.

     We will allocate the amount you apply to provide fixed income payments to the Fixed Account and invest it in the Guarantee Periods you select. We guarantee the amount of each fixed income payment. The amount of each fixed income payment will remain level throughout the period you select.

     We will allocate the amount you apply to provide variable income payments to the Variable Account and invest it in the Funds you select. The amount of each income payment will vary according to the investment performance of those Funds.

11.  What Other Information Should I Know?

     The Contract has several additional features available to you at no additional charge:

     Free Look Right: You have the right to return your Contract to us at our Customer Service Center or to the registered representative who sold it to you, and have us cancel the Contract within a certain number of days (usually 10 days from the date you receive the Contract, but some states require different periods).

     If you exercise this right, we will cancel your Contract as of the Business Day we receive it. We will send you a refund equal to your Account Value plus any Asset-Based Charges and cost of insurance charges we have deducted on or before the date we received the returned Contract. If required by the law of your state, we will refund your initial purchase payment (less any withdrawals previously taken). In the states where we are required to return purchase payment less withdrawals, if you allocated amounts to the Variable Account, we will temporarily allocate those amounts to the Money Market Sub-Account until we deem the Free Look Period to end.

     Dollar-Cost Averaging Program: Under our optional Dollar-Cost Averaging Program, you may transfer a set dollar amount systematically from the Money Market Sub-Account and/or from specially designated Fixed Sub-Accounts to any other Variable Sub-Account, subject to certain limitations. By investing the same amount on a regular basis, you don't have to worry about timing the market. Since you invest the same amount each period, you automatically acquire more units when market values fall and fewer units when they rise. The potential benefit is to lower your average cost per unit. This strategy does not guarantee that any Fund will gain in value. It also will not protect against a decline in value if market prices fall. However, if you can continue to invest regularly throughout changing market conditions, this program can be an effective way to help meet your long-term goals. Due to the effect of interest that continues to be paid on the amount remaining in the Money Market Sub-Account or the specially designated Fixed Sub-Account, the amounts that we transfer will vary slightly from month to month.

     Asset Allocation Program: An optional Asset Allocation Program is available if you do not wish to make your own particular investment decisions. This investment planning tool is designed to find an asset mix that attempts to achieve the highest expected return based upon your tolerance for risk, and consistent with your needs and objectives. Bear in mind that the use of an asset-allocation model does not guarantee investment results.

     Automatic Portfolio Rebalancing Program: Our optional Automatic Portfolio Rebalancing Program can help prevent a well-conceived investment strategy from becoming diluted over time. Investment performance will likely cause the allocation percentages you originally selected to shift. With this program, you can instruct us to automatically rebalance your Contract to your original percentages on a calendar quarterly, semi-annual, or annual basis. Money invested in the Fixed Account is not part of this program.

     No Probate: If the Insured dies, we will pay the Death Proceeds to your heirs or designated beneficiary. Generally, the Death Proceeds will be received without going through probate.

12.  How Can I Make Inquiries?

     If you need further information about the Contracts, please write or call us at our Customer Service Center (877) TEL-SAGE (835-7243), or contact an authorized registered representative. The address of our Customer Service Center office is P.O. Box 290680, Wethersfield, CT 06129-0680.

================================================================================
                                    Part I
                         Description of the Contracts
================================================================================
================================================================================
1.   What Are The Contracts?
================================================================================

     The Contracts are modified single payment combination fixed and variable life insurance Contracts offered by us, Sage Life Assurance of America, Inc. We designed the Contracts for your estate planning or other insurance needs, or to supplement your long-term retirement savings. They provide many benefits including:

     . investing amounts on a tax-deferred basis in our Variable Account and our Fixed Account;

     . access to your investment should you need it (however, a surrender charge and Market Value Adjustment may apply); and

     . life insurance that can pass free of federal and state income taxes to your heirs.

     However, life insurance is not a short-term investment. You should evaluate your need for life insurance coverage and the Contract's long-term investment potential and risks before you purchase a Contract.

     Under the terms of the Contract, we promise to pay the Death Proceeds to your designated Beneficiary upon receipt of proof that the Insured died while your Contract is in force. You purchase the Contract with an initial purchase payment. While your Contract is in force and the Insured is alive, you may make additional payments under the Contract (subject to certain conditions) and will ordinarily not be taxed on increases in the value of your Contract as long as you do not take distributions. See "How Will My Contract Be Taxed?" The Contracts may not be available in all states or in all markets. Your Contract may differ from the description here because of the requirements of the State where we issued your Contract.

     When you make purchase payments, you can allocate those purchase payments to one or more of the 33 subdivisions of the Variable Account, known as "Variable Sub-Accounts." We will invest purchase payments you allocate to a Variable Sub-Account solely in its corresponding Fund. Your Account Value in a Variable Sub-Account will vary according to the investment performance of that Fund. Depending on market conditions, your value in each Variable Sub-Account could increase or decrease. We do not guarantee a minimum value. You bear the risk of investing in the Variable Account. We call the total of the values in the Variable Sub-Accounts the "Variable Account Value."

     You can also allocate purchase payments to our Fixed Account. See "Fixed Account Investment Option." The Fixed Account includes "Fixed Sub-Accounts" to which we credit fixed rates of interest for the Guarantee Periods you select. We call the total of the values in the Fixed Sub-Accounts, the "Fixed Account Value." We currently offer Guarantee Periods with durations of 1, 2, 3, 4, and 5 years. If any amount allocated or transferred remains in a Guarantee Period until the Expiration Date, its value will equal the amount originally allocated or transferred, multiplied on an annually compounded basis, by its guaranteed interest rate. We will ordinarily apply a Market Value Adjustment to any surrender, withdrawal, transfer, or amount borrowed from a Fixed Sub-Account before its Expiration Date. The

Market Value Adjustment may increase or decrease the value of the Fixed Sub-Account (or portion thereof) being surrendered, withdrawn, transferred, or borrowed. See "What Are My Investment Options?"

     You can transfer Account Value from one Variable Sub-Account to another, and from a Fixed Sub-Account to a Variable Sub-Account and from a Variable Sub-Account to a Fixed Sub-Account, subject to certain conditions. See "What Are My Investment Options?"

     We may offer other variable life insurance contracts that also invest in the same Funds offered under the Contracts. These contracts may have different charges and they may offer different benefits.

================================================================================
2.   How Do I Purchase A Contract?
================================================================================

     Initial Purchase Payment. You must make the initial purchase payment to put a Contract in force. The minimum initial purchase payment is $10,000. We will not issue a Contract if the proposed Insured is over age 90.

     Issuance of a Contract. Once we receive your initial purchase payment and your application at our Customer Service Center, we will process your application to see if the proposed Insured meets our underwriting and other criteria. Under our current underwriting rules, which are subject to change, a proposed Insured age 80 and under may be eligible for our simplified underwriting program. This program does not involve a medical examination, and may enable us to issue a Contract much faster than we otherwise could. To qualify, an Insured's application responses must meet our simplified underwriting standards. The maximum initial purchase payment we currently accept on a simplified underwriting basis varies with the issue age and gender of the Insured, but, the difference between the initial Insurance Amount and the initial purchase payment may never exceed $100,000.

     We will apply customary underwriting standards to all other Insureds. Our current underwriting rules are subject to change.

     We reserve the right to reject an application for any lawful reason. If we do not issue a Contract, we will return to you any purchase payment you submitted with the application. If we issue a Contract, your Issue Date will be the date we issue your Contract at our Customer Service Center.

     Free Look Right to Cancel Contract. During your "Free Look" Period, you may cancel your Contract. The Free Look Period usually ends 10 days after you receive your Contract. Some states may require a longer period. If you decide to cancel your Contract, you must return it to our Customer Service Center or to one of our authorized registered representatives. We will send you a refund of your Account Value plus any Asset-Based Charges and cost of insurance charges we have deducted on or before the date we receive your returned Contract at our Customer Service Center. If required by the law of your state, we will refund your initial purchase payment (less any withdrawals previously taken). In those latter states where this requirement exists, we will temporarily invest amounts you allocate to the Variable Account to the Money Market Sub-Account until the time we deem the Free Look Period to end. See "What Are My Investment Options?"

     Making Additional Purchase Payments. You may make additional payments at any time after the first Contract Anniversary, while your Contract is in force and the Insured is alive, subject to the following conditions:

     .    Each additional purchase payment must be at least $250.

     .    You may make only one purchase payment in any Contract Year.

     .    The Attained Age of the Insured must be less than 81.

     . We must approve in advance any payment that would cause the Account Value of all single payment or modified single payment contracts that you maintain with us to exceed $1,000,000.

     While the Insured is alive, you also may make any additional payment necessary to keep your Contract in force.

     When we accept an additional payment, that payment increases your Account Value and may increase your death benefit. We reserve the right to require satisfactory evidence of insurability before accepting any additional payment that increases your Death Benefit by more than it increases your Account Value. This is because our risk increases under these circumstances.

     All additional payments are payable at our Customer Service Center. We will credit any payment we receive after the Contract Date to the Contract as of the Business Day on which our Customer Service Center receives it unless the payment represents an increase in the Insurance Amount. See "What Is the Death Benefit Under My Contract?" We will deem purchase payments we receive on other than a Business Day as received on the next following Business Day.

     Unless you tell us otherwise, we will first consider all payments we receive while a loan is outstanding as a payment of any loan interest, next as a loan repayment, and last as an additional purchase payment.

     Grace Period. If your Surrender Value on a Monthly Processing Date is not sufficient to cover the Monthly Deduction Amount, we will allow you a Grace Period of 61 days for you to pay an amount sufficient to cover the Monthly Deduction Amount due. See "What Are The Expenses Under A Contract?" We will send you a notice at the start of the Grace Period at your last known address. The Grace Period will end 61 days after we mail you the notice.

     If you do not make the necessary payment by the end of the Grace Period, your Contract will terminate without value. Subject to the terms and conditions of your Contract, if the Insured dies during the Grace Period, we will pay the Death Proceeds.

     Reinstatement. If the Grace Period has ended and you have not paid the necessary payment and have not surrendered your Contract for its Surrender Value, you may be able to reinstate your Contract. To do so:

     . submit a written request to us for reinstatement within 3 years after the end of the Grace Period;

     .    provide us with satisfactory evidence of insurability;

     . pay an additional purchase payment equal to the minimum initial purchase payment for which we would then issue a Contract based upon the Insured's Attained Age, sex, and health; and

     . repay or reinstate any Debt against the Contract that existed at the end of the Grace Period.

     The effective date of a reinstated Contract will be the Monthly Processing Date on or next following the date we approve your application for reinstatement and receive the necessary purchase payment.

     If we reinstate your Contract, the Account Value on the date of reinstatement will be the amount provided by the purchase payment that you paid to reinstate the Contract. Certain charges under the Contract vary depending on how long the Contract has been in force. We will calculate these charges based on the length of time from the Contract Date until the date of reinstatement. Unless you have told us otherwise, we will calculate your Account Value based on your allocation instructions in effect at the start of the Grace Period.

     Specialized Uses of the Contract. The Contract offers potential benefits such as providing:

     .    a means for investing on a tax-deferred basis;

     .    access to your investment if you need it; and

     . life insurance that can pass free of federal and state income taxes to your Beneficiaries under the Contract.

     However, purchasing the Contract partly or wholly for such purposes entails certain risks. For example, poor investment performance in Variable Sub-Accounts in which you may invest may cause the need for an additional payment in order to keep the Contract in force (this may be particularly true if there is outstanding Debt). Such poor investment performance may cause the Account Value or Surrender Value to be insufficient to fund the purpose for which you purchased the Contract. Withdrawals and loans may significantly affect current and future Account Value, Surrender Value, or Death Proceeds. Before purchasing a Contract, you should consider whether the long-term nature of the Contract is consistent with the purpose for which it is being considered. Using a Contract for a specialized purpose may also have tax consequences. See "How Will My Contract Be Taxed?"

     Illustrations. We have included hypothetical illustrations in this Prospectus to show you how the Contract works. We have based these illustrations on hypothetical rates of return and we do not guarantee these rates. The rates are an illustration only, and do not represent past or future investment performance. Your actual Contract values will be different from those in the illustrations.

================================================================================
3.   What Are My Investment Options?
================================================================================

     Purchase Payment Allocations. When you apply for a Contract, you specify the percentage of your purchase payment to be allocated to each Variable Sub-Account and/or to each Fixed Sub-Account. You can change the allocation percentages at any time by sending Satisfactory Notice to our Customer Service Center. The change will apply to all purchase payments we receive on or after the date we receive your request. Purchase payment allocations must be in percentages totaling 100%, and each allocation percentage must be a whole number. We currently require that each purchase payment allocation be at least $250.

     We may, however, require that an initial purchase payment allocated to a Variable Sub-Account be temporarily invested in the Money Market Sub-Account during the Free Look Period. We will require this if the law of your state requires us to refund your full initial purchase payment less any withdrawals previously taken, should you cancel your Contract during the Free Look Period. At the end of the Free Look Period, if we temporarily allocated your initial purchase payment to the Money Market Sub-Account, we will transfer the value of what is in the Money Market Sub-Account to the Variable Sub-Account(s) you specified in your application. Solely for the purpose of processing this transfer from the Money Market Sub-Account, we will deem the Free Look Period to end 15 days after the Contract Date. This transfer from the Money Market Sub-Account to the Variable Sub-Accounts upon the expiration of the Free Look Period does not count as a transfer for any other purposes under your Contract.

     Variable Sub-Account Investment Options. The Variable Account has 33 Sub-Accounts, each investing in a specific Fund. Each of the Funds is either an open-end diversified management investment company or a separate investment portfolio of such a company, and is managed by a registered investment adviser. The Funds, as well as brief descriptions of their investment objectives, are provided below. There is no assurance that these objectives will be met. Not every Fund may be available in every state or in every market.

                         AIM Variable Insurance Funds

     AIM V.I. Government Securities Fund. This Fund seeks to achieve a high level of current income consistent with reasonable concern for safety of principal by investing in debt securities issued, guaranteed or otherwise backed by the United States Government.

     AIM V.I. Growth and Income Fund. This Fund's primary objective is growth of capital with a secondary objective of current income.

     AIM V.I. International Equity Fund. This Fund seeks to provide long-term growth of capital by investing in a diversified portfolio of international equity securities whose issuers are considered to have strong earnings momentum.

     AIM V.I. Value Fund. This Fund seeks to achieve long-term growth of capital by investing primarily in equity securities judged by the Fund's investment adviser to be undervalued relative to the investment adviser's appraisal of the current or projected earnings of the companies issuing the securities, or relative to current market values of assets owned by the companies issuing the securities or relative to the equity market generally. Income is a secondary objective.

     AIM Advisers, Inc. advises the AIM Variable Insurance Funds.

                            The Alger American Fund

     Alger American Midcap Growth Portfolio. This Fund seeks long-term capital appreciation. It focuses on midsize companies with promising growth potential. Under normal circumstances, the portfolio invests primarily in the equity securities of companies having a market capitalization within the range of companies in the S&P MidCap 400 Index.

     Alger American Income and Growth Portfolio. This Fund primarily seeks to provide a high level of dividend income; its secondary goal is to provide capital appreciation. The Portfolio invests in dividend paying equity securities, such as common or preferred stocks, preferably those which the Manager believes also offer opportunities for capital appreciation.

     Alger American Small Capitalization Portfolio. This Fund seeks long-term appreciation. It focuses on small, fast-growing companies that offer innovative products, services or technologies to a rapidly expanding marketplace. Under normal circumstances, the portfolio invests primarily in the equity securities of small capitalization companies. A small capitalization company is one that has a market capitalization within the range of the Russell 2000 Growth Index or the S&P SmallCap 600 Index.

     Fred Alger Management, Inc. advises The Alger American Fund.

                       Liberty Variable Investment Trust

     Colonial High Yield Securities Fund, Variable Series. This Fund seeks current income and total return by investing primarily in lower rated corporate debt securities (commonly referred to as "junk bonds").

     Colonial Small Cap Value Fund, Variable Series. This Fund seeks long-term growth by investing primarily in smaller capitalization equity securities.

     Colonial Strategic Income Fund, Variable Series. This Fund seeks a high level of current income, as is consistent with prudent risk and maximizing total return, by diversifying investments primarily in U.S. and foreign government and lower rated corporate debt securities.

     Colonial U.S. Growth and Income Fund, Variable Series. This Fund seeks long-term growth and income by investing primarily in large capitalization equity securities. Up to 10% of its assets may be invested in debt securities.

     Liberty All-Star Equity Fund, Variable Series. This Fund seeks total investment return, comprised of long-term capital appreciation and current income, through investment primarily in a diversified portfolio of equity securities.

     Newport Tiger Fund, Variable Series. This Fund seeks long-term capital growth by investing primarily in equity securities of companies located in the nine Tigers of Asia (Hong Kong, Singapore, South Korea, Taiwan, Malaysia, Thailand, Indonesia, The People's Republic of China and the Philippines).

     Stein Roe Global Utilities Fund, Variable Series. This Fund seeks current income and long-term growth of capital by investing primarily in U.S. and foreign securities of utility companies.

     Liberty Advisory Services Corp. provides investment management and advisory services to the Liberty Variable Investment Trust. Colonial Management Associates, Inc. sub-advises the High Yield Securities Fund, the U.S. Growth and Income Fund, the Small Cap Value Fund, and the Strategic Income Fund. Stein Roe & Farnham Incorporated sub-advises the Global Utility Fund. Newport Fund Management, Inc. sub-advises the Tiger Fund. Liberty Asset Management Company sub-advises the All-Star Fund.

                      SteinRoe Variable Investment Trust

     Stein Roe Growth Stock Fund. This Fund seeks long-term growth of capital through investment primarily in common stocks.

     Stein Roe Balanced Fund. This Fund seeks high total investment return through a changing mix of equities, debt securities, and cash.

     Stein Roe & Farnham Incorporated advises the SteinRoe Variable Investment Trust.

                     MFS(R) Variable Insurance Trust(SM)


                       MFS(R) Variable Insurance Trust(SM)

     MFS Growth with Income Series. This Fund seeks long-term growth of capital and income. The Fund invests, under normal market conditions, at least 65% of its total assets in common stock and related securities, such as preferred stocks, convertible securities and depositary receipts for those securities. These securities may be listed on a securities exchange or traded in the over-the-counter markets. While the Fund may invest in companies of any size, the Fund generally focuses on companies with larger market capitalizations that the Fund's adviser believes have sustainable growth prospects and attractive valuations based on current and expected earnings or cash flow.

     MFS High Income Series. This Fund seeks high current income by investing primarily in a professionally managed diversified portfolio of fixed income securities, some of which may involve equity features. The Fund invests, under normal market conditions, at least 80% of its total assets in high yield fixed income securities. Fixed income securities offering the high current income sought by the series generally are lower rated bonds (junk bonds).

     MFS Research Series. This Fund seeks to provide long-term growth of capital and future income. The Fund invests, under normal market conditions, at least 80% of its total assets in common stocks and related securities, such as preferred stocks, convertible securities and depositary receipts. The Fund focuses on companies that the Fund's adviser believes have favorable prospects for long-term growth, attractive valuations based on current and expected earnings or cash flow, dominant or growing market share and superior management.

     MFS Total Return Series. This Fund primarily seeks to obtain above-average income (compared to a portfolio entirely invested in equity securities) consistent with prudent employment of capital; its secondary objective is to take advantage of opportunities for growth of capital and income since many securities offering a better than average yield may also possess growth potential. The Fund is a "balanced fund," and invests in a combination of equity and fixed income securities. Under normal market conditions, the Fund invests (i) at least 40%, but not more than 75%, of its net assets in common stocks and related securities (referred to as equity securities), such as preferred stocks, bonds, warrants or rights convertible into stock, and depositary receipts for those securities; and (ii) at least 25% of its net assets in non-convertible fixed income securities.

     MFS Capital Opportunities Series. This Fund seeks capital appreciation. The Fund invests, under normal market conditions, at least 65% of its total assets in common stocks and related securities, such as preferred stocks, convertible securities and depositary receipts for those securities. The Fund focuses on companies which the Fund's adviser believes have favorable growth prospects and attractive valuations based on current and expected earnings or cash flow.

     MFS Investment Management(R) advises the MFS(R) Variable Insurance Trust.


                    The Universal Institutional Funds, Inc.

     The Global Equity Portfolio. This Fund seeks long-term capital appreciation by investing primarily in equity securities of issuers throughout the world, including U.S. issuers, using an approach that is oriented to the selection of individual stocks that the Fund's investment adviser believes are undervalued.

     The Mid Cap Value Portfolio. This Fund seeks above-average total return over a market cycle of three to five years by investing primarily in common stocks of companies with equity capitalizations in the range of companies included in the S&P MidCap 400 Index (currently $500 million to $6 billion).

     The Value Portfolio. This Fund seeks above-average return over a market cycle of three to five years by investing primarily in a portfolio of common stocks and other equity securities of companies with equity capitalization greater than $2.5 billion that are deemed by the Fund's investment adviser to be relatively undervalued based on the market as a whole, as measured by the S&P 500 Index.

     Morgan Stanley Dean Witter Investment Management, Inc. advises The Global Equity Portfolio. Miller Anderson & Sherrerd, LLP advises The Value Portfolio and The Mid Cap Value Portfolio.

                        Oppenheimer Variable Account Funds

     Oppenheimer Bond Fund/VA. This Fund seeks a high level of current income. Secondarily, this Fund seeks capital growth when consistent with its primary objective. The Fund will, under normal market conditions, invest at least 65% of its total assets in investment grade debt securities.

     Oppenheimer Capital Appreciation Fund/VA. This Fund seeks to achieve capital appreciation by investing in securities of well-known, established companies.

     Oppenheimer Small Cap Growth Fund/VA. This Fund seeks capital appreciation. Current income is not an objective. In seeking its investment objective, the Fund invests mainly in securities of "growth type" companies with market capitalizations of less than $1 billion.

     Oppenheimer Funds, Inc. manages Oppenheimer Variable Account Funds.

                            Sage Life Investment Trust

     EAFE(R) Equity Index Fund. This Fund seeks to replicate as closely as possible the performance of the Morgan Stanley Capital International Europe, Australasia, Far East Index before the deduction of Fund expenses.

     S&P 500 Equity Index Fund. This Fund seeks to replicate as closely as possible the performance of the S&P 500 Composite Stock Price Index before the deduction of Fund expenses.

     Money Market Fund. This Fund seeks to provide high current income consistent with the preservation of capital and liquidity. Although the Fund seeks to maintain a constant net asset value of $1.00 per share, there can be no assurance that the Fund can do so on a continuous basis. An investment in the Money Market Fund is not guaranteed.

     Sage Advisors, Inc. is the investment manager to the Sage Life Investment Trust. State Street Global Advisors subadvises the EAFE(R) Equity Index Fund and S&P 500 Equity Index Fund. Conning Asset Management Company subadvises the Money Market Fund.

                       T. Rowe Price Equity Series, Inc.

     T. Rowe Price Equity Income Portfolio. This Fund seeks to provide substantial dividend income as well as long-term growth of capital through investments in the common stocks of established companies.

     T. Rowe Price Mid-Cap Growth Portfolio. This Fund seeks to provide long-term capital appreciation by investing in mid-cap stocks with potential for above-average earnings.

     T. Rowe Price Personal Strategy Balanced Portfolio. The Fund seeks to provide the highest total return over time, with an emphasis on both capital growth and income. The Personal Strategy Balanced Portfolio invests in a diversified portfolio of stocks, bonds, and money market securities.

     T. Rowe Price Associates, Inc. provides investment management to the T. Rowe Price Equity Series, Inc.

     The investment objectives and policies of certain Funds may be similar to those of other retail mutual funds which can be purchased outside of a variable insurance product, and that are managed by the same investment adviser or manager. The investment results of the Funds, however, may be higher or lower than the results of such other retail mutual funds. There can be no assurance, and no representation is made, that the investment results of any of the Funds will be comparable to the investment results of any other retail mutual fund, even if the other retail mutual fund has the same investment adviser or manager.

     Shares of the Funds may be sold to separate accounts of insurance companies that are not affiliated with us or each other, a practice known as "shared funding." They also may be sold to separate accounts to serve as the underlying investment for both variable annuity contracts and variable life insurance contracts, a practice known as "mixed funding." As a result, there is a possibility that a material conflict may arise between the interests of Owners who allocate Account Values to the Variable Account, and owners of other contracts who allocate contract values to one or more other separate accounts investing in any of the Funds. Shares of some of the Funds may also be sold directly to certain qualified pension and retirement plans qualifying under
Section 401 of the Code. As a result, there is a possibility that a material conflict may arise between the interest of Owners or owners of other contracts (including contracts issued by other companies), and such retirement plans or participants in such retirement plans. In the event of any such material conflicts, we will consider what action may be appropriate, including removing a Fund from the Variable Account or replacing the Fund with another Fund. There are certain risks associated with mixed and shared funding and with the sale of shares to qualified pension and retirement plans, as disclosed in each Trust's prospectus.

     We have entered into agreements with either the investment adviser or distributor for each of the Funds in which the adviser or distributor pays us a fee ordinarily based upon an annual percentage of up to .25% of the average aggregate net amount we have invested on behalf of the Variable Account and other separate accounts. These percentages differ, and some investment advisers or distributors pay us a greater percentage than other advisers or distributors. These agreements reflect administrative services we provide.

     More detailed information concerning the investment objectives, policies, and restrictions of the Funds, the expenses of the Funds, the risks attendant to investing in the Funds and other aspects of their operations can be found in the current prospectus for each Trust which accompanies this Prospectus. You should read the Trusts' prospectuses carefully before you decide to allocate amounts to the Variable Sub-Accounts.

     Fixed Account Investment Options. Each time you allocate purchase payments or transfer funds to the Fixed Account, we establish a Fixed Sub-Account. We guarantee an interest rate (the "Guaranteed Interest Rate") for each Fixed Sub-Account for a period of time (a "Guarantee Period"). When you make an allocation to the Fixed Sub-Account, we apply the Guaranteed Interest Rate then in effect. (Keep in mind that we deduct charges from a Fixed Sub-Account, and these deductions will reduce your actual return. See "What are the Expenses Under a Contract?") We may establish specially designated Fixed Sub-Accounts ("DCA Fixed Sub-Accounts"), for our Dollar-Cost Averaging Program.

     We have no specific formula for establishing the Guaranteed Interest Rates for the different Guarantee Periods. The determination we make will be influenced by, but not necessarily correspond to, interest rates available on fixed income investments that we may acquire with the amounts we receive as purchase payments or transfers of Account Value under the Contracts. We will invest these amounts primarily in investment-grade fixed income securities including: securities issued by the U.S. Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. Government; debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investor Services, Inc., Standard & Poor's Corporation, or any other nationally recognized rating service; mortgage-backed securities collateralized by real estate mortgage loans, or securities collateralized by other assets, that are insured or guaranteed by the Federal Home Loan Mortgage Corporation , the Federal National Mortgage Association, or the Government National Mortgage Association, or that have an investment grade at the time of purchase within the four highest grades described above; other debt instruments; commercial paper; cash or cash equivalents. You will have no direct or indirect interest in these investments, and you do not share in the investment performance of the assets of the Fixed Account. We will also consider other factors in determining the Guaranteed Interest Rates, including regulatory and tax requirements, sales commissions, administrative expenses borne by us, general economic trends, and competitive factors. The Company's management will make the final determination of the Guaranteed Interest Rates it declares. We cannot predict or guarantee the level of future interest rates. However, our Guaranteed Interest Rates will be at least 3% per year. Guaranteed Interest Rates do not depend upon and do not reflect the performance of the Fixed Account.

     We measure the length of a Guarantee Period from the end of the calendar month in which you allocated or transferred the amount to the Fixed Sub-Account. This means that the Expiration Date of any Guarantee Period will always be the last day of a calendar month. The currently available Guarantee Periods are 1, 2, 3, 4, and 5 years. We may offer different Guarantee Periods in the future. Not all Guarantee Periods may be available in all states.

     We will notify you of your options for renewal at least thirty days before an Expiration Date of a Fixed Sub-Account in which you are invested. Your options are:

     . Take no action and we will transfer the value of the expiring Fixed Sub-Account to the Fixed Sub-Account with the same Guarantee Period, but not longer than five years, as of the day the previous Fixed Sub-Account expires. If such Guarantee Period is not currently available, we will transfer your value to the next shortest Guarantee Period. If there is no shorter Guarantee Period, we will transfer your value to the Money Market Sub-Account.

     . Elect a new Guarantee Period(s) from among those we offer as of the day the previous Fixed Sub-Account expires.

     . Elect to transfer the value of the Fixed Sub-Account to one or more Variable Sub-Accounts.

     Any amounts surrendered, withdrawn, transferred or borrowed other than during the thirty days before the Expiration Date of the Guarantee Period are subject to a Market Value Adjustment with the exception of the following transactions:

     . Transfers from DCA Fixed Sub-Accounts made automatically under our Dollar-Cost Averaging Program; and

     . Withdrawals of earned interest made automatically under our Systematic Partial Withdrawal Program.

     Market Value Adjustment. A Market Value Adjustment reflects the change in interest rates since we established a Fixed Sub-Account. It compares: (1) the current Index Rate for a period equal to the time remaining in the Guarantee Period, and (2) the Index Rate at the time we established the Fixed Sub-Account for a period equal to the Guarantee Period.

     Ordinarily, if the current Index Rate for a period equal to the time remaining in the Guarantee Period is higher than the applicable Index Rate at the time we established the Fixed Sub-Account, the Market Value Adjustment will be negative. Similarly, if the current Index Rate for a period equal to the time remaining in the Guarantee Period is lower than the applicable Index Rate at the time we established the Fixed Sub-Account, the Market Value Adjustment will be positive.

     We will apply a Market Value Adjustment as follows:

     . For a surrender, withdrawal, transfer, or amount borrowed, we will calculate the Market Value Adjustment on the total amount (including any applicable surrender charge) that must be surrendered, withdrawn, transferred or borrowed to provide the amount requested.

     . If the Market Value Adjustment is negative, it reduces any remaining value in the Fixed Sub-Account, or amount of Surrender Value. Any remaining Market Value Adjustment then reduces the amount withdrawn, transferred, or borrowed.

     . If the Market Value Adjustment is positive, it increases any remaining value in the Fixed Sub-Account. In the case of surrender, or if you withdraw, transfer or borrow the full amount of the Fixed Sub-Account, the Market Value Adjustment increases the amount surrendered, withdrawn, transferred, or borrowed.

     We will compute the Market Value Adjustment by multiplying the factor below by the total amount (including any applicable surrender charge) that must be surrendered, withdrawn, transferred, or borrowed from the Fixed Sub-Account to provide the amount you requested.

                         [(1+I)/(1+J+.0025)]/N/365/ - 1

Where

I is the Index Rate for a maturity equal to the Fixed Sub-Account's Guarantee Period at the time we established the Sub-Account;

J is the Index Rate for a maturity equal to the time remaining (rounded up to the next full year) in the Fixed Sub-Account's Guarantee Period at the time of calculation; and

N is the remaining number of days in the Guarantee Period at the time of calculation.

     We currently base the Index Rate for a calendar week on the reported rate for the preceding calendar week. We reserve the right to set it less frequently than weekly but in no event less often than monthly. If there is no Index Rate for the maturity needed to calculate I or J, we will use straight-line interpolation between the Index Rate for the next highest and next lowest maturities to determine that Index Rate. If the maturity is one year or less, we will use the Index Rate for a one-year maturity.

     In the states of Maryland and Oregon, state insurance law requires that the Market Value Adjustment be computed by multiplying the amount being surrendered, withdrawn, transferred, or borrowed, by the greater of the factor above and the following factor: [(1.03)/(1+K)]/(G-N)/365)/ -1, where N is as defined above, K equals the Guaranteed Interest Rate for the Guarantee Period, and G equals the initial number of days in the Guarantee Period. In the state of Washington, we will not assess the Market Value Adjustment because of state insurance law requirements. Because of these requirements, not all Guarantee Periods are available in Washington state; please contact our Customer Service Center for available Guarantee Periods.

     Examples of how the Market Value Adjustment works are shown in Appendix A.

     Transfers. You may transfer Account Value from and among the Variable and Fixed Sub-Accounts at any time, subject to certain conditions. In certain states, your right to transfer Account Value is restricted until after the end of the Free Look Period. See "How Do I Purchase a Contract?" The minimum amount of Account Value that you may transfer from a Sub-Account is $250, or, if less, the entire remaining Account Value held in that Sub-Account. You must give us Satisfactory Notice of the Sub-Accounts from which and to which we are to make the transfers. Otherwise, we will not transfer your Account Value. A transfer from a Fixed Sub-Account ordinarily will be subject to a Market Value Adjustment. There is currently no limit on the number of transfers from and among the Sub-Accounts.

     A transfer ordinarily takes effect on the Business Day we receive Satisfactory Notice at our Customer Service Center. We will deem requests received on other than a Business Day as received on the next following Business Day. We may, however, defer transfers to, from, and among the Variable Sub-Accounts under the same conditions that we may delay paying proceeds.

     We reserve the right to impose a transfer charge of up to $25 on each transfer in a Contract Year in excess of twelve, and to limit, upon notice, the maximum number of transfers you may make per calendar month or per Contract Year. For purposes of assessing any transfer charge, we will consider each transfer request one transfer, regardless of the number of Sub-Accounts affected by the transfer.

     In addition, we may not honor your transfer request if:

     . Any Variable Sub-Account that would be affected by the transfer is unable to purchase or redeem shares of the Fund in which the Variable Sub-Account invests;

     . We determine the transfer would adversely affect Accumulation Unit values;

     . Any affected Fund determines it would be adversely affected by the transfer.

We also may not honor certain transfers made by individuals holding multiple powers of attorney. See "What Are My Investment Options? - Power of Attorney," below.

     If you have applied proceeds under your Contract to a Settlement Option, you must have our prior consent to transfer value from the Fixed Account to the Variable Account or from the Variable Account to the Fixed Account. A Market Value Adjustment ordinarily will apply to transfers from the Fixed

Account. We reserve the right to limit the number of transfers among the Variable Sub-Accounts to one transfer per Contract Year.

     Telephone Transactions. You may request transfers, withdrawals or loans by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe to be genuine. To request transfers, withdrawals or loans by telephone, you must elect the option on our authorization form. We will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. We may only be liable for any losses due to unauthorized or fraudulent instructions where we fail to follow our procedures properly. These procedures include: (a) asking you or your authorized representative to provide certain identifying information; (b) tape recording all such conversations; and (c) sending you a confirmation statement after all such telephone transactions.

     Our telephone transaction authorization form also allows you to create a power of attorney by authorizing another person to give telephone instructions. Unless prohibited by state law, we will treat such power as a durable power of attorney. The Owner's subsequent incapacity, disability, or incompetency will not affect the power of attorney. We may cease to honor the power by sending written notice to you at your last known address. Neither we nor any person acting on our behalf shall be subject to liability for any act done in good faith reliance upon your power of attorney.

     In addition to telephone transactions, we expect to be able to offer all of these transactions via the Internet in the second quarter of 2000. We will send Owners information about our website and transactions that may be made through it.

     Power of Attorney. As a general rule and as a convenience to you, we allow the use of powers of attorney whereby you can give a third party the right to make transfers on your behalf. However, when the same third party possesses powers of attorney executed by many Owners, the result can be simultaneous transfers involving large amounts of Account Value. Such transfers can disrupt the orderly management of the Funds, can result in higher costs to Owners, and are ordinarily not compatible with the long-range goals of purchasers of the Contracts. We believe that such simultaneous transfers made by such third parties are not in the best interest of all shareholders of the Funds. The managements of the Funds share this position.

     Therefore, to the extent necessary to reduce the adverse effects of simultaneous transfers made by third parties holding multiple powers of attorney, we may not honor such powers of attorney and have instituted or will institute procedures to assure that the transfer requests that we receive have, in fact, been made by the Owners in whose names they are submitted. However, you will not be prevented by these procedures from making your own transfer requests.

     Dollar-Cost Averaging Program. Our optional dollar-cost averaging program permits you to systematically transfer (monthly or as frequently as we allow) a set dollar amount from the Money Market Sub-Account to any combination of Variable Sub-Accounts. We also allow dollar-cost averaging from the DCA Fixed Sub-Accounts. These DCA Fixed Sub-Accounts may have different Guarantee Periods and different Guaranteed Interest Rates than the Fixed Sub-Accounts.

     The dollar-cost averaging method of investment is designed to reduce the risk of making purchases only when the price of Accumulation Units is high. However, you should carefully consider your financial ability to continue the program over a long enough period of time to purchase units when their value is low as well as when high. Dollar-cost averaging does not assure a profit or protect against a loss. Due to the effect of interest that continues to be earned on the balance in the Money Market Sub-

Account or a DCA Fixed Sub-Account, the amounts we transfer will vary slightly from month to month. An example of how our dollar-cost averaging program works is shown in Appendix B.

     You may elect to participate in the dollar-cost averaging program at any time before the proceeds are applied to a Settlement Option by sending us Satisfactory Notice. The minimum transfer amount is $250 from the Money Market Sub-Account or from a DCA Fixed Sub-Account. We will make all dollar-cost averaging transfers on the day of each month that corresponds to your Contract Date unless that date is not a Business Day. Otherwise, we will make the transfer on the next following Business Day. If you want to dollar-cost average from more than one DCA Fixed Sub-Account at the same time, certain restrictions may apply.

     Once elected, dollar-cost averaging remains in effect from the date we receive your request until you surrender the Contract, until the value of the Sub-Account from which transfers are being made is depleted, or until you cancel the program by written request. If you request to cancel dollar-cost averaging from a DCA Fixed Sub-Account before the end of the selected period, we reserve the right to treat this request as a transfer request and transfer any proceeds that remain to a Fixed Sub-Account that has the duration you request, and we ordinarily will assess a Market Value Adjustment on the amount canceled. You can request changes by writing us at our Customer Service Center. There is no additional charge for dollar-cost averaging. We do not consider a transfer under this program a transfer for purposes of assessing a transfer charge. We reserve the right to discontinue offering this program at any time and for any reason. Dollar-cost averaging is not available while you are participating in the systematic partial withdrawal program.

     Asset Allocation Program. You may select from asset allocation model portfolios we make available, or you may use these models as a guide to help you develop your own asset allocation model.

     If you participate in the asset allocation program, we will automatically allocate all initial and additional purchase payments among the Variable Sub-Accounts indicated by the model you select. The models do not include allocations to the Fixed Account. Although you may only use one model at a time, you may elect to change your selection as your tolerance for risk, and/or your needs and objectives change. Bear in mind, the use of an asset allocation model does not guarantee investment results. You may use a questionnaire that is offered to determine the model that best meets your risk tolerance and time horizons.

     Because each Variable Sub-Account performs differently over time, your portfolio mix may vary from its initial allocations. We will automatically rebalance your Fund mix quarterly to bring your portfolio back to its original allocation percentages.

     From time to time the models are reviewed and the allocation percentages among the Variable Sub-Accounts or even some of the Variable Sub-Accounts within a particular model may need to be changed. We will send you a notice at least 30 days before any such change is made, and give you an opportunity not to make
                                                                    ---
the change.

     If you participate in the asset allocation program, the transfers made under the program are not taken into account in determining any transfer charge. There is no additional charge for this program, and you may discontinue your participation in this program by contacting our Customer Service Center. We reserve the right to cancel the asset allocation program at any time and for any reason. Please contact our Customer Service Center for more information about our asset allocation program.

     Automatic Portfolio Rebalancing Program. Once you allocate your money among the Variable Sub-Accounts, the investment performance of each Variable Sub-Account may cause your allocation to shift. Before proceeds are applied to a Settlement Option, you may instruct us to automatically rebalance (on a calendar quarter, semi-annual, or annual basis) your Variable Account Value to return it to your original allocation percentages. Your request will be effective on the Business Day on which we receive your request at our Customer Service Center. We will deem requests received on other than a Business Day as received on the next following Business Day. Your allocation percentages must be in whole percentages. You may start and stop automatic portfolio rebalancing at any time and make changes to your allocation percentages by written request. There is no additional charge for using this program. We do not consider a transfer under this program a transfer for purposes of assessing any transfer charge. We reserve the right to discontinue offering this program at any time and for any reason. We do not include any money allocated to the Fixed Account in the rebalancing.

     Account Value. The Account Value is the entire amount we hold under your Contract for you. The Account Value serves as a starting point for calculating certain values under your Contract. It equals the sum of the Variable Account Value, the Fixed Account Value, and the Loan Account Value (each term as defined below) credited to your Contract. We first determine your Account Value on the Contract Date and after that on each Business Day. The Account Value will vary to reflect:

     .    the performance of the Variable Sub-Accounts you have selected;

     .    interest credited on amounts you allocated to the Fixed Account;

     .    interest credited on amounts allocated to the Loan Account;

     .    any additional purchase payments; and

     .    charges, transfers, withdrawals, loans, and surrenders.

Your Account Value may be more or less than purchase payments you made.

     Variable Account Value. Variable Account Value equals the sum of the values in each Variable Sub-Account on any particular day. On the Contract Date, the Variable Account Value for a Variable Sub-Account equals the portion of the initial purchase payment allocated to the Sub-Account. On each subsequent Business Day it equals:

     . the Variable Account Value in the Sub-Account on the preceding Business Day multiplied by its net investment factor for the current Valuation Period; plus

     . the amount of any allocation or transfer to the Sub-Account during the current Valuation Period; minus

     . the amount of any transfer from the Sub-Account during the current Valuation Period; minus

     . the amount of any charges allocated to the Sub-Account during the current Valuation Period; and minus

     . the amount of any withdrawal or loan allocated to the Sub-Account during the current Valuation Period.

     We keep track of the Variable Account Value in each of your Variable Sub-Accounts by the number of Accumulation Units in that Sub-Account. The value in each Variable Sub-Account equals the number of Accumulation Units attributable to that Variable Sub-Account multiplied by the Accumulation Unit value for that Variable Sub-Account on that Business Day. When you allocate a purchase payment or transfer Account Value to a Variable Sub-Account, we credit your Contract with Accumulation Units in that Variable Sub-Account. We determine the number of Accumulation Units by dividing the dollar amount allocated or transferred to the Variable Sub-Account by the Sub-Account's Accumulation Unit value for that Business Day. Similarly, when you transfer, withdraw, borrow, or surrender an amount from a Variable Sub-Account, we cancel Accumulation Units in that Variable Sub-Account. We determine the number of Accumulation Units canceled by dividing the dollar amount you transferred, withdrew, borrowed, or surrendered by the Variable Sub-Account's Accumulation Unit value for that Business Day.

     Accumulation Unit Value. An Accumulation Unit value varies to reflect the investment experience of the underlying Fund, and may increase or decrease from one Business Day to the next. We arbitrarily set the Accumulation Unit value for each Variable Sub-Account at $10 when we established the Sub-Account. For each Valuation Period after the date of establishment, we determine the Accumulation Unit value by multiplying the Accumulation Unit value for a Sub-Account for the prior Valuation Period by the net investment factor for the Variable Sub-Account for the Valuation Period.

     Net Investment Factor. The net investment factor is an index we use to measure the investment performance of a Variable Sub-Account from one Valuation Period to the next. We determine the net investment factor for any Valuation Period by dividing (a) by (b) where:

     (a)  is the net result of:

          (i) the Net Asset Value of the Fund in which the Variable Sub-Account invests determined at the end of the current Valuation Period; plus

          (ii) the per share amount of any dividend or capital gain distributions made by the Fund on shares held in the Variable Sub-Account if the "ex-dividend" date occurs during the current Valuation Period; and plus or minus

          (iii) a per share charge or credit for any taxes reserved for, which we determine to have resulted from the operations of the Variable Sub-Account; and

     (b) is the Net Asset Value of the Fund in which the Variable Sub-Account invests determined at the end of the immediately preceding Valuation Period.

     The net investment factor may be more or less than, or equal to, one.

     Fixed Account Value. Fixed Account Value is the sum of the values in each Fixed Sub-Account (including a DCA Fixed Sub-Account) on any particular date. On the Contract Date the Fixed Account Value for a Sub-Account equals the portion of the initial purchase payment allocated to the Sub-Account. On each subsequent Business Day it equals:

     . the Fixed Account Value in the Sub-Account on the preceding Business Day multiplied by the daily equivalent of its Guaranteed Interest Rate earned for the number of days in the current Valuation Period; plus

     . the amount of any allocation or transfer to the Sub-Account during the current Valuation Period; minus

     . the amount of any transfer from the Sub-Account during the current Valuation Period; minus

     . the amount of any charges allocated to the Sub-Account during the current Valuation Period and minus

     . the amount of any withdrawal or loan allocated to the Sub-Account during the current Valuation Period.

     We also adjust the Fixed Account Value for any Market Value Adjustment, the value of which could be positive or negative.

     Loan Account Value. Unless you take a loan, the Loan Account Value is zero. If you take a loan, then on the effective date of the loan the Loan Account Value equals the amount of the loan. On each subsequent Business Day it equals:

     .    the Loan Account Value on the preceding Business Day; plus

     . the amount of interest earned (at the loan credited rate) on Loan Account Value duri ng the current Valuation Period; plus

     . any amounts transferred to the Loan Account because of any additional loans and any due and unpaid loan interest during the current Valuation Period; minus

     . the amount of any loan repayment you make during the current Valuation Period; and minus

     . any amount of interest earned on Loan Account Value and transferred to the Sub-Accounts during the current Valuation Period.

     Surrender Value. The Surrender Value on a Business Day is the Account Value, plus or minus any applicable Market Value Adjustment, reduced by any applicable surrender charge or other charges that are due us but not yet deducted, less any Debt.

================================================================================
4.   What Are The Expenses Under A Contract?
================================================================================

     We deduct the charges described below. The charges are for the services and benefits we provide, costs and expenses we incur, and risks we assume under the Contracts. Services and benefits we provide include:

     . the ability of Owners to make withdrawals, surrenders, and take loans under the Contracts;

     .    the death benefit paid on the death of the Insured;

     . the available investment options, including dollar-cost averaging, asset allocation, automatic portfolio rebalancing, and systematic partial withdrawal programs;

     . administration of the Settlement Options available under the Contracts; and

     .    the distribution of various reports to Owners.

     Costs and expenses we incur include:

     . those related to various overhead and other expenses associated with providing the services and benefits provided by the Contracts;

     .    sales and marketing expenses; and

     .    other costs of doing business.

     Risks we assume include:

     . the risks that Insureds may live for a shorter period than we estimated when we established the mortality factors under the Contracts; and


     . that the costs of providing the services and benefits under the Contracts will exceed the charges deducted.


     We may realize a profit or loss on one or more of the charges. We may use any such profits for any corporate purpose, including, among other things, payment of sales expenses.

     To assist you in understanding how the expenses under a Contract will affect values, we have included hypothetical illustrations beginning on page __. You can also request a personalized illustration from your registered representative.

     Unless we otherwise specify, we will deduct charges proportionately from all Variable Sub-Accounts and Fixed Sub-Accounts in which you are invested.

     We may reduce or eliminate charges under the Contracts when sales result in savings, reduction of expenses and/or risks to the Company. Generally, we will make such reductions based on the following factors:

     .    the size of the group;

     .    the total amount of purchase payments to be received from the group;

     .    the purposes for which the Contracts are purchased;

     .    the nature of the group for which the Contracts are purchased; and

     .    any other circumstances that could reduce Contract costs and expenses.

     We may also sell the Contracts with lower or no charges to a person who is an officer, director or employee of Sage Life or of certain affiliates or service providers of ours. Reductions in Contract charges will not be unfairly discriminatory against any person. Please contact our Customer Service Center for more information about those cost reductions.

Monthly Deduction Amount


     We deduct the Monthly Deduction Amount on each Monthly Processing Date. It equals:

     .    the Asset-Based Charges, plus

     .    the cost of insurance charge, plus

     . the cost of any riders for which a separate charge is assessed, and plus

     .    any other applicable charge that we assess.

     On a Monthly Processing Date that is also a Contract Anniversary, the Monthly Deduction Amount equals the Monthly Deduction Amount described above, plus the Annual Administration Charge.

  Asset-Based Charges. We assess Asset-Based Charges against your Contract for assuming mortality and expense risks, certain administrative and distribution costs, and certain state and Federal tax expenses. We calculate the charges as a percentage of your Account Value as of the date we deduct them. On the Contract Date, and monthly thereafter, we deduct the charges proportionately from the Sub-Accounts in which you are invested.

     The maximum asset-based charges are:

                -----------------------------------------------
                                        Combined
                                      Asset-Based   Charges
                                        Annual      Monthly
                                        Charge      Charge
                                      -----------   ---------
                Contract Years           1.80%      0.150000%
                 1-7
                Contract Years           1.30%      0.108333%
                 8+
                -----------------------------------------------

     Asset-Based Charges will also apply to any Loan Account Value you have. (If you have not taken a loan, then no charges will be assessed.) The current charges applicable to the Loan Account Value are, on an annual basis, 0.90% (0.075000% monthly), decreasing to .40% (0.033333% monthly) after the tenth Contract Year.

     If proceeds are applied to a Settlement Option, we will deduct the Asset-Based Charges daily from the assets in each Variable Sub-Account supporting variable income payments. We refer to these charges as Variable Sub-Account Charges when applied to the proceeds under a Settlement Option.

     Cost of Insurance Charge. We deduct the cost of insurance charge from your Account Value to compensate us for providing life insurance for the Insured.

     Current Cost of Insurance Charge. The current cost of insurance charge is the actual monthly charge that we deduct from your Account Value. We calculate this charge as a percentage of your Account Value on the date of deduction. On the Contract Date, and monthly thereafter, we deduct the current cost of insurance charge in proportion to the Sub-Accounts in which you are invested. The maximum charge will never be more than the guaranteed maximum monthly cost of insurance charge described below.

     We determine the current cost of insurance charge based on our expectation of future mortality experience. Your cost of insurance charge will depend on the Insured's risk class. The two standard risk classes are smoker and nonsmoker. We generally charge higher rates for smokers.

     We also place Insureds in various sub-standard risk classes, if the underwriting warrants doing so. These sub-standard risk classes involve a higher mortality risk and, therefore, higher charges.

     At present, in most states the current cost of insurance charges as an annual percentage of Account Value are 0.55% and 0.85% for standard nonsmokers and smokers, respectively, and 0.75% and 1.40% for sub-standard nonsmokers and smokers, respectively. We will apply any charge we make on a uniform basis for Insureds of the same risk class and Attained Age.

     Guaranteed Maximum Monthly Cost of Insurance Charge. The maximum monthly cost of insurance charge equals (a) times (b) and then divided by (c), where:

     (a) is the maximum Cost of Insurance Rate per $1,000 shown in your Contract based on the Insured's Attained Age, gender and risk class;

     (b)  is an amount equal to the death benefit minus the Account Value; and

     (c)  is $1,000.

     For standard risks, we base the guaranteed cost of insurance charge on the 1980 Commissioners Standard Ordinary Mortality Table, Male/Female, Age Last Birthday ("1980 CSO"). Because the mortality table differentiates between men and women, the Contract may pay different benefits to men and women of the same age, even if all other factors are the same. Certain states, however, may require unisex rates. We include a table of guaranteed maximum cost of insurance rates per $1,000 in your Contract. For substandard risks, we base the guaranteed cost of insurance charge on a multiple of the 1980 CSO. We will base the multiple on the Insured's substandard rating.

Annual Administration Charge

     We will deduct an annual administration charge of $40 for the first seven Contract Years (i) on each Contract Anniversary, and (ii) on the day of any surrender if the surrender is not on the Contract Anniversary. We will waive this charge on and after the eighth Contract Anniversary, or if the Account Value is at least $50,000 when we would have otherwise deducted the annual administration charge.

Surrender Charge

     If you make an Excess Withdrawal or surrender your Contract during the first seven Contract Years, we may deduct a surrender charge calculated as a percentage of the amount of purchase payment(s) withdrawn or surrendered. We apply the surrender charge to each purchase payment as a percentage of the payment as follows:

               Complete Years Elapsed    Maximum Surrender
                  Since Contract Date     Charge Percentage
               ------------------------ --------------------

                         0                      9%
                         1                      9%
                         2                      8%
                         3                      7%
                         4                      6%
                         5                      5%
                         6                      3%
                         7+                     0%

     If you surrender your Contract, we deduct the surrender charge from your Account Value in determining the Surrender Value. If you take an Excess Withdrawal, we deduct the surrender charge from your Account Value remaining after we pay you the amount requested. We include any surrender charge we assess in the calculation of any applicable Market Value Adjustment for withdrawals from the Fixed Account. Each year you may withdraw the "Free Withdrawal Amount" without incurring a surrender charge. The Free Withdrawal Amount equals the greater of:

     (i) 10% of your total purchase payments; less all prior withdrawals in that Contract Year (including any associated surrender charge and Market Value Adjustment incurred); or

     (ii) cumulative earnings (i.e., the excess of the Account Value on the date of withdrawal over unliquidated purchase payments).

     With an Excess Withdrawal, we will liquidate purchase payments in whole or in part on a "first-in, first-out" basis. This means we liquidate purchase payments in the order you made them: the oldest unliquidated purchase payment first, the next oldest unliquidated purchase payment second, until all purchase payments have been liquidated.

     The total surrender charge will be the sum of the surrender charges for each purchase payment being liquidated. The amount you request from a Sub-Account may not exceed the value of that Sub-Account less any applicable surrender charge.

     Example of Calculation of Surrender Charge. Assume the applicable surrender charge is 7%, you have requested a withdrawal of $2,000 and no Market Value Adjustment is applicable. Your total purchase payments are $10,000, your current Account Value is $10,500, and you made no prior withdrawals during that Contract Year. Your Free Withdrawal Amount is the greater of (a) or (b), where:

     (a) is the excess of 10% of the total purchase payments, over 100% of all prior withdrawals in that Contract Year (including any associated surrender charge and Market Value Adjustment incurred) (10% x $10,000 = $1,000); and

     (b) is the excess of the Account Value on the date of withdrawal over the unliquidated purchase payments ($10,500 - $10,000 = $500).

     Therefore, the Free Withdrawal Amount is $1,000. A surrender charge will apply to the excess of $2,000 over $1,000. The surrender charge equals $70 (7% x $1,000).

     Waiver of Surrender Charge. We will not deduct a surrender charge if, at the time we receive your request for a withdrawal or a surrender, we have also received due proof that you have been confined continuously to a "Qualifying Hospital or Nursing Care Facility" for at least 45 days in a 60 day period. We define "Qualifying Hospital or Nursing Care Facility" in your Contract.

Transfer Charge

     We currently do not deduct this charge. However, we reserve the right to deduct a transfer charge of up to $25 for the 13th and each subsequent transfer during a Contract Year. For the purpose of assessing the transfer charge, we consider each written or telephone request to be one transfer, regardless of the number of Sub-Accounts affected by the transfer. In the event that the transfer charge becomes applicable, we will deduct it proportionately from the Sub-Accounts from which you made the transfer. This charge is at cost with no profit to us. Transfers made in connection with the dollar-cost averaging, asset allocation, and automatic portfolio rebalancing programs will not count as transfers for purposes of assessing this charge.

Fund Annual Expenses

     Because the Variable Account purchases shares of the various Funds you choose, the net assets of the Variable Account will reflect the investment management fees and other operating expenses incurred by those Funds. These Fund fees and other expenses are shown in the Summary under "What Are the Expenses Under A Contract?". For a description of each Fund's expenses, management fees, and other expenses, see the Trusts' prospectuses.

================================================================================
5.  How Will My Contract Be Taxed?
================================================================================

Introduction

     The following summary provides a general description of the Federal income tax considerations associated with the Contract and does not purport to be complete or to cover all tax situations. This discussion is not intended as tax advice. Counsel or other competent tax advisors should be consulted for more complete information. This discussion is based upon our understanding of the present Federal income tax laws. No representation is made as to the likelihood of continuation of the present Federal income tax laws or as to how they may be interpreted by the Internal Revenue Service.

Tax Status of the Contract

     In order to qualify as a life insurance contract for Federal income tax purposes and to receive the tax treatment normally accorded life insurance contracts under Federal tax law, a Contract must satisfy certain requirements which are set forth in the Internal Revenue Code. Guidance as to how these requirements are to be applied is limited. Nevertheless, we believe that the Contract should satisfy the applicable requirements. There is less guidance, however, with respect to Contracts issued on a rated or automatic issue basis and Contracts with term riders added and it is not clear whether such Contracts will in all cases satisfy the applicable requirements. If it is subsequently determined that a Contract does not satisfy the applicable requirements, we may take appropriate steps to bring the Contract into compliance with such requirements and we reserve the right to restrict Contract transactions in order to do so.

     In certain circumstances, owners of variable life insurance contracts have been considered for Federal income tax purposes to be the owners of the assets of the variable account supporting their contracts due to their ability to exercise investment control over those assets. Where this is the case, the contract owners have been currently taxed on income and gains attributable to the variable account assets. There is little guidance in this area, and some features of the Contracts, such as the flexibility of a Owner to allocate premiums and cash values, have not been explicitly addressed in published rulings. While we believe that the Contracts do not give Owners investment control over Variable Account assets, we reserve the right to modify the Contracts as necessary to prevent an Owner from being treated as the owner of the Variable Account assets supporting the Contract.

     In addition, the Code requires that the investments of the Variable Account be "adequately diversified" in order for the Contracts to be treated as life insurance contracts for Federal income tax purposes. It is intended that the Variable Account, through the Funds, will satisfy these diversification requirements.

     The following discussion assumes that the Contract will qualify as a life insurance contract for Federal income tax purposes.

Tax Treatment of Contract Benefits

     In General. We believe that the death benefit under a Contract should be excludible from the gross income of the beneficiary. Federal, state and local transfer, and other tax consequences of ownership or receipt of Contract proceeds depend on the circumstances of each Owner or beneficiary. A tax advisor should be consulted on these consequences.

     Generally, the Owner will not be deemed to be in constructive receipt of the Contract cash value until there is a distribution. When distributions from a Contract occur, or when loans are taken out from or secured by a Contract, the tax consequences depend on whether the Contract is classified as a "Modified Endowment Contract."

     Modified Endowment Contracts. Under the Internal Revenue Code, certain life insurance contracts are classified as "Modified Endowment Contracts," with less favorable tax treatment than other life insurance contracts. In most cases the Contract will be classified as a Modified Endowment Contract. Any Contract issued in exchange for a Modified Endowment Contract will be a Modified Endowment Contract. A Contract issued in exchange for a life insurance contract that is not a Modified Endowment Contract will generally not be treated as a Modified Endowment Contract. The payment of additional premiums at the time of or after the exchange or certain changes to the Contract after is is issued may, however, cause the Contract to become a Modified Endowment Contract. A prospective Owner should consult a tax advisor before effecting an exchange.

     Distributions Other Than Death Benefits from Modified Endowment Contracts. Contracts classified as Modified Endowment Contracts are subject to the following tax rules:

     (1) All distributions other than death benefits, including distributions upon surrender and withdrawals, from a Modified Endowment Contract will be treated first as distributions of gain taxable as ordinary income and as tax-free recovery of the Owner's investment in the Contract only after all gain has been distributed.

     (2) Loans taken from or secured by a Contract classified as a Modified Endowment Contract are treated as distributions and taxed accordingly.

     (3) A 10 percent additional income tax is imposed on the amount subject to tax except where the distribution or loan is made when the Owner has attained age 59 1/2 or is disabled, or where the distribution is part of a series of substantially equal periodic payments for the life (or life expectancy) of the Owner or the joint lives (or joint life expectancies) of the Owner and the Owner's beneficiary or designated beneficiary.

     Distributions Other Than Death Benefits from Contracts that are not Modified Endowment Contracts. Distributions other than death benefits from a Contract that is not classified as a Modified Endowment Contract are generally treated first as a recovery of the Owner's investment in the Contract and only after the recovery of all investment in the Contract as taxable income.
However, certain distributions which must be made in order to enable the Contract to continue to qualify as a life insurance contract for Federal income tax purposes if Contract benefits are reduced during the first 15 Contract years may be treated in whole or in part as ordinary income subject to tax.

     Loans from or secured by a Contract that is not a Modified Endowment Contract are generally not treated as distributions. However, the tax consequences associated with preferred loans are less clear and a tax adviser should be consulted about such loans.

     Finally, neither distributions from nor loans from or secured by a Contract that is not a Modified Endowment Contract are subject to the 10 percent additional income tax.

     If a Contract becomes a Modified Endowment Contract, distributions that occur during the Contract Year will be taxed as distributions from a Modified Endowment Contract. In addition, distributions from a Contract within two years before it becomes a Modified Endowment Contract will be taxed in this manner. This means that a distribution made from a Contract that is not a Modified Endowment Contract could later become taxable as a distribution from a Modified Endowment Contract.

     Investment in the Contract. Your investment in the Contract is generally your aggregate Premiums. When a distribution is taken from the Contract, your investment in the Contract is reduced by the amount of the distribution that is tax-free.

     Contract Loans. In general, interest on a Contract loan will not be deductible. If a Contract loan is outstanding when a Contract is canceled or lapses, the amount of the outstanding indebtedness will be added to the amount distributed and will be taxed accordingly.

Before taking out a Contract loan, you should consult a tax adviser as to the tax consequences.

     Multiple Contracts. All Modified Endowment Contracts that are issued by us (or our affiliates) to the same Owner during any calendar year are treated as one Modified Endowment Contract for purposes of determining the amount includible in the Owner's income when a taxable distribution occurs.

     Accelerated Benefits Rider. If such a rider is made available, we believe that payments received under the accelerated benefit rider should be fully excludible from the gross income of the beneficiary if the beneficiary is the insured under the Contract. (See "Acceleration of Death Benefit Rider" for more information regarding the rider.) However, you should consult a qualified tax adviser about the consequences of adding this rider to a Contract or requesting payment under this rider.

     Continuation of Contract Beyond Age 100. The tax consequences of continuing the Contract beyond the insured's 100th year are unclear. You should consult a tax adviser if you intend to keep the Contract in force beyond the insured's 100th year.

     Pension or Profit-Sharing Plan or Similar Deferred Compensation Arrangement. If the Contract is used in connection with a pension or profit-sharing plan, or similar deferred compensation arrangement, the Federal, state and estate tax consequences could differ. The amounts of life insurance that may be purchased on behalf of a participant in a pension or profit-sharing plan are limited. The current cost of insurance for the net amount at risk is treated as a "current fringe benefit" and must be included annually in the plan participant's gross income. We report this cost (generally referred to as the "P.S. 58" cost) to the participant annually. If the plan participant dies while covered by the plan and the Contract proceeds are paid to the participant's beneficiary, then the excess of the death benefit over the cash value is not taxable. However, the cash value will generally be taxable to the extent it exceeds the participant's cost basis in the Contract. Contracts owned under these types of plans may be subject to restrictions under the Employee Retirement Income Security Act of 1974 ("ERISA"). You should consult a qualified adviser regarding ERISA.

     Department of Labor ("DOL") regulations impose requirements for participant loans under retirement plans covered by ERISA. Plan loans must also satisfy tax requirements to be treated as non-taxable. Plan loan requirements and provisions may differ from Contract loan provisions. Failure of plan loans to comply with the requirements and provisions of the DOL regulations and of tax law may result in adverse tax consequences and/or adverse consequences under ERISA. Plan fiduciaries and participants should consult a qualified adviser before requesting a loan under a Contract held in connection with a retirement plan.

     Business Uses of Contract. Businesses can use the Contracts in various arrangements, including nonqualified deferred compensation or salary continuance plans, split dollar insurance plans, executive bonus plans, tax exempt and nonexempt welfare benefit plans, retiree medical benefit plans and others. The tax consequences of such plans may vary depending on the particular facts and circumstances. If you are purchasing the Contract for any arrangement the value of which depends in part on its tax consequences, you should consult a qualified tax adviser. In recent years, moreover, Congress has adopted new rules relating to life insurance owned by businesses. Any business contemplating the purchase of a new Contract or a change in an existing Contract should consult a tax adviser.

     Other Tax Considerations. The transfer of the Contract or designation of a beneficiary may have federal, state, and/or local transfer and inheritance tax consequences, including the imposition of gift, estate, and generation-skipping transfer taxes. For example, the transfer of the Contract to, or the designation as a beneficiary of, or the payment of proceeds to, a person who is assigned to a generation which is two or more generations below the generation assignment of the owner may have generation skipping transfer tax consequences under federal tax law. The individual situation of each owner or beneficiary will determine the extent, if any, to which federal, state, and local transfer and inheritance taxes may be imposed and how ownership or receipt of Contract proceeds will be treated for purposes of federal, state and local estate, inheritance, generation skipping and other taxes.

     Possible Tax Law Changes. Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on the Contract.

Our Income Taxes

     Under current Federal income tax law, we are not taxed on the Variable Account's operations. Thus, currently we do not deduct a charge from the Variable Account for Federal income taxes. We reserve the right to charge the Variable Account for any future Federal income taxes we may incur.

     Under current laws in several states, we may incur state and local taxes (in addition to premium taxes). These taxes are not now significant and we are not currently charging for them. If they increase, we may deduct charges for such taxes.

================================================================================
6.   How Do I Access My Money?
================================================================================
     You may access the money in your Contract: (1) by making a withdrawal or a surrender, or (2) by taking a loan from your Contract. If you surrender your Contract, you can take the proceeds in a single sum, or you can request that we pay the proceeds over a period of time under one of our Settlement Options. See "What Are My Settlement Options?"

Withdrawals

     You may withdraw all or part of your Surrender Value at any time while your Contract is in force during the Insured's lifetime. (If you have elected variable Settlement Option 4, Payments for a Specified Period Certain, you may request a full or partial withdrawal after the date the Settlement Option becomes effective; otherwise, no withdrawals are permitted after the effective date of a Settlement Option.) You may make your withdrawal request in writing or by telephone. See "Requesting Payments." Any withdrawal must be at least $250. If a withdrawal request would reduce your Account Value remaining in a Sub-Account below $250, we will treat the withdrawal request as a request to withdraw the entire amount. If a requested withdrawal would reduce your Account Value below $5,000, we reserve the right to treat the request as a withdrawal of only the excess over $5,000. We will pay you the withdrawal amount in one sum. Under certain circumstances, we may delay this payment. See "Requesting Payments."

     When you request a withdrawal, you can direct how we deduct the withdrawal from your Account Value. If you provide no directions, we will deduct the withdrawal from your Account Value in the Sub-Accounts on a pro-rata basis.

     When you make a withdrawal, we reduce the Account Value by the amount of the withdrawal (including any associated surrender charges and Market Value Adjustment incurred). We also reduce the Insurance Amount by the same percentage that the withdrawal (including any associated surrender charge and Market Value Adjustment incurred) reduced Account Value.

     A withdrawal may have adverse tax consequences. See "How Will My Contract Be Taxed?"

Systematic Partial Withdrawal Program


     The systematic partial withdrawal program provides automatic monthly, quarterly, semi-annual, or annual payments to you from the amounts you have accumulated in the Sub-Accounts. You select the day we take the withdrawals, but this day can be no later than the 28th day of the month. If you do not select a day, we will use the day of each month that corresponds to your Contract Date. If that date is not a Business Day, we will use the next following Business Day. The minimum payment is $100. You can elect to withdraw either earnings in a prior period (for example, prior month for monthly withdrawals or prior quarter for quarterly withdrawals) or a specified dollar amount.

     . If you elect earnings, we will deduct the withdrawals from the Sub-Accounts in which you are invested on a pro-rata basis.

     . If you elect a specified dollar amount, we will deduct the withdrawals from the Sub-Accounts in which you are invested on a pro-rata basis unless you tell us otherwise. Any amount in excess of the Free Withdrawal Amount may be subject to a surrender charge. See "What Are The Expenses Under A Contract?" Also, any amount in excess of interest earned on a Fixed Sub-Account in the prior Guarantee Period ordinarily will be subject to a Market Value Adjustment. See "What Are My Investment Options?"

     You may participate in the systematic partial withdrawal program at any time during the Insured's lifetime by providing Satisfactory Notice. Once we receive your request, the program will begin and will remain in effect until your Account Value drops to zero. You may cancel or make changes in the program at any time by providing us with Satisfactory Notice. We do not deduct any other charges for this program. We reserve the right to discontinue the systematic partial withdrawal program at any time and for any reason. Systematic partial withdrawals are not available while you are participating in the dollar-cost averaging program.

     A systematic withdrawal may have adverse tax consequences. See "How Is My Contract Taxed?"

Surrenders

     You may cancel and surrender your Contract at any time during the Insured's lifetime. Your Contract will terminate on the Valuation Date we receive your request or a later date as you might request. We will pay you the Surrender Value in one sum unless you choose a Settlement Option. (Unless you choose Settlement Option 4, you cannot surrender your Contract once payments have begun under a Settlement Option.) Under certain circumstances, we may delay payments of proceeds from a surrender. See "Requesting Payments."

     A surrender may have adverse tax consequences. See "How Will My Contract Be Taxed?"

Loans

     While your Contract is in force and after the Free Look Period, you may request a loan by giving us Satisfactory Notice. Unless you tell us otherwise, we will transfer an amount equal to the loan from the Sub-Accounts to the Loan Account in proportion to the Account Value in each Sub-Account in which you are invested as of the date we process the loan. We use the Loan Account Value as collateral for your loan. Your Contract will be the only security we require for the loan. Any loan must be at least $250.

     A loan may have adverse tax consequences.  See "How Is My Contract Taxed?"

     Maximum Loanable Value. The maximum amount that you may borrow ("maximum loanable value") is 90% of the Account Value less any surrender charge and less any due and unpaid Monthly Deduction Amount. The amount of the loan and all existing loans may not be more than the maximum loanable value as of the loan date, which is the date we process the loan.

     If on any Business Day where there is Debt outstanding and the Surrender Value is negative, we will send you an overloan notice at your last known address. You will then have 61 days from the date we send the notice to avoid termination of your Contract by paying us at least the minimum repayment amount listed in the notice.

     Loan Repayment. You may repay all or part of your loan at any time while your Contract is in force during the Insured's lifetime. Any loan repayment must be at least $250. If the Grace Period has expired and the Contract has terminated, any Debt that exists at the end of the Grace Period may not be repaid unless you reinstate your Contract.

     Unless you tell us otherwise, we will transfer an amount equal to the loan repayment from the Loan Account to the Sub-Accounts in the same proportion as your most recent purchase payment.

     Loan Interest. Interest on the loan accrues daily at a loan interest rate of 6% per annum, and is due on each Contract Anniversary. If you do not pay loan interest when due, we will transfer the difference between the Loan Account and Debt from the Sub-Accounts to the Loan Account in proportion to the Account Value in each Sub-Account in which you are invested.

     Interest Credited. The portion of your Account Value represented by the Loan Account will earn interest daily from the date of transfer at a minimum loan credited rate of 4% per annum.

     However, the Preferred Loan Amount will earn interest daily at a Loan Credited Rate that is currently 6% per annum. We can change this rate at any time, however, it will never be less than 4% per annum. The Preferred Loan Amount equals:

     . The part of a Loan equal to cumulative earnings (i.e., the excess of the Account Value on the date of the Loan over unliquidated purchase payments), and

     . Any loan carried over from an existing contract to a Contract as part of a valid 1035 Exchange, as defined by the Internal Revenue Code.

     Effects of a Loan. When you take out a loan, we transfer funds proportionately from the Sub-Accounts in which you are invested to the Loan Account. We also will transfer any loan interest that becomes due that you do not pay from your Sub-Accounts to the Loan Account. A Market Value Adjustment may apply to amounts taken from the Fixed Sub-Accounts.

     Since we transfer the amount you borrow from the Sub-Accounts, a loan whether or not repaid, will have a permanent effect on your Surrender Value and may have a permanent effect on your death benefit. This is because the Loan Account does not share in the investment results of the Sub-Accounts. Rather, the Loan Account earns interest daily at the Loan Credited Rate. Depending upon how the investment results compare to the Loan Credited Rate, this effect may be favorable or unfavorable. This is true whether you repay the loan or not. If not repaid, the loan will reduce the amount of Death Proceeds and could cause your Contract to terminate if investment results are not as expected. See "How Do I Purchase A Contract? - Grace Period" and "How Is My Contract Taxed?"

Requesting Payments

     You must provide us with Satisfactory Notice of your request for payment. We will ordinarily pay any Death Proceeds, loan, withdrawal, or surrender proceeds within seven days after receipt at our Customer Service Center of all requirements. We will determine the amount as of the Valuation Date our Customer Service Center receives all requirements.

     We may delay making a payment, applying proceeds to a Settlement Option, or processing a transfer request if:

     . the disposal or valuation of the Variable Account's assets is not reasonably practicable because the New York Stock Exchange is closed for other than a regular holiday or weekend, trading is restricted by the SEC, or the SEC declares that an emergency exists; or

     . the SEC, by order, permits postponement of payment to protect our Owners.

     We also may defer making payments attributable to a check that has not cleared (which may take up to 15 days), and we may defer payment of proceeds from the Fixed Account for a withdrawal, surrender, loan, or transfer request for up to six months from the date we receive the request, if permitted by state law.

     If we defer payment 30 days or more, the amount deferred will earn interest at a rate not less than the minimum required in the jurisdiction in which we delivered the Contract.

================================================================================
7.   How Is Contract Performance Presented?
================================================================================

     Articles discussing the Variable Account's investment performance, rankings, and other characteristics may appear in publications. Some or all of these publishers or ranking services (including, but not limited to, Lipper Analytical Services and Morningstar, Inc.) may publish their own rankings or performance review of variable contract separate accounts, including the Variable Account. We may use references to or reprints of such articles or rankings as sales material, and may include rankings that indicate the names of other variable contract separate accounts and their investment experience.

     Publications may use articles and releases developed by us, the Funds and other parties, about the Variable Account or the Funds. We may use references to or reprints of such articles in sales material for the Contracts or the Variable Account. Such literature may refer to personnel of the advisers, who have portfolio management responsibility, and their investment style and include excerpts from media articles.

     If we quote performance data, the data will represent past performance and you should not view it as any indication of future performance. Amounts you invest in the Variable Sub-Accounts will fluctuate daily based on Fund investment performance, so the value of your investment may increase or decrease. The hypothetical illustrations beginning on page ___ of this Prospectus show how the performance of the Funds may affect Contract values.

================================================================================
8.   What Is The Death Benefit Under My Contract?
================================================================================

     The Contract provides for a payment to your designated Beneficiary if the Insured dies while the Contract is in force. This payment is called the "Death Proceeds," and equals:

     .    the death benefit described below; plus

     . any additional insurance on the Insured's life that may be provided by riders to the Cotract; minus

     .    any Debt from Contract loans, minus

     .    any due and unpaid charges; and minus

     . any amounts previously paid under the Accelerated Death Benefit Rider plus accrued interest.

     The Death Proceeds will be adjusted in certain circumstances. See "Incontestability," "Suicide," and "Misstatement of Age or Sex" in "What Other Information Should I Know?"

     You or your Beneficiary decide how to receive the Death Proceeds. You or your Beneficiary can elect payment in a single sum, in which case your Contract will terminate; or you or your Beneficiary may apply proceeds under one of the Settlement Options in your Contract. See "What Are My Settlement Options?" Unless you or your Beneficiary specify otherwise, we will pay the Death Proceeds in one sum within 90 days after we receive proof of death. If required by the law of your state, we also will pay interest from the date of death until we distribute the Death Proceeds.

     Death Benefit. At issue, your death benefit equals your Insurance Amount shown in your Contract. On any Business Day after that, it equals the greater of:

     .    the Insurance Amount; or

     .    the Minimum Death Benefit.

     However, if the state in which we issue a Contract does not allow us to deduct a cost of insurance charge on or after the Contract Anniversary when the Insured reaches age 100, we will limit the death benefit on and after that anniversary to the Minimum Death Benefit. The tax consequences associated with continuing a Contract after the Insured reaches age 100 are unclear.

     Insurance Amount. The initial Insurance Amount depends on the amount of your initial purchase payment and the age and sex of the proposed Insured. It remains level unless you make additional purchase payments or withdrawals. Additional payments may increase the Insurance Amount. See "Insurance Amount Increases" below. Withdrawals reduce the Insurance Amount in the same proportion as the Account Value is reduced.

     Minimum Death Benefit. To ensure that the Contract continues to qualify as life insurance under the Code, each Business Day we will calculate a Minimum Death Benefit. The Minimum Death Benefit equals (a) times (b), where:

     (a) is the Account Value plus any positive Market Value Adjustment on the date of calculation; and

     (b)  is the Minimum Death Benefit Percentage from the table below.


                  Table of Minimun Death Benefit Percentages
                  ------------------------------------------

[Grey Shading]
Attained                    Attained                    Attained
  Age      Percentages        Age      Percentages        Age      Percentages
  ---      -----------        ---      -----------        ----     -----------
0-40            250%           54          157%             68        117%
  41            243%           55          150%             69        116%
  42            236%           56          146%             70        115%
  43            229%           57          142%             71        113%
  44            222%           58          138%             72        111%
  45            215%           59          134%             73        109%
  46            209%           60          130%             74        107%
  47            203%           61          128%           75-90       105%
  48            197%           62          126%             91        104%
  49            191%           63          124%             92        103%
  50            185%           64          122%             93        102%
  51            178%           65          120%           94-99       101%
  52            171%           66          119%           100+        100%
  53            164%           67          118%

Since positive investment performance increases your Account Value, it may increase your death benefit to the extent that the Minimum Death Benefit is greater than the Insurance Amount. Conversely, since negative investment performance decreases your Account Value, it may decrease your death benefit, but never below the Insurance Amount.

         Proof of Death. We will pay the Death Proceeds to your Beneficiary after we receive satisfactory proof of death at our Customer Service Center. We will accept one of the following items:

         1.   An original certified copy of an official death certificate, or

         2. An original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or

         3.   Any other proof satisfactory to us.

         Insurance Amount Increases. If you make additional purchase payments, we may have to increase your Insurance Amount so that your Contract continues to qualify as life insurance under the Code. We reserve the right to require satisfactory evidence of insurability as to any increase in the Insurance Amount. In addition, we reserve the right to require that the Insured's risk class be identical to that on the Contract Date. Other than in connection with making additional purchase payments, we do not currently permit you to request an increase in your Insurance Amount.

================================================================================
9.       What Supplemental Benefits Are Available Under My Contract?
================================================================================

         The following supplemental benefits are available under the Contracts by rider. We include these riders automatically in your Contract at no additional cost. The riders have certain conditions and use special terms and may not be available in all states.

         Accelerated Death Benefit Rider. The Accelerated Death Benefit Rider provides you with access to a portion of the death benefit during the Insured's lifetime, if the Insured is diagnosed as having a terminal illness. You can request to receive up to 50% of the Insurance Amount up to a maximum of $500,000.

         You must provide us with proof that the Insured has a terminal illness. You may receive an accelerated benefit amount only once. The accelerated benefit amount will first be used to repay any outstanding Debt. We will pay any amount in excess of the outstanding Debt to you in a lump sum. Other conditions apply.

         The tax treatment of amounts received under the Accelerated Death Benefit is uncertain. You should consult a tax adviser before requesting accelerated death benefits.

         Accidental Death Benefit Rider. The Accidental Death Benefit Rider provides an additional death benefit called the accidental death benefit. This additional benefit will equal the purchase payments made minus any withdrawals (including any associated surrender charge or Market Value Adjustment incurred), determined as of the date of the Insured's death (or the next Business Day if the Insured dies on other than a Business Day), up to a maximum of $250,000.

         To qualify for this benefit, the Insured's death must: (i) occur before the first Contract Anniversary after the Insured attains age 80; and (ii) be a direct result of accidental bodily injury, independent of all other causes.

         Further, all the terms and conditions described in the Contract must be satisfied, including the requirement that we receive satisfactory proof of accidental death at our Customer Service Center within 30 days after an accidental death or as soon thereafter as reasonably possible. We will pay the accidental death benefit to the Beneficiary or the person entitled to receive the death benefit under the Contract, after receipt of satisfactory proof of accidental death.

         We terminate the accidental death benefit provision:

         .    when we pay the benefit;

         . when you surrender the Contract or apply the entire Surrender Value to a settlement Option;

         . when we distribute the interest in the Contract due to the death of an Insured; or

         .    when you request termination of the benefit.

         Waiver of Surrender Charge Rider. The Waiver of Surrender Charge Rider provides that we will not deduct a surrender charge if, when you submit your request for a withdrawal or a surrender, you also submit due proof that you have been confined continuously to a "Qualifying Hospital or Nursing Care Facility" for at least 45 days in a 60 day period. We define "Qualifying Hospital or Nursing Care Facility" in your Contract.

================================================================================
10 .     What Are My Settlement Options?
================================================================================


         You may elect to have the Surrender Value or Death Proceeds paid in a single sum or under one of our Settlement Options if the amount is at least $5,000. You select a Settlement Option from the list below, and indicate whether you want your income payments to be fixed or variable or a combination of fixed and variable. Once payments have begun under a Settlement Option, (i) our prior approval is necessary for transfers from the Fixed Account to the Variable Account and from the Variable Account to the Fixed Account, and (ii) we reserve the right to limit transfers between Variable Sub-Accounts to one per Contract Year. Any other changes require our prior approval.

         On the date the Settlement Option becomes effective, the Surrender Value under the Contract will be used to provide income payments. Unless you request otherwise, we will use any Variable Account Value to provide variable income payments, and we will use any Fixed Account Value to provide fixed income payments.

         You may elect one of the Settlement Options shown below (or any other option acceptable to us). For ease of describing these Settlement Options, we assume that you apply the Surrender Value and receive the income payments from one of the options below. Of course, you may always designate someone other than yourself to receive the income payments, and your designated Beneficiary will receive the income payments from any Death Proceeds.

              Option 1 - Payments for Life: You will receive payments for your life.

              Option 2 - Life Annuity with 10 or 20 Years Certain: You will receive payments for your life. However, if you die before the end of the guaranteed certain period you select (10 or 20 years), your Beneficiary will receive the payments for the remainder of that period.

              Option 3 - Joint and Last Survivor Life Annuity: We will make payments as long as either you or a second person you select (such as your spouse) is alive.

              Option 4 - Payments for a Specified Period Certain: You will receive payments for the number of years you select, which may be from 5-30 years. However, if you die before the end of that period, your Beneficiary will receive the payments for the remainder of the guaranteed certain period.

         Your income payments will be made monthly, unless you or the Beneficiary, as the case may be, choose quarterly, semi-annual or annual payments by giving us Satisfactory Notice. Each payment must be at least $100. If any payment would be less than $100, we may change the payment frequency to the next longer interval, but in no event less frequent than annual.

         If you told us that you want a life annuity, it is possible that you could only receive one payment.

         We will base your first income payment, whether fixed or variable, on the amount of proceeds applied under the Settlement Option you or the Beneficiary, as the case may be, have selected and on the applicable "purchase rates." If applicable, these rates will vary based on: (i) the age and sex of the person that will receive the income payments (the "Payee"); (ii) the age and sex of a second designated person; and (iii) the specified period certain. The purchase rate we apply will never be lower than the rate shown in your Contract.

         If you told us you want fixed income payments, we guarantee the amount of each income payment and it remains level throughout the period you selected.

         If you told us you want variable income payments, the amount of each payment will vary according to the investment performance of the Funds you selected.

         Variable Income Payments. To calculate your initial and future variable income payments, we need to make an assumption regarding the investment performance of the Funds you select. We call this your assumed investment rate. This rate is simply the total return, after expenses, you need to earn to keep your variable income payments level. Rather than building in our own estimate, we will allow you to tailor your variable income payments to meet your needs by giving you a choice of rates. Currently, you may select either 3% or 6%; if you do not select a rate, we will apply the 3% rate. (We may offer other rates in the future). The lower the rate, the lower your initial variable income payment, but the better your payments will keep pace with inflation (assuming net positive investment performance greater than the assumed investment rate). Conversely, the higher the rate, the higher your initial variable income payment, but the less likely your payments will keep pace with inflation (assuming net positive investment performance greater than the assumed investment rate).

         For example, if you select 6%, this means that if the investment performance, after expenses, of your Funds is less than 6%, then the dollar amount of your variable income payment will decrease.

Conversely, if the investment performance, after expenses, of your Funds is greater than 6%, then the dollar amount of your income payments will increase.

         Your variable payments will fluctuate based on Variable Sub-Account performance. The dollar amount of each payment attributable to each Variable Sub-Account is the number of Income Units for each Variable Sub-Account times the Income Unit value of that Sub-Account. The sum of the dollar amounts for each Variable Sub-Account is the amount of the total variable income payment. We will determine the Income Unit values for each payment no earlier than five Business Days preceding the due date of the variable income payment (except for Option 4, which is determined on the due date). We guarantee the payment will not vary due to changes in mortality or expenses.

         Income Unit Value. We calculate the value of an Income Unit at the same time that we calculate the value of an Accumulation Unit and base it on the same values for Fund shares and other assets and liabilities. The Income Unit value for a Variable Sub-Account's first Business Day was set at $10. After that, we determine the Income Unit value for every Business Day by multiplying (a) by
(b), and then dividing by (c) where:

         (a) is the Income Unit value for the immediately preceding Valuation Period;

         (b) is the "net investment factor" for the Variable Sub-Account for the Valuation Period for which the value is being determined; and

         (c) is the daily equivalent of the assumed investment rate that you have selected for the number of days in the Valuation Period.

         Under a Settlement Option, we calculate the net investment factor slightly different than is otherwise the case. Before a Settlement Option is elected, we calculate Asset-Based Charges as a percentage of the Account Value on the date of deduction. These charges on an annual basis equal 1.80%, decreasing to 1.30% after the tenth Contract Year. However, once a Settlement Option is elected, we call these charges Variable Sub-Account Charges and deduct them from the assets in each Variable Sub-Account on a daily basis. Therefore, we determine the "net investment factor" in (b), above, by dividing (i) by (ii), and then subtracting (iii) where:

         (i)    is the Accumulation Unit value for the current Valuation Period;

         (ii) is the Accumulation Unit value for the immediately preceding Valuation Period; and

         (iii) is the daily equivalent Variable Sub-Account Charges (adjusted for the number of days in the Valuation Period).

         Exchange of Income Units. Under a Settlement Option, if there is an exchange of value of a designated number of Income Units of particular Variable Sub-Accounts into other Income Units, the value will be such that the dollar amount of the income payment made on the date of exchange will be unaffected by the exchange.

================================================================================
11.      What Other Information Should I Know?
================================================================================

Sage Life Assurance of America, Inc.

         We are a Delaware stock life insurance company that is wholly owned by Sage Life Holdings of America, Inc., also a Delaware corporation. Sage Life Holdings is, in turn, wholly owned by Sage Insurance Group Inc., also a Delaware corporation. Our Executive Office is located at 300 Atlantic Street, Stamford, CT 06901. We were incorporated in 1981 and have been engaged in the life insurance business since that year. We are subject to regulation by the Insurance Department of the State of Delaware as well as by the insurance departments of all other states and jurisdictions in which we do business. We sell insurance in 49 states and the District of Columbia. We submit annual statements on our operations and finance to insurance officials in such states and jurisdictions where required. The Contracts described in this Prospectus have been filed with and/or approved by insurance officials in jurisdictions where they are sold.

Separate Accounts

         The Sage Variable Life Account A. We established the Variable Account as a separate investment account under Delaware law on December 3, 1997. The Variable Account may invest in mutual funds, unit investment trusts, and other investment portfolios. We own the assets in the Variable Account and are obligated to pay all benefits under the Contracts. We use the Variable Account to support the Contracts as well as for other purposes permitted by law. We registered the Variable Account with the SEC as a unit investment trust under the 1940 Act and it qualifies as a "separate account" within the meaning of the federal securities laws. Such registration does not involve any supervision by the SEC of the management of the Variable Account or Sage Life.

         We divided the Variable Account into Variable Sub-Accounts, each of which currently invests in shares of a specific Fund of AIM Variable Insurance Funds, Inc., The Alger American Fund, Liberty Variable Investment Trust, SteinRoe Variable Investment Trust, MFS(R) Variable Investment TrustSM, The Universal Funds, Inc., Oppenheimer Variable Account Funds, Sage Life Investment Trust, and T. Rowe Price Equity Series, Inc. Variable Sub-Accounts buy and redeem Fund shares at net asset value without any sales charge. We reinvest any dividends from net investment income and distributions from realized gains from security transactions of a Fund at net asset value in shares of the same Fund. Income, gains and losses, realized or unrealized, of the Variable Account are credited to or charged against the Variable Account without regard to any other income, gains or losses of Sage Life. Assets equal to the reserves and other Contract liabilities with respect to the Variable Account are not chargeable with liabilities arising out of any other business or account of Sage Life. If the assets exceed the required reserves and other liabilities, we may transfer the excess to our General Account.

         Voting of Fund Shares. We are the legal owner of shares held by the Variable Sub-Accounts and as such, have the right to vote on all matters submitted to shareholders of the Funds. However, as required by law, we will vote shares held in the Variable Sub-Accounts at regular and special meetings of shareholders of the Funds according to instructions received from Owners with Account Value in the Variable Sub-Accounts. To obtain your voting instructions before a Fund shareholder meeting, we will send you voting instruction materials, a voting instruction form, and any other related material. We will vote shares held by a Variable Sub-Account for which we received no timely instructions in the same proportion as those shares for which we received voting instructions. Should the applicable federal securities laws, regulations, or interpretations thereof change so as to permit us to vote shares of the Funds in our own right, we may elect to do so.

         The Sage Fixed Interest Account A. The Fixed Account is a separate investment account under state insurance law. We maintain it separate from our General Account and separate from any other separate account that we may have. We own the assets in the Fixed Account, and also offer the Fixed Account with our variable annuity contracts. Assets equal to the reserves and other liabilities of the Fixed Account will not be charged with liabilities that arise from any other business that we conduct. Thus, the Fixed Account represents pools of assets that provide an additional measure of assurance that Owners will receive full payment of benefits under the Contracts. We may transfer to our General Account assets that exceed the reserves and other liabilities of the Fixed Account. Notwithstanding the foregoing, our obligations under (and values and benefits under) the Fixed Account do not vary as a function of the investment performance of the Fixed Account. Owners and Beneficiaries with rights under the Contracts do not participate in the investment gains or losses of the assets of the Fixed Account. These gains or losses accrue solely to us. We retain the risk that the value of the assets in the Fixed Account may fall below the reserves and other liabilities that we must maintain in connection with our obligations under the Fixed Account. In such an event, we will transfer assets from our General Account to the Fixed Account to make up the difference. We are not required to register the Fixed Account as an investment company under the 1940 Act.

Modification

         When permitted by applicable law, we may modify the Contracts as follows:

         .    deregister the Variable Account under the 1940 Act;

         . operate the Variable Account as a management company under the 1940 Act if it is operating as a unit investment trust;

         . operate the Variable Account as a unit investment trust under the 1940 Act if it is operating as a managed separate account;

         . restrict or eliminate any voting rights of Owners, or other persons who have voting rights as to the Variable Account;

         .    combine the Variable Account with other separate accounts; and

         .    combine a Variable Sub-Account with another Variable Sub-Account.

         We also reserve the right, subject to applicable law, to make additions to, deletions from, or substitutions of shares of a Fund that are held by the Variable Account (shares of the new Fund and may have higher fees and charges than the Fund it replaced and not all Funds may be available to all Classes of Contracts) and to establish additional Variable Sub-Accounts or eliminate Variable Sub-Accounts, if marketing, tax, or investment conditions so warrant. Subject to any required regulatory approvals, we reserve the right to transfer assets of a Variable Sub-Account that we determine to be associated with the class of Contracts to which the Contract belongs, to another separate account or to another separate account sub-account.

         If the actions we take result in a material change in the underlying investments of a Variable Sub-Account in which you are invested, we will notify you of the change. You may then make a new choice of Variable Sub-Accounts.

Distribution of the Contracts

         Sage Distributors, Inc. ("Sage Distributors"), acts as the distributor (principal underwriter) of the Contracts. Sage Distributors is a Delaware corporation registered as a broker-dealer under the Securities Exchange Act of 1934, and is a member of the National Association of Securities Dealers, Inc. (the "NASD"). Sage Distributors is a wholly owned subsidiary of Sage Insurance Group Inc. We compensate Sage Distributors for acting as principal underwriter under a distribution agreement. We offer the Contracts on a continuous basis, and do not anticipate discontinuing their sale. The Contracts may not be available in all states.

         The Contracts are sold by broker-dealers through their registered representatives who are also appointed and licensed as insurance agents of Sage Life. These broker-dealers receive commissions for selling Contracts calculated as a percentage of purchase payments (up to a maximum of 8.5%). Broker-dealers who meet certain productivity and profitability standards may be eligible for additional compensation.

Experts

         Ernst & Young LLP, independent auditors, have audited our financial statements as of December 31, 1999 and 1998, and for the three years in the period ended December 31, 1999, as set forth in their report, which is included in this Prospectus. We included our financial statements in this Prospectus in reliance on their report, given on their authority as experts in accounting and auditing.

Legal Proceedings

         Sage Life and its subsidiaries, as of the date of this Prospectus, are not involved in any lawsuits. However, our direct and indirect parent companies, like other companies, are involved in lawsuits. In some lawsuits involving insurers, substantial damages have been sought and/or material settlement payments have been made. Although the outcome of any litigation cannot be predicted with certainty, we believe that at the present time there are no pending or threatened lawsuits that are reasonably likely to have a material adverse impact on the Variable Account, the Fixed Account, the General Account, or Sage Life.

Reports to Contract Owners

         We maintain records and accounts of all transactions involving the Contracts, the Variable Account, and the Fixed Account at our Customer Service Center. Each year, or more often if required by law, we will send you a report showing information about your Contract for the period covered by the report. We will also send you an annual and a semi-annual report for each Fund underlying a Variable Sub-Account in which you are invested as required by the 1940 Act. In addition, when you make purchase payments, or if you make transfers or withdrawals, we will send you a confirmation of these transactions.

Assignment

        You may assign your Contract at any time during the Insured's lifetime. No assignment will be binding on us unless we receive Satisfactory Notice. We will not be liable for any payments made or actions we take before we accept the assignment. An absolute assignment will revoke the interest of any revocable Beneficiary. We are not responsible for the validity of any assignment. An assignment may be a taxable event.

The Owner

         You are the Owner of the Contract. You are also the Insured unless you named another Insured in the application. You have the rights and options described in the Contract while the Insured is living and the Contract is in force. One or more people may own the Contract.

The Beneficiary

         We pay the Death Proceeds to the primary Beneficiary. If the primary Beneficiary dies before the Insured, we pay the Death Proceeds to the Contingent Beneficiary, if any. If there is no surviving Beneficiary, we pay the Death Proceeds to the Owner's estate.

         You may name one or more persons as primary Beneficiary or Contingent Beneficiary. We will assume any Death Proceeds are to be paid in equal shares to the multiple surviving Beneficiaries, unless you tell us otherwise.

         You have the right to change Beneficiaries. However, if you designate the primary Beneficiary as irrevocable, you may need the consent of that Beneficiary to exercise the rights and options under your Contract.

Change of Owner or Beneficiary

         During your lifetime and while your Contract is in force you can transfer ownership of your Contract or change the Beneficiary. To make any of these changes, you must send us Satisfactory Notice. If accepted, any change in Owner or Beneficiary will take effect on the date you signed the notice. Any of these changes will not affect any payment made or action we took before our acceptance. A change of Owner may be a taxable event.

Misstatement And Proof of Age, Sex, or Survival

         We may require proof of age, sex, or survival of any person on whose age, sex, or survival any payments depend. If the age or sex of the Insured has been misstated, the benefits will be those that the initial purchase payment and any additional purchase payments would have provided for the correct age and sex.

Incontestability

         We will not contest the payment of the Death Proceeds based upon the initial purchase payment after the Contract has been in force during the Insured's lifetime for two years from the Issue Date.

         For any increase in Insurance Amount requiring evidence of insurability, we will not contest payment of the Death Proceeds based on such an increase after it has been in force during the Insured's lifetime for two year from its effective date.

Suicide

         If the Insured dies by suicide, while sane or insane, within two years from the Issue Date, we will not pay the Death Proceeds normally payable on the Insured's death. Instead, we will limit the death benefit to the Account Value as of the date we receive proof of death. We will otherwise calculate Death Proceeds in the usual manner.

         If the Insured dies by suicide, while sane or insane, within two years of any date we receive and accept an additional purchase payment, any amount of death benefit that would not be payable except for the fact the additional purchase payment was made will be limited to the amount of such payment.

Authority to Make Agreements

         One of our officers must sign all agreements we make. No other person, including an insurance agent or registered representative, can change the terms of your Contract or make changes to it without our consent.

Participation

         The Contract does not participate in the surplus or profits of the Company, and the Company does not pay dividends on the Contracts.

Safekeeping of Account Assets

         We hold the title to the assets of the Variable Account. We keep the assets physically segregated and hold them separate and apart from our General Account assets and from the assets in any other separate account.

         We maintain records of all purchases and redemptions of Fund shares held by each of the Variable Sub-Accounts.

         Lloyd's of London has issued a fidelity bond in the amount of approximately $10 million per occurrence covering our directors, officers, and employees.

Legal Matters

         All matters relating to Delaware law pertaining to the Contracts, including the validity of the Contracts and our authority to issue the Contracts, have been passed upon by James F. Bronsdon, our Vice President, Legal and Compliance. Sutherland Asbill & Brennan LLP has provided advice on certain matters relating to the federal securities laws.

Financial Statements

         No financial statements are presented for the Variable Account because the Variable Account has yet to commence operations.

         We have included audited financial statements for Sage Life for the years ended December 31, 1999, 1998 and 1997 in this Prospectus. You should consider these financial statements only as bearing on the ability of Sage Life to meet its obligations under the Contracts. You should not consider them as bearing on the investment performance of the assets held in the Variable Account.

================================================================================
12.      HOW CAN I MAKE INQUIRIES?
================================================================================

         You may make inquiries about your Contract by writing to us at our Customer Service Center, by calling us at 877-835-7243 (Toll Free), or by contacting one of our authorized registered representatives.

================================================================================
                  HYPOTHETICAL ILLUSTRATIONS OF CONTRACT VALUES
================================================================================

         To show you how the Contract works, we have included some hypothetical illustrations for the following Insureds: a male issue age 45, a female issue age 55, and a male issue age 65. These illustrations show how Account Values, Surrender Values and death benefits under a Contract vary over time assuming the following circumstances:

         . An initial purchase payment of $10,000 allocated entirely to Variable Sub-Accounts and remaining there for the entire period;

         . The Insured is in good health, does not smoke, and qualifies under our simplified underwriting program;

         . There are no additional purchase payments, no withdrawals, no charges for supplemental benefits; and

         . The Funds earn gross (that is, before deductions for investment management fees and other operating expenses of the Funds) annual rates of return of 0%, 6%, and 12%.

         It is important to understand that the illustrations assume a level rate of return for all years. The values under a Contract would be different from those shown if the hypothetical returns averaged 0%, 6%, or 12% but fluctuated over and under those averages throughout the years shown.

         The illustrations also reflect an average daily charge equal to an annual charge of 0.86% of the average daily net assets of the Funds for investment management fees and other operating expenses. We calculated these fees based on an average of the expense ratios of each of the Funds (in some cases, we estimated those fees) for the last year of operations. Taking into account this average charge, the net annual rates of return for the Variable Sub-Accounts are 0.86%, 5.14% and 11.14%, respectively. The average daily charge for the Fund expenses, reflects voluntary expense agreements between certain of the Funds and their investment managers. These expense agreements could terminate at any time. See "What Are The Expenses Under A Contract?" If these agreements terminate, the values shown on the following pages would be less.

         The illustrations also reflect the Monthly Deduction Amount and other applicable charges for the hypothetical Insured. These include the Asset-Based Charges and the cost of insurance charges that we deduct on each Monthly Processing Date, and any annual administration charge that we deduct on a

Contract Anniversary. Our current charges and the higher guaranteed charges we have the contractual right to charge are reflected in separate illustrations on each of the following pages. All the illustrations reflect the fact that no charges for Federal or state income taxes are currently made against the Variable Account.

         Each illustration also has a column labeled "Payments Accumulated at 5% Interest Per Year." This column shows the amount that would accumulate if the initial purchase payment was invested to earn interest, after taxes, of 5% per year, compounded annually.

         Upon request, we will furnish you a personalized illustration based upon the proposed Insured's individual circumstances. Such illustrations will reflect the current cost of insurance charges and the guaranteed maximum cost of insurance charges and may assume different hypothetical rates of return than those shown in the following illustrations.

         The investment rates of return we have chosen to use in the illustrations are hypothetical only, and you should understand that they do not represent actual past or future rates of return. The actual rates of return under a Contract may be more or less than the hypothetical rates of return in the illustrations.

     Modified Single Payment Combination Fixed and Variable Life Insurance

Male Nonsmoker                               $10,000 Initial Purchase Payment
Issue Age 45                                 $34,078 Initial Insurance Amount

                                                                    Current Charges Basis

                            Assumed Gross Annual Investment  Assumed Gross Annual Investment  Assumed Gross Annual Investment
                             Return of 0.00% (-0.86% Net)      Return of 6.00% (5.14% Net)     Return of 12.00% (11.14% Net)
               Payments
  End of     Accumulated
 Contract   at 5% Interest   Account   Surrender    Death     Account   Surrender    Death     Account   Surrender    Death
   Year        Per Year       Value      Value     Benefit     Value      Value     Benefit     Value      Value     Benefit
    1            10,500        9,684       8,744    34,078     10,270       9,330    34,078     10,856       9,916    34,078
    2            11,025        9,338       8,398    34,078     10,505       9,565    34,078     11,741      10,801    34,078
    3            11,576        9,004       8,164    34,078     10,748       9,908    34,078     12,703      11,863    34,078
    4            12,155        8,681       7,941    34,078     10,996      10,256    34,078     13,746      13,006    34,078
    5            12,763        8,367       7,727    34,078     11,252      10,612    34,078     14,879      14,239    34,078
    6            13,401        8,064       7,524    34,078     11,514      10,974    34,078     16,109      15,569    34,078
    7            14,071        7,770       7,430    34,078     11,784      11,444    34,078     17,444      17,104    34,078
    8            14,775        7,485       7,485    34,078     12,060      12,060    34,078     18,893      18,893    34,078
    9            15,513        7,248       7,248    34,078     12,385      12,385    34,078     20,510      20,510    34,078
   10            16,289        7,019       7,019    34,078     12,719      12,719    34,078     22,265      22,265    34,955
   11            17,103        6,831       6,831    34,078     13,128      13,128    34,078     24,291      24,291    36,437
   12            17,959        6,648       6,648    34,078     13,550      13,550    34,078     26,502      26,502    38,693
   13            18,856        6,470       6,470    34,078     13,985      13,985    34,078     28,914      28,914    41,058
   14            19,799        6,297       6,297    34,078     14,434      14,434    34,078     31,548      31,548    43,537
   15            20,789        6,128       6,128    34,078     14,898      14,898    34,078     34,427      34,427    46,133
   16            21,829        5,964       5,964    34,078     15,376      15,376    34,078     37,577      37,577    48,850
   17            22,920        5,804       5,804    34,078     15,870      15,870    34,078     41,010      41,010    52,493
   18            24,066        5,649       5,649    34,078     16,380      16,380    34,078     44,752      44,752    56,388
   19            25,270        5,498       5,498    34,078     16,906      16,906    34,078     48,833      48,833    60,552
   20            26,533        5,351       5,351    34,078     17,449      17,449    34,078     53,283      53,283    65,005
   25            33,864        4,671       4,671    34,078     20,437      20,437    34,078     82,375      82,375    95,555
   30            43,219        4,079       4,079    34,078     23,937      23,937    34,078    127,527     127,527   136,454
   35            55,160        3,561       3,561    34,078     28,036      28,036    34,078    198,428     198,428   208,349


We emphasize that the assumed gross annual investment rates of return shown above and elsewhere in this prospectus are illustrative only and should not be deemed a representation of past or future gross annual investment rates of return. Actual gross annual rates of return may be more or less than those shown and will depend on a number of factors, including investment allocations made to the Sub-Accounts. The death benefit, Account Values and Surrender Values for a Contract would be different from those shown if the actual gross annual rates of return averaged 0%, 6% and 12% over a period of years, but varied above or below that average during the period. They would also be different if you take a loan or withdrawal during the period of time illustrated. No representation can be made that those assumed gross annual rates of return can be achieved for any one year or sustained over any period of time.


     Modified Single Payment Combination Fixed and Variable Life Insurance

Male Nonsmoker                                  $10,000 Initial Purchase Payment
Issue Age 45                                    $34,078 Initial Insurance Amount

                                                                 Maximum Charges Basis

                           Assumed Gross Annual Investment  Assumed Gross Annual Investment  Assumed Gross Annual Investment
                            Return of 0.00% (-0.86% Net)      Return of 6.00% (5.14% Net)     Return of 12.00% (11.14% Net)
              Payments
 End of     Accumulated
Contract   at 5% Interest   Account   Surrender    Death     Account   Surrender    Death     Account   Surrender    Death
  Year        Per Year       Value      Value     Benefit     Value      Value     Benefit     Value      Value     Benefit
 1              10,500       9,623      8,683     34,078     10,210       9,270    34,078     10,797       9,857    34,078
 2              11,025       9,206      8,266     34,078     10,378       9,438    34,078     11,619      10,679    34,078
 3              11,576       8,788      7,948     34,078     10,541       9,701    34,078     12,510      11,670    34,078
 4              12,155       8,367      7,627     34,078     10,701       9,961    34,078     13,478      12,738    34,078
 5              12,763       7,942      7,302     34,078     10,854      10,214    34,078     14,532      13,892    34,078
 6              13,401       7,512      6,972     34,078     11,001      10,461    34,078     15,678      15,138    34,078
 7              14,071       7,072      6,732     34,078     11,139      10,799    34,078     16,925      16,585    34,078
 8              14,775       6,623      6,623     34,078     11,266      11,266    34,078     18,286      18,286    34,078
 9              15,513       6,198      6,198     34,078     11,421      11,421    34,078     19,814      19,814    34,078
 10             16,289       5,756      5,756     34,078     11,562      11,562    34,078     21,485      21,485    34,078
 11             17,103       5,322      5,322     34,078     11,746      11,746    34,078     23,432      23,432    35,148
 12             17,959       4,863      4,863     34,078     11,917      11,917    34,078     25,564      25,564    37,323
 13             18,856       4,377      4,377     34,078     12,071      12,071    34,078     27,890      27,890    39,604
 14             19,799       3,860      3,860     34,078     12,207      12,207    34,078     30,431      30,431    41,995
 15             20,789       3,309      3,309     34,078     12,322      12,322    34,078     33,208      33,208    44,499
 16             21,829       2,718      2,718     34,078     12,413      12,413    34,078     36,246      36,246    47,120
 17             22,920       2,080      2,080     34,078     12,472      12,472    34,078     39,558      39,558    50,634
 18             24,066       1,386      1,386     34,078     12,496      12,496    34,078     43,168      43,168    54,391
 19             25,270         627        627     34,078     12,476      12,476    34,078     47,103      47,103    58,408
 20             26,533           -          -          -     12,405      10,405    34,078     51,396      51,396    62,703
 25             33,864           -          -          -     10.980      10,980    34,078     79,334      79.334    92,028
 30             43,219           -          -          -      6,067       6,067    34,078    122,636     122,636   131,220
 35             55,160           -          -          -          -           -    34,078    190,817     190,817   200,357

We emphasize that the assumed gross annual investment rates of return shown above and elsewhere in this prospectus are illustrative only and should not be deemed a representation of past or future gross annual investment rates of return. Actual gross annual rates of return may be more or less than those shown and will depend on a number of factors, including investment allocations made to the Sub-Accounts. The death benefit, Account Values and Surrender Values for a Contract would be different from those shown if the actual gross annual rates of return averaged 0%, 6% and 12% over a period of years, but varied above or below that average during the period. They would also be different if you take a loan or withdrawal during the period of time illustrated. No representation can be made that those assumed gross annual rates of return can be achieved for any one year or sustained over any period of time.

     Modified Single Payment Combination Fixed and Variable Life Insurance

Female Nonsmoker                              $10,000 Initial Purchase Payment
Issue Age 55                                  $29,068 Initial Insurance Amount

                                                                  Current Charges Basis

                            Assumed Gross Annual Investment  Assumed Gross Annual Investment  Assumed Gross Annual Investment
                             Return of 0.00% (-0.86% Net)      Return of 6.00% (5.14% Net)     Return of 12.00% (11.14% Net)
               Payments
  End of     Accumulated
 Contract   at 5% Interest   Account   Surrender    Death     Account   Surrender    Death     Account   Surrender    Death
   Year        Per Year       Value      Value     Benefit     Value      Value     Benefit     Value      Value     Benefit
    1           10,500         9,684       8,744    29,068     10.270       9,330    29,068     10,856       9,916    29,068
    2           11,025         9,338       8,398    29,068     10,505       9,565    29,068     11,741      10,801    29,068
    3           11,576         9,004       8,164    29,068     10,748       9,908    29,068     12,703      11,863    29,068
    4           12,155         8,681       7,941    29,068     10,996      10,256    29,068     13,746      13,006    29,068
    5           12,763         8,367       7,727    29,068     11,252      10,612    29,068     14,879      14,239    29,068
    6           13,401         8,064       7,524    29,068     11,514      10.974    29,068     16,109      15,569    29,068
    7           14,071         7,770       7,430    29,068     11,784      11,444    29,068     17,444      17,104    29,068
    8           14,775         7,485       7,485    29,068     12,060      12,060    29,068     18,893      18,893    29,068
    9           15,513         7,248       7,248    29,068     12,385      12,385    29,068     20,510      20,510    29,068
   10           16,289         7,019       7,019    29,068     12,719      12,719    29,068     22,274      22,274    29,068
   11           17,103         6,831       6,831    29,068     13,128      13,128    29,068     24,339      24,339    29,207
   12           17,959         6,648       6,648    29,068     13,550      13,550    29,068     26,616      26,616    31,673
   13           18,856         6,470       6,470    29,068     13,985      13,985    29,068     29,103      29,103    34,341
   14           19,799         6,297       6,297    29,068     14,434      14,434    29,068     31,820      31,820    37,229
   15           20,789         6,128       6,128    29,068     14,898      14,898    29,068     34,788      34,788    40,354
   16           21,829         5,964       5,964    29,068     15,376      15,376    29,068     38,030      38,030    43,734
   17           22,920         5,804       5,804    29,068     15,870      15,870    29,068     41,580      41,580    46,985
   18           24,066         5,649       5,649    29,068     16,380      16,380    29,068     45,470      45,470    50,472
   19           25,270         5,498       5,498    29,068     16,906      16,906    29,068     49,737      49,737    54,213
   20           26,533         5,351       5,351    29,068     17,449      17,449    29,068     54,424      54,424    58,233
   25           33,864         4,671       4,671    29,068     20,437      20,437    29,068     85,350      85,350    89,618
   30           43,219         4,079       4,079    29,068     23,937      23,937    29,068    132,557     132,557   139,185
   35           55,160         3,561       3,561    29,068     28,036      28,036    29,438    204,911     204,911   215,156


We emphasize that the assumed gross annual investment rates of return shown above and elsewhere in this prospectus are illustrative only and should not be deemed a representation of past or future gross annual investment rates of return. Actual gross annual rates of return may be more or less than those shown and will depend on a number of factors, including investment allocations made to the Sub-Accounts. The death benefit, Account Values and Surrender Values for a Contract would be different from those shown if the actual gross annual rates of return averaged 0%, 6% and 12% over a period of years, but varied above or below that average during the period. They would also be different if you take a loan or withdrawal during the period of time illustrated. No representation can be made that those assumed gross annual rates of return can be achieved for any one year or sustained over any period of time.


     Modified Single Payment Combination Fixed and Variable Life Insurance

Female Nonsmoker                                $10,000 Initial Purchase Payment
Issue Age 55                                    $29,068 Initial Insurance Amount

                                                                 Maximum Charges Basis

                           Assumed Gross Annual Investment  Assumed Gross Annual Investment  Assumed Gross Annual Investment
                            Return of 0.00% (-0.86% Net)      Return of 6.00% (5.14% Net)     Return of 12.00% (11.14% Net)
              Payments
 End of     Accumulated
Contract   at 5% Interest   Account   Surrender    Death     Account   Surrender    Death     Account   Surrender    Death
  Year        Per Year       Value      Value     Benefit     Value      Value     Benefit     Value      Value     Benefit
 1              10,500       9,597      8,657     29,068     10,184       9,244    29,068     10.771       9,831    29,068
 2              11,025       9,153      8,213     29,068     10,324       9,384    29,068     11,565      10,625    29,068
 3              11,576       8,709      7,869     29,068     10,462       9,622    29,068     12,431      11,591    29,068
 4              12,155       8,263      7,523     29,068     10,597       9,857    29,068     13,377      12,367    29,068
 5              12,763       7,815      7,175     29,068     10,727      10,087    29,068     14,410      13,770    29,068
 6              13,401       7,362      6,822     29,068     10,852      10,312    29,068     15,538      14,998    29,068
 7              14,071       6,900      6,900     29,068     10,969      10,629    29,068     16,772      16,432    29,068
 8              14,775       6,424      6,424     29,068     11,072      11,072    29,068     18,122      18,122    29,068
 9              15,513       5,968      5,968     29,068     11,201      11,201    29,068     19,644      19,644    29,068
 10             16,289       5,488      5,488     29,068     11,312      11,312    29,068     21,314      21,314    29,068
 11             17,103       5,008      5,008     29,068     11,461      11,461    29,068     23,270      23,270    29,068
 12             17,959       4,496      4,496     29,068     11,593      11,593    29,068     25,438      25,438    30,272
 13             18,856       3,951      3,951     29,068     11,705      11,705    29,068     27,815      27,815    32,822
 14             19,799       3,370      3,370     29,068     11,798      11,798    29,068     30,412      30,412    35,582
 15             20,789       2,746      2,746     29,068     11,866      11,866    29,068     33,249      33,249    38,568
 16             21,829       2,070      2,070     29,068     11,904      11,904    29,068     36,347      36,347    41,799
 17             22,920       1,327      1,327     29,068     11,901      11,901    29,068     39,740      39,740    44,907
 18             24,066         496        496     29,068     11,844      11,844    29,068     43,459      43,459    48,239
 19             25,270           -          -          -     11,718      11,718    29,068     47,537      47,537    51,815
 20             26,533           -          -          -     11,507      11,507    29,068     52,016      52,016    55,657
 25             33,864           -          -          -      8,466       8,466    29,068     81,575      81,575    85,653
 30             43,219           -          -          -          -           -         -    126,658     126,658   132,991
 35             55,160           -          -          -          -           -         -    193,217     193,217   202,878

We emphasize that the assumed gross annual investment rates of return shown above and elsewhere in this prospectus are illustrative only and should not be deemed a representation of past or future gross annual investment rates of return. Actual gross annual rates of return may be more or less than those shown and will depend on a number of factors, including investment allocations made to the Sub-Accounts. The death benefit, Account Values and Surrender Values for a Contract would be different from those shown if the actual gross annual rates of return averaged 0%, 6% and 12% over a period of years, but varied above or below that average during the period. They would also be different if you take a loan or withdrawal during the period of time illustrated. No representation can be made that those assumed gross annual rates of return can be achieved for any one year or sustained over any period of time.

  Male Nonsmoker                               $10,000 Initial Purchase Payment
  Issue Age 65                                 $18,552 Initial Insurance Amount

                                                                 Current Charges Basis

                           Assumed Gross Annual Investment  Assumed Gross Annual Investment  Assumed Gross Annual Investment
                            Return of 0.00% (-0.86% Net)      Return of 6.00% (5.14% Net)     Return of 12.00% (11.14% Net)
              Payments
 End of     Accumulated
Contract   at 5% Interest   Account   Surrender    Death     Account   Surrender    Death     Account   Surrender    Death
  Year        Per Year       Value      Value     Benefit     Value      Value     Benefit     Value      Value     Benefit
 1                 10,500      9,684       8,744    18,552     10,270       9,330    18,552     10,856       9,916    18,552
 2                 11,025      9,338       8,398    18,552     10,505       9,565    18,552     11,741      10,801    18,552
 3                 11,576      9,004       8,164    18,552     10,748       9,908    18,552     12,703      11,863    18,552
 4                 12,155      8,681       7,941    18,552     10,996      10,256    18,552     13,746      13,006    18,552
 5                 12,763      8,367       7,727    18,552     11,252      10,612    18,552     14,879      14,239    18,552
 6                 13,401      8,064       7,524    18,552     11,514      10,974    18,552     16,109      15,569    18,552
 7                 14,071      7,770       7,430    18,552     11,784      11,444    18,552     17,444      17,104    19,711
 8                 14,775      7,485       7,485    18,552     12,060      12,060    18,552     18,893      18,893    20,971
 9                 15,513      7,248       7,248    18,552     12,385      12,385    18,552     20,518      20,518    22,364
 10                16,289      7,019       7,019    18,552     12,719      12,719    18,552     22,298      22,298    23,859
 11                17,103      6,831       6,831    18,552     13,128      13,128    18,552     24,377      24,377    25,595
 12                17,959      6,648       6,648    18,552     13,550      13,550    18,552     26,640      26,640    27,972
 13                18,856      6,470       6,470    18,552     13,985      13,985    18,552     29,104      29,104    30,559
 14                19,799      6,297       6,297    18,552     14,434      14,434    18,552     31,783      31,783    33,372
 15                20,789      6,128       6,128    18,552     14,898      14,898    18,552     34,694      34,694    36,429
 16                21,829      5,964       5,964    18,552     15,376      15,376    18,552     37,856      37,856    39,748
 17                22,920      5,804       5,804    18,552     15,870      15,870    18,552     41,301      41,301    43,366
 18                24,066      5,649       5,649    18,552     16,380      16,380    18,552     45,060      45,060    47,313
 19                25,270      5,498       5,498    18,552     16,906      16,906    18,552     49,162      49,162    51,620
 20                26,533      5,351       5,351    18,552     17,449      17,449    18,552     53,636      53,636    56,318
 25                33,864      4,671       4,671    18,552     20,437      20,437    21,459     82,913      82,913    87,059
 30                43,219      4,079       4,079    18,552     23,931      23,981    24,221    128,406     128,406   129,690
 35                55,160      3,561       3,561    18,552     28,127      28,127    28,409    198,772     198,772   200,760

We emphasize that the assumed gross annual investment rates of return shown above and elsewhere in this prospectus are illustrative only and should not be deemed a representation of past or future gross annual investment rates of return. Actual gross annual rates of return may be more or less than those shown and will depend on a number of factors, including investment allocations made to the Sub-Accounts. The death benefit, Account Values and Surrender Values for a Contract would be different from those shown if the actual gross annual rates of return averaged 0%, 6% and 12% over a period of years, but varied shown above or below that average during the period. They would also be different if you take a loan or withdrawal during the period of time illustrated. No representation can be made that those assumed gross annual rates of return can be achieved for any one year or sustained over any period of time.

     Modified Single Payment Combination Fixed and Variable Life Insurance

  Male Nonsmoker                       $10,000 Initial Purchase Payment
  Issue Age 65                         $18,552 Initial Insurance Amount

                                                                 Current Charges Basis

                           Assumed Gross Annual Investment  Assumed Gross Annual Investment  Assumed Gross Annual Investment
                            Return of 0.00% (-0.86% Net)      Return of 6.00% (5.14% Net)     Return of 12.00% (11.14% Net)
              Payments
 End of     Accumulated
Contract   at 5% Interest   Account   Surrender    Death     Account   Surrender    Death     Account   Surrender    Death
  Year        Per Year       Value      Value     Benefit     Value      Value     Benefit     Value      Value     Benefit
 1                 10,500      9,503       8,563    18,552     10,092      10,092    18,552     10,682       9,742    18,552
 2                 11,025      8,942       8,002    18,552     10,125      10,125    18,552     11,380      10,440    18,552
 3                 11,576      8,352       7,512    18,552     10,136      10,136    18,552     12,145      11,305    18,552
 4                 12,155      7,728       6,988    18,552     10,122      10,122    18,552     12,989      12,249    18,552
 5                 12,763      7,061       6,421    18,552     10,078      10,078    18,552     13,925      13,285    18,552
 6                 13,401      6,343       5,803    18,552      9,998       9,998    18,552     14,969      14,429    18,552
 7                 14,071      5,560       5,220    18,552      9,874       9,874    18,552     16,145      15,805    18,552
 8                 14,775      4,696       4,696    18,552      9,695       9,695    18,552     17,469      17,469    19,391
 9                 15,513      3,772       3,772    18,552      9,493       9,493    18,552     18,972      18,972    20,679
 10                16,289      2,725       2,725    18,552      9,213       9,213    18,552     20,618      20,618    22,061
 11                17,103      1,542       1,542    18,552      8,889       8,889    18,552     22,540      22,540    23,667
 12                17,959        178         178    18,552      8,456       8,456    18,552     24,633      24,633    25,865
 13                18,856          -           -         -      7,892       7,892    18,552     26,911      26,911    28,256
 14                19,799          -           -         -      7,169       7,169    18,552     29,388      29,388    30,857
 15                20,789          -           -         -      6,245       6,245    18,552     32,080      32,080    33,684
 16                21,829          -           -         -      5,063       5,063    18,552     35,003      35,003    36,754
 17                22,920          -           -         -      3,542       3,542    18,552     38,174      38,174    40,082
 18                24,066          -           -         -      1,569       1,569    18,552     41,607      41,607    43,687
 19                25,270          -           -         -          -           -         -     45,319      45,319    47,585
 20                26,533          -           -         -          -           -         -     49,328      49,328    51,795
 25                33,864          -           -         -          -           -         -     74,475      74,475    78,198
 30                43,219          -           -         -          -           -         -    113,346     113,346   114,480
 35                55,160          -           -         -          -           -         -    173,532     173,532   175,267

We emphasize that the assumed gross annual investment rates of return shown above and elsewhere in this prospectus are illustrative only and should not be deemed a representation of past or future gross annual investment rates of return. Actual gross annual rates of return may be more or less than those shown and will depend on a number of factors, including investment allocations made to the Sub-Accounts. The death benefit, Account Values and Surrender Values for a Contract would be different from those shown if the actual gross annual rates of return averaged 0%, 6% and 12% over a period of years, but varied shown above or below that average during the period. They would also be different if you take a loan or withdrawal during the period of time illustrated. No representation can be made that those assumed gross annual rates of return can be achieved for any one year or sustained over any period of time.

================================================================================
                                    Part II
                            Additional Information
================================================================================

History and Business

     Ownership. Sage Life was incorporated under the laws of the state of Delaware in 1981. The Company is authorized to write general life insurance and fixed and variable annuity contracts in all states except New York, and also is licensed to conduct variable life insurance business in all but five states.

     Fidelity Mutual Life Insurance Company, a Pennsylvania insurer, sponsored the Company's formation in 1981 under the name of Fidelity Standard Life Insurance Company ("Fidelity Life"). Security First Life Insurance Company ("Security First") of Los Angeles, California acquired Fidelity Life in December 1984. In January 1997, Sage Insurance Group Inc. ("Sage Insurance Group") (formerly Finplan Investment Corp.), a Delaware corporation and a wholly owned indirect subsidiary of Sage Group Limited ("Sage Group"), a South African corporation and the Company's ultimate parent, acquired Fidelity Life. The Company changed to its present name in September 1997. In December 1998, Sage Insurance Group formed a new company, Sage Life Holdings of America, Inc.
("Sage Life Holdings"), to act as the new immediate parent of the Company. The transaction is discussed more fully in the section below entitled "Holding Company Structure and Background."

     Prior Business Operations. As a Security First subsidiary, the Company specialized in the marketing of annuities qualifying under Section 403(b) of the Code. Under an assumption reinsurance agreement, Fidelity Life's annuity business was irrevocably transferred to Security First in January 1997 except for a small number of contracts. During 1998, Security First assumption reinsured all of the remaining annuity business of Fidelity Life. Security First is now a subsidiary of The Metropolitan Life Insurance Company.

     Holding Company Structure and Background. We are an indirect, wholly owned subsidiary of Sage Insurance Group, which is a holding company for us and affiliated entities conducting life and annuity insurance business in the United States. We also are an indirect, wholly owned subsidiary of Sage Group Limited ("Sage Group"), a corporation quoted on the Johannesburg Stock Exchange. Sage Group is a holding company with a thirty-year history of extensive operating experience in mutual funds, life assurance and investment management. Sage Group has directly and indirectly engaged in insurance marketing activities in the United States since 1977 through its financial interests in Independent Financial Marketing Group Inc., a financial planning and bank insurance marketing company. Sage Group sold its interest in Independent Financial Marketing Group in March 1996 to the Liberty Financial Companies of Boston.


     On December 1, 1998, Sage Group entered into a letter of intent with Swiss
Re Life and Health America, Inc. ("Swiss Re").   Swiss Re is an indirect
subsidiary of Swiss Reinsurance Company, Switzerland, one of the world's largest reinsurance groups. This agreement contemplates two transactions: (1) that Sage Life will enter into a reinsurance agreement with Swiss Re or its affiliate, Life Reassurance Corporation of America ("LRCA"); and (2) that Swiss Re or
LRCA would make an investment in Sage Life Holdings, our immediate parent. The reinsurance agreement has not been finalized. However, we anticipate that we will enter into the reinsurance agreement with LRCA by the end of the second quarter of 2000. As to the investment in Sage Life Holdings, on December 31, 1998, LRCA did invest $12.5 million in non-voting, non-redeemable, cumulative preferred stock of Sage Life Holdings, which at that point became our immediate parent and a wholly-owned subsidiary of Sage Insurance Group. We anticipate that, during the second quarter of 2000, LRCA will exchange part of its preferred stock for a voting interest of not more that 9.9% in Sage Life Holdings with a retroactive effective date of April 1999. The arrangements contemplated by the agreement may be subject to regulatory approval.

     Selected Financial Data. We cannot compare our historical financial results for the calendar year 1996 and all prior years, to the results for the years 1997, 1998 and 1999 due to the substantial change in our business operations. We effectively disposed of all in-force business existing as of December 31, 1996 and, therefore, on January 1, 1997, had no insurance liabilities under any of our policies other than the small number of policies that were not 100% assumption reinsured to our former parent company. We subsequently novated these insurance liabilities during 1998. Effectively, therefore, since January 1997, we became comparable to a new company that had not yet begun its business activities.

     We present the following selected financial data as of December 31, 1999, 1998 and 1997 and for the years then ended, taken from our audited financial statements. Please read the information below along with the financial statements, including related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" we included elsewhere in this Prospectus.


=====================================================================================
                                                      Selected Financial Data
                                                          (in thousands)

                                            Year ended    Year ended     Year ended
                                            December 31,  December 31,   December 31,
                                               1999          1998           1997
Income Statement Data:
Revenues:
Net investment income                         $ 1,290      $ 1,244        $   989
Administrative service fees                        38            -              -
Annuity charges and fees                            1            -              -
Total revenues                                  1,329        1,244            989

Benefits and Expenses:
Salaries and benefits expenses                    972          742            497
Development expenses                            3,828            -              -
Insurance expenses and taxes                      721          522            518
Amortization expenses                             235          549            326
Total benefits and expenses                     5,756        1,813          1,341

Loss before cumulative effect adjustment       (4,427)        (569)          (352)

Cumulative effect adjustment                   (4,269)           -              -

Net loss                                      $(8,696)     $  (569)       $  (352)

Balance Sheet Data:
Total Assets                                  $31,737      $36,542        $36,689

Total Liabilities                             $   234      $    70        $ 3,486

Stockholder's Equity                          $31,503      $36,472        $33,203
======================================================================================

Management's Discussion and Analysis of Financial Condition and Results of Operations

     Introduction. The following discussion highlights the significant factors that influence our operations. Please read this discussion along with our financial statements and the related notes included in this Prospectus.

     History and Business Overview. Sage Insurance Group acquired the Company on December 31, 1996, and since that date, we have prepared for the recommencement of our insurance underwriting and marketing activities, and, on a limited basis, began those activities in 1999. (Before the acquisition of the Company, all new business production and marketing ended in October 1996.) We totally reengineered our products, systems and administration since the change of ownership. All of our current senior management are experienced in the insurance industry (either in the United States or in South Africa). We recruited most of them since January 1997. Our ongoing business strategy is to focus on the development, underwriting, and marketing of variable insurance products. Our obligations under these contracts are supported by (1) variable accounts -- determined by the value of investments held in separate accounts, and (2) fixed accounts -- backed by investments held in separate accounts. We may not use the assets of these separate accounts that equal the reserves and other liabilities supporting the contracts to which they relate, to pay any of our other obligations or creditors. During February 1999, we began to market, on a limited basis, our new variable insurance products. Our initial marketing focus has been to distribute the contracts through banks and third-party marketing organizations working closely with banks. We anticipate that, over the long-term, our distribution channels will expand to include wirehouses, regional broker-dealers, and financial planners.

     Results of Operations. Net loss for 1999 was $8.7 million, compared to losses of $.6 million in 1998 and $.4 million in 1997. The large increase in losses for 1999 is due to the adoption of Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" (SOP 98-5). SOP 98-5 required the Company to charge to expense all start-up costs incurred, as well as write-off any unamortized capitalized development costs on January 1, 1999. The development costs incurred during 1999 of $3.8 million and the write-off of unamortized capitalized development costs of $4.3 million produced an additional $8.1 million of losses over the prior year results.

     As the Company continued in the development phase during most of 1999, revenues continued to be derived primarily from investment income earned on Company investments. Net investment income earned during 1999 was $1.3 million, compared to $1.2 million and $1.0 million in 1998 and 1997, respectively. The Company's investments consist entirely of U.S. Government securities and highly rated corporate bonds. Investment yields of 5.4%, 5.1% and 4.9% were earned in 1999, 1998 and 1997, respectively. The Company's other sources of income are administrative service fees and Contract charges and fees. Administrative service fees are asset-based charges that the Company receives on Contract Owner funds invested with various investment fund managers. Contract charges and fees are both asset-based fees and flat annual per-Contract fees charged to each Contract Owner. As the Company broadens its distribution of products during 2000, these Contract charges and fees are anticipated to become a major source of revenue. The Contract charges and fees earned during 1999 were minimal as there were a very limited number of Contracts issued during the year.

     With the adoption of SOP 98-5, the Company's primary expenses during 1999 were those non-recurring expenses incurred in the development of products and systems. Expenses incurred for development costs in 1999 were $3.8 million. Prior to 1999, these expenses were capitalized and amortized over fifteen years. As these expenses are no longer amortized, amortization expenses decreased to $.2 million in 1999 from $.5 million in 1998. The amortization expenses for 1999 relate entirely to the goodwill associated with the purchase of the Company. Salaries and benefits expenses for 1999 were $1.0 million, compared to $.7 million and $.5 million in 1998 and 1997, respectively. Insurance expenses and taxes were $.2 million, $.5 million and $.3 million in 1999, 1998 1997, respectively. These overhead expenses include rent, professional fees, office expenses and statutory filing fees.

     The Company has no federal income tax expenses for each of the three years ended December 31, 1999. The Company has a net operating loss carryforward of approximately $10.3 million at the end of 1999.

     Liquidity and Capital Resources. Since the beginning of 1997, we have needed money primarily to develop our insurance products and related infrastructure, and to fund our daily operations. We have met our cash needs through interest income and capital contributions from Sage Insurance Group.

     During 2000, we expect our cash needs to substantially increase due to our expanded underwriting and marketing activities. We still anticipate that we will be unable to meet all of our liquidity requirements in the coming year without additional capital. However, Sage Insurance Group will continue to provide capital to us for our non-recurring costs associated with new products and business development during the year. In addition, as discussed previously, LRCA, an indirect subsidiary of Swiss Reinsurance Corporation, has made an equity investment in our parent company that will provide an additional source of funds to us for new business expenses.

     We also expect to enter into a coinsurance reinsurance arrangement with LRCA that will provide an additional source of cash for operations. Our future marketing efforts could be hampered in the unlikely event that Swiss Re, LRCA, Sage Insurance Group and/or their affiliates are unwilling to commit additional funding.

     Segment Information. We currently plan to conduct our business as a single segment, and anticipate that this segment will eventually include all of the following products:

     .   Combination fixed and variable deferred annuities;

     .   Combination fixed and variable immediate annuities; and

     .   Combination fixed and variable life insurance products.

     Reinsurance. As discussed above in Holding Company Structure and Background, we expect to enter into a coinsurance reinsurance arrangement with LRCA, pursuant to which LRCA will reinsure a significant portion of our liabilities under our variable insurance contracts with a retroactive effective date of February 1, 1999. This arrangement will provide additional capacity for growth of our variable insurance business.

     In addition, we have entered into a reinsurance arrangement that reinsures certain mortality risks associated with the guaranteed minimum death benefit and accidental death benefit features of the Contracts. We intend to use only highly rated reinsurance companies to reinsure these risks.

     Reinsurance does not relieve us from our obligations to Owners. We remain primarily liable to our Owners to the extent that any reinsurer does not meet its obligations under the reinsurance agreements.

     Reserves. The insurance laws and regulations under which we operate obligate us to carry on our books, as liabilities, actuarially determined reserves to meet our obligations on outstanding Contracts. We base our reserves involving life contingencies on mortality tables in general use in the United States. Where applicable, we compute our reserves to equal amounts which, together with interest on such reserves computed annually at certain assumed rates, will be sufficient to meet our Contract obligations at their maturities or in the event of the Owner's death. In the financial statements included in this Prospectus, all reserves have been determined in accordance with generally accepted accounting principles. At December 31, 1999 we held $93 thousand of reserves in our Separate Account. As previously noted, all of Fidelity Life's existing annuity business has been irrevocably transferred to Security First, resulting in no remaining contract obligations at December 31, 1998.

     Investments. Our General Account cash and invested assets of $24.1 million, $25.5 million and $25.3 million at December 31, 1999, 1998 and 1997, respectively, was invested entirely in investment grade securities and money market funds. It is our stated policy to refrain from investing in securities having speculative characteristics. Our entire portfolio is classified as available-for sale, and is reported at fair value, with resulting unrealized gains or losses included as a separate component of stockholder's equity.

     Dividend Restrictions. We are subject to state regulatory restrictions that limit the maximum amount of dividends payable. Subject to certain net income carryforward provisions described below, we must obtain approval of the Insurance Commissioner of the State of Delaware to pay, in any 12-month period, "extraordinary" dividends which are defined as those in excess of the greater of 10% of surplus in regard to shareholders as of the prior year-end and statutory net income less realized capital gains for such prior year. We may pay dividends only out of unassigned surplus. In addition, we must provide notice to the Insurance Commissioner of the State of Delaware of all dividends and other distributions to shareholders within five business days after declaration and at least ten days prior to payment. At December 31, 1999 we could not pay a dividend to Sage Life Holdings without prior approval from state regulatory authorities as we currently do not have earned surplus. We did not pay a dividend to Sage Life Holdings.

     Competition. We are engaged in a business that is highly competitive due to the large number of stock and mutual life insurance companies as well as other entities marketing insurance products comparable to our products. There are approximately 1,600 stock, mutual, and other types of insurers in the life insurance business in the United States, a substantial number of which are significantly larger than we are. We are unique in that we are one of the few life insurers confining its activities to the marketing of separate account variable insurance products.

     Transactions with Sage Insurance Group, Inc. In 1997, the Company entered into a Cost Sharing Agreement with Sage Insurance Group, the parent of Sage Life Holdings, to share the personnel costs, office rent and equipment costs. These costs are allocated between the companies based upon the estimated time worked, square footage of space utilized and upon monitored usage of the equipment, respectively. Pursuant to this agreement, the Company has received $.9 million and $.2 million from Sage Insurance Group for the years ended December 31, 1999 and 1998, respectively. The Company paid Sage Insurance Group $.1 million for the period ended December 31, 1997. At December 31, 1999 the amount due from Sage Insurance Group relating to this agreement was $.6 million. There was no amount due at December 31, 1998. In addition, Sage Insurance Group provides funds to the Company to meet various operating expenses. As these amounts are paid back to Sage Insurance Group at the end of each quarter, no amounts remained payable at December 31, 1999 and 1998.

     All non-recurring development costs of the Company are paid by Sage Insurance Group or its parent, Sage Group, and treated as capital contributions. The amount of development costs paid for by affiliated companies at December 31, 1999 , 1998 and 1997 were $7.1 million, $3.3 million and $1.5 million, respectively.

     Employees. Due to our business strategy of outsourcing our primary administrative and investment functions to organizations that specialize in
these areas, the number of full time personnel we employ is limited.   The
Company had 27, 14 and 8 full time employees at December 31, 1999, 1998, and 1997, respectively.

     State Regulation. We are subject to the laws of the State of Delaware governing insurance companies and to the regulations of the Delaware Department of Insurance (the "Insurance Department"). We file a detailed financial statement in the prescribed form (the "Statement") with the Insurance Department each year covering our operations for the preceding year and our financial condition as of the end of that year. Regulation by the Insurance Department means that the Insurance Department may examine us and our books and records to determine, among other things, whether contract liabilities and reserves as we state them are correct. The Insurance Department, under the auspices of the National Association of Insurance Commissioners ("NAIC"), will periodically conduct a full examination of our operations.

     In addition, we are subject to regulation under the insurance laws of all jurisdictions in which we operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to various matters, including licensing to transact business, overseeing trade practices, licensing agents, approving contract forms, establishing reserve requirements, fixing maximum interest rates on life insurance contract loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. We must file the Statement with supervisory agencies in each of the jurisdictions in which we do business, and our operations and accounts are subject to examination by these agencies at regular intervals.

     The NAIC has adopted several regulatory initiatives designed to improve the surveillance and financial analysis regarding the solvency of insurance companies in general. These initiatives include the development and implementation of a risk-based capital formula for determining adequate levels of capital and surplus. Insurance companies are required to calculate their risk-based capital in accordance with this formula and to include the results in their Statements. We anticipate that these standards will have no significant effect upon us.

     Further, many states regulate affiliated groups of insurers like us and our affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of the transfers and payments in relation to the financial positions of the companies involved.

     Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for contract owner losses incurred when other insurance companies have become insolvent. Most of these laws provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.

     Although the federal government ordinarily does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Our insurance products are subject to various federal securities laws and regulations. In addition, current and proposed federal measures that may significantly affect the insurance business include:

     .  regulation of insurance company solvency,

     .  employee benefit regulation,

     .  tax law changes affecting the taxation of insurance companies, and

     . tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

                       DIRECTORS AND EXECUTIVE OFFICERS

                             Position held with the                Other Principal Positions
Name (Age)                   Company/Year Commenced                During Past Five Years
----------                   ----------------------                ----------------------
Ronald S. Scowby/(1)/        Director, 1/97 to present;            Chairman and Trustee, Sage Life
     Age 61                  Chairman, 2/98 to present             Investment Trust, 7/98 to present;
                                                                   Director, Sage Life Assurance Company
                                                                   of New York, 5/98 to present; Deputy
                                                                   Chairman 2/98 to present, President,
                                                                   1/97 to 2/98, Director, 1/97 to
                                                                   present, Sage Insurance Group Inc.;
                                                                   Director, Sage Advisors, Inc., 1/98 to
                                                                   12/99; President, Chief Executive
                                                                   Officer, Sage Life Assurance of America
                                                                   Inc., 1/97-2/98; Director, Sage
                                                                   Distributors, Inc., 1/98 to 12/99;
                                                                   Director, President, Chief Executive
                                                                   Officer, Sage Management Services
                                                                   (USA), Inc., 6/96 to 12/99; Owner,
                                                                   Sheldon Scowby Resources 7/95-6/96.

Robin I. Marsden/(1)/        Director, 1/97 to present;            Director and President, Sage Life
     Age 34                  President and Chief Executive         (Bermuda) Ltd., 1/2000 to present;
                             Officer, 2/98 to present              President and Trustee, Sage Life
                                                                   Investment Trust, 7/98 to present;
                                                                   Director, Sage Life Assurance Company
                                                                   of New York, 5/98 to present; Director,
                                                                   President, Sage Advisors, Inc., 1/98 to
                                                                   present; Director, Sage Distributors,
                                                                   Inc., 1/98 to present; Director, 1/97
                                                                   to present, President and Chief
                                                                   Executive Officer, 2/98 to present,
                                                                   Sage Insurance Group, Inc.; Chief
                                                                   Investment Officer, Sage Life Holdings,
                                                                   Ltd., 11/94 to 1/98; and
                                                                   Executive-Strategic Developments, Sage
                                                                   Group Ltd., 11/94 to 1/98.

H. Louis Shill/(2)/          Director, 1/97 to                     Director, Sage Life Assurance Company
     Age 69                  present                               of New York, 5/98 to present; Chairman,
                                                                   Sage Life Assurance of America, Inc.,
                                                                   1/97 to 2/98; Chairman, Sage Insurance
                                                                   Group, Inc., 1/97 to present; Founder,
                                                                   Chairman, Sage Group Limited, 1965 to
                                                                   present.

                             Position held with the                Other Principal Positions
Name (Age)                   Company/Year Commenced                During Past Five Years
----------                   ----------------------                ----------------------
Paul C. Meyer/(3)/           Director, 1/97 to                     Director, Sage Life Assurance Company
     Age 47                  present                               of New York, 5/98 to present; Partner,
                                                                   Rogers & Wells, 1986 to present.

Richard D. Starr/(4)/        Director, 1/97 to                     Director, Sage Life Assurance Company
     Age 55                  present                               of New York, 5/98 to present;
                                                                   President, First Interstate Securities,
                                                                   1/95 to 12/95; Chairman & Chief
                                                                   Executive Officer, Financial
                                                                   Institutions Group, Inc., 10/78 to
                                                                   present.

Mitchell R. Katcher/(1)/     Director, 12/97 to present; Senior    Director, Chief Financial Officer and
     Age 46                  Executive Vice President, Chief       Chief Actuary, Sage Life (Bermuda),
                             Financial Officer, Chief Actuary      Ltd., 1/2000 to present; Vice
                             5/97 to present                       President, Sage Life Investment Trust,
                                                                   7/98 to present; Director, Sage Life
                                                                   Assurance Company of New York, 5/98 to
                                                                   present; Director, Treasurer, Sage
                                                                   Advisors, Inc., 1/98 to present;
                                                                   Director, Sage Distributors, Inc., 1/98
                                                                   to present; Treasurer, 7/97 to present,
                                                                   Senior Executive Vice President, 12/97
                                                                   to present, Sage Insurance Group, Inc.;
                                                                   Executive Vice President, Golden
                                                                   American Life Insurance Company,
                                                                   7/93-2/97.

Meyer Feldberg/(5)/          Director, 1/2000 to present           Dean/Professor, Columbia University
     Age 58                                                        Graduate School of Business, 7/89 to
                                                                   present; Director, 1/2000 to present,
                                                                   Sage Life Assurance Company of New York
                                                                   and Sage Insurance Group, Inc.

________________
/(1)/ The principal business address of these persons is 300 Atlantic Street,
      Stamford, CT 06901.
/(2)/ Mr. Shill's principal business address is Sage Centre, 10 Fraser Street,
      Johannesburg, South Africa 2000.
/(3)/ Mr. Meyer's principal business address is 200 Park Avenue, New York, N.Y.
      10166.
/(4)/ Mr. Starr's principal business address is 22507 SE 47th Place, Issaquah,
      WA 98029.

/(5)/ Dr. Feldberg's principal business address is Columbia University
      Graduate School of Business, Uris Hall, Room 101, 3022 Broadway, New York, NY 10027.

Compensation

     Our executive officers also serve as officers of our parent and of certain affiliated companies. Cost allocations have been made to us as to the time these individuals devoted to their duties with us. No allocation was made during 1997 nor was any made for 1998 for the services of Mr. Shill. No allocation was made during 1997 for the services of Mr. Marsden.

     The following table includes compensation paid by us for services rendered in all capacities for the years indicated for the Chief Executive Officer and the other Executive Officers compensated more than $100,000 for the year ended December 31, 1999.

                                                                       Annual Compensation
                                                           -------------------------------------------         All Other
               Name and Principal Position                    Year          Salary           Bonus           Compensation
---------------------------------------------------------  ----------  ----------------  -------------   ---------------------

Ronald S. Scowby.........................................     1997          $337,500       $100,000
 Chairman(1)                                                  1998          $350,000       $100,000            $ 22,097
                                                              1999          $350,000       $100,000            $100,000

Robin I. Marsden.........................................     1998          $275,000       $100,000            $ 20,956
 President and Chief Executive Officer(1)                     1999          $322,500       $150,000

Mitchell R. Katcher......................................     1997          $114,583       $265,000
 Senior Executive Vice President,                             1998          $250,000       $125,000            $ 19,037
 Chief Financial Officer                                      1999          $268,750       $150,000
 and Chief Actuary(1)

________________

/(1)/ All salaries and bonuses are paid by Sage Insurance Group.

We pay outside directors $12,000 and $2,000 per meeting attended. (Dr. Feldberg is paid $30,000 and $8,000 per meeting attended.) For meetings attended in the year ended December 31, 1999, we paid each outside director $20,000.
(Dr. Feldberg attended no meetings in 1999; we paid Dr. Feldberg's Year 2000 retainer of $30,000 in 1999.) We do not compensate directors who are officers or employees of ours or our affiliates for serving on the Board. Directors do not receive retirement benefits.

                          Audited Financial Statements

                      Sage Life Assurance of America, Inc.

                 Years ended December 31, 1999, 1998 and 1997
                       with Report of Independent Auditors

                      Sage Life Assurance of America, Inc.

                          Audited Financial Statements

                 Years ended December 31, 1999, 1998 and 1997







                                    Contents


Report of Independent Auditors...............................................1

Audited Financial Statements

Balance Sheets...............................................................2
Statements of Operations.....................................................3
Statements of Stockholder's Equity...........................................4
Statements of Cash Flows.....................................................5
Notes to Financial Statements................................................6

                         Report of Independent Auditors


Board of Directors
Sage Life Assurance of America, Inc.

We have audited the accompanying balance sheets of Sage Life Assurance of America, Inc. as of December 31, 1999 and 1998, and the related statements of operations, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sage Life Assurance of America, Inc. as at December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.






February 24, 2000

                      Sage Life Assurance of America, Inc.

                                 Balance Sheets


                                                                                  December 31
                                                                           1999                1998
                                                                    ------------------  ------------------
Assets
Investments:
   Fixed maturities available for sale, at fair value (amortized
     cost: 1999-$17,296,410 and 1998-$12,967,022)                      $ 16,179,750        $ 12,992,917
   Short-term investments                                                 5,972,494          10,975,402
                                                                    ------------------  ------------------
Total investments                                                        22,152,244          23,968,319

Cash and cash equivalents                                                 1,979,985           1,531,165
Accrued investment income                                                   226,234             203,425
Receivable from affiliates                                                  671,270                   -
Deferred income taxes                                                       376,461                   -
Goodwill                                                                  6,228,146           6,565,134
Development costs                                                                 -           4,269,488
Other assets                                                                  9,231               5,000
Separate account assets                                                      93,009                   -
                                                                    ------------------  ------------------

Total assets                                                           $ 31,736,580        $ 36,542,531
                                                                    ==================  ==================

Liabilities and stockholder's equity
Liabilities:
   Accrued expenses                                                    $    140,426        $     61,670
   Deferred income taxes                                                          -               8,804
   Separate account liabilities                                              93,009                   -
                                                                    ------------------  ------------------
Total liabilities                                                           233,435              70,474

Stockholder's equity:
   Common stock, $2,500 par value, 1,000 shares authorized,
     issued and outstanding                                               2,500,000           2,500,000
   Additional paid-in capital                                            39,351,096          34,875,727
   Retained deficit                                                      (9,617,174)           (920,760)
   Accumulated other comprehensive (loss) income                           (730,777)             17,090
                                                                    ------------------  ------------------
Total stockholder's equity                                               31,503,145          36,472,057
                                                                    ------------------  ------------------

Total liabilities and stockholder's equity                             $ 31,736,580        $ 36,542,531
                                                                    ==================  ==================


See accompanying notes to financial statements.

                      Sage Life Assurance of America, Inc.

                            Statements of Operations


                                                              Year ended December 31
                                                    1999               1998              1997
                                              ---------------    ---------------    ---------------
Revenues
Investment income                                $ 1,290,196        $ 1,243,522        $   989,494
Administrative service fees                           37,671                  -                  -
Policy charges and fees                                  861                  -                  -
                                              ---------------    ---------------    ---------------
    Total revenues                                 1,328,728          1,243,522            989,494

Expenses
Salaries and benefits expenses                       972,052            741,979            497,426
Development expenses                               3,827,887                  -                  -
Amortization expense                                 234,468            548,818            325,406
General and administrative expenses                  721,247            521,699            518,448
                                              ---------------    ---------------    ---------------
    Total expenses                                 5,755,654          1,812,496          1,341,280

Loss before cumulative effect adjustment          (4,426,926)          (568,774)          (351,786)

Cumulative effect adjustment for change in
 accounting for development costs                 (4,269,488)                 -                  -
                                              ---------------    ---------------    ---------------

Net loss                                         $(8,696,414)       $  (568,974)       $  (351,786)
                                              ===============    ===============    ===============


See accompanying notes to financial statements.

                      Sage Life Assurance of America, Inc.

                       Statements of Stockholder's Equity


                                                                                                   Accumulated
                                                                                                      Other
                                                             Additional          Retained         Comprehensive
                                       Common Stock       Paid-In Capital         Deficit         (Loss) Income            Total
                                  --------------------------------------------------------------------------------------------------

Balance at January 1, 1997             $  2,500,000        $ 15,505,508                   -                   -        $ 18,005,508

Net loss                                                                       $   (351,786)                               (351,786)

Change in unrealized gain on
  investments, net of taxes                                                                        $     48,706              48,706
                                                                                                                  ------------------

Comprehensive income                                                                                                       (303,080)

Additional capital contributions                             15,500,000                                                  15,500,000
                                  --------------------------------------------------------------------------------------------------

Balance at January 1, 1998                2,500,000          31,005,508            (351,786)             48,706          33,202,428

Net loss                                                                           (568,974)                               (568,974)

Change in unrealized gain on
   investments, net of taxes                                                                            (31,616)            (31,616)

                                                                                                                  ------------------

Comprehensive income                                                                                                       (600,590)

Additional capital contributions                              3,870,219                                                   3,870,219
                                  --------------------------------------------------------------------------------------------------

Balance at December 31, 1998              2,500,000          34,875,727            (920,760)             17,090          36,472,057

Net loss                                                                         (8,696,414)                             (8,696,414)

Change in unrealized loss on
   investments, net of taxes                                                                           (747,867)           (747,867)

                                                                                                                  ------------------

Comprehensive income                                                                                                     (9,444,281)

Purchase price adjustment                                      (102,518)                                                   (102,518)

Additional capital contributions                              4,577,887                                                   4,577,887
                                  --------------------------------------------------------------------------------------------------

Balance at December 31, 1999           $  2,500,000        $ 39,351,096        $ (9,617,174)       $   (730,777)       $ 31,503,145
                                  ==================================================================================================



See accompanying notes to financial statements.

                      Sage Life Assurance of America, Inc.

                            Statements of Cash Flows


                                                                              Year  ended December 31
                                                                    1999                1998                1997
                                                              ----------------    ----------------    ----------------
Operating activities
   Net loss                                                      $ (8,696,414)       $   (568,974)       $   (351,786)
   Adjustments to reconcile net loss to net cash (used in)
     provided by operating activities:
       Amortization expense                                           234,468             548,818             325,406
       Cumulative effect adjustment for change in
         accounting for development costs                           4,269,488                   -                   -
       Changes in:
         Accrued investment income                                    (22,809)           (145,386)            (29,638)
         Receivable from affiliates                                  (671,270)           (128,425)            128,425
         Other assets                                                  (4,231)              6,443             (11,443)
         Accrued expenses                                              78,756            (118,772)            116,216
                                                              ----------------    ----------------    ----------------
Net cash (used in) provided by operating activities                (4,812,012)           (406,296)            177,180

Investing activities
   Purchase of fixed maturity securities                           (4,319,964)        (10,295,783)                  -
   Proceeds from sales, maturities and repayments of
     fixed maturity securities                                              -             849,153              42,941
   Net sales of short-term investments                              5,002,909          10,555,486         (15,507,987)
                                                              ----------------    ----------------    ----------------
Net cash provided by (used in) investing activities                   682,945           1,108,856         (15,465,046)

Financing activities
   Development costs paid by parent                                 3,827,887                   -                   -
   Capital contribution from the parent                               750,000             600,000          15,500,000
                                                              ----------------    ----------------    ----------------
Net cash provided by financing activities                           4,577,887             600,000          15,500,000
                                                              ----------------    ----------------    ----------------

Increase in cash and cash equivalents                                 448,820           1,302,560             212,134

Cash and cash equivalents at beginning of year                      1,531,165             228,605              16,471
                                                              ----------------    ----------------    ----------------

Cash and cash equivalents at end of year                         $  1,979,985        $  1,531,165        $    228,605
                                                              ================    ================    ================


See accompanying notes to financial statements.

                      Sage Life Assurance of America, Inc.

                          Notes to Financial Statements

                           December 31, 1999 and 1998


1. Nature of Operations and Significant Accounting Policies

Organization and Operation

Sage Life Assurance of America, Inc. (the "Company") is a wholly-owned subsidiary of Sage Life Holdings of America, Inc. ("SLHA"), which is a wholly-owned indirect subsidiary of Sage Group Limited, a South African company.

Description of Business

Sage Life Assurance of America, Inc. (the "Company"), which is domiciled in Delaware, is a wholly-owned subsidiary of Sage Life Holdings of America, Inc., which is a wholly-owned indirect subsidiary of Sage Group Limited (Sage Group), a South African company.

The Company is in the process of developing and preparing to market variable annuity and variable life insurance products. The sale of these products began on a limited basis in the first quarter of 1999. The Company has mutually agreed to enter into a coinsurance reinsurance arrangement with Swiss Re Life & Health America (Swiss Re), pursuant to which Swiss Re will reinsure a significant portion of the liabilities under the variable insurance contracts.

Basis of Presentation

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with a maturity of three months or less from the date of purchase to be cash equivalents. Cash and cash equivalents are carried at cost, which approximates fair value.

Investments

The Company has classified all of its fixed maturity investments as available-for-sale. Those investments are carried at fair value and changes in unrealized gains and losses are reported as a component of stockholder's equity, net of applicable deferred income taxes. Fair values are determined by quoted market prices.

Short-term investments are carried at cost, which approximates fair value.

Realized gains and losses on disposal of investments are determined by the specific identification method and are included in revenues.

                      Sage Life Assurance of America, Inc.

1. Nature of Operations and Significant Accounting Policies (continued)


Separate Accounts

The separate account assets and liabilities reported in the accompanying balance sheet represent funds that are separately administered, principally for the benefit of certain policyholders who bear the investment risk. The separate account assets and liabilities, as reported as of December 31, 1999, are carried at fair value, based on quoted market prices. Revenues and expenses related to the separate account assets and liabilities, to the extent of benefits paid or provided to the separate account policyholders, are excluded from the amounts reported in the accompanying statements of operations.

Policy Liabilities

The Company has no policy liabilities in its General Account at December 31, 1999 and 1998. All policy liabilities are in the Separate Account and are comprised of all payments received plus credited interest, less accumulated policyholder charges, assessments and withdrawals related to annuities of a nonguaranteed return nature.

Goodwill

Goodwill represents the excess of the fair value of assets exchanged over the net assets acquired. Goodwill is being amortized on a straight-line basis over thirty years. The carrying value of goodwill is regularly reviewed for indications of impairment in value, which, in the view of management, is other than temporary. Accumulated amortization at December 31, 1999 and December 31, 1998 was $703,403 and $468,935, respectively.

Development Costs

Pursuant to the adoption of Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities", (SOP 98-5), the Company is required to charge to expense all start-up costs incurred. In addition, the Company was required to write-off any unamortized capitalized development costs on January 1, 1999. Development costs incurred for the year ended December 31, 1999 charged to expense were $3,827,887. The one time write-off of the unamortized capitalized development costs was $4,269,488.

Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires that management makes estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

Income taxes are accounted for using the liability method. Using this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

                      Sage Life Assurance of America, Inc.

1. Nature of Operations and Significant Accounting Policies (continued)

Reclassifications

Certain reclassifications have been made to prior year's financial statement amounts to conform to the 1999 presentation.

2. Investments

Investments in fixed maturity securities as of December 31 consist of the following:


                                                       Gross             Gross
                                   Amortized         Unrealized        Unrealized          Fair
                                     Cost              Gains             Losses            Value
                               -----------------------------------------------------------------------
1999
----
U.S. Government Obligations       $ 9,260,132       $    12,577       $   641,663       $ 8,631,046
Corporate Obligations               8,036,278                 -           487,574         7,548,704
                               -----------------------------------------------------------------------
                                  $17,296,410       $    12,577       $ 1,129,237       $16,179,750
                               =======================================================================
1998
----
U.S. Government Obligations       $ 9,356,479       $    89,549       $    54,974       $ 9,391,054
Corporate Obligations               3,610,543             4,282            12,962         3,601,863
                               =======================================================================
                                  $12,967,022       $    93,831       $    67,936       $12,992,917
                               =======================================================================


The amortized cost and fair value of fixed maturity securities by contractual maturity at December 31, 1999 are summarized below. Actual maturities will differ from contractual maturities because certain borrowers have the right to call or prepay obligations.

                                                Amortized            Fair
                                                  Cost               Value
                                           ----------------------------------

Due in one year or less                       $ 2,550,942        $ 2,563,519
Due after one year through five years           5,129,073          4,896,658
Due after five years through ten years          9,616,395          8,719,573
                                           ----------------------------------
Total                                         $17,296,410        $16,179,750
                                           ==================================

                      Sage Life Assurance of America, Inc.

2. Investments (continued)


Investment income by major category of investment for the years ended December 31, 1999 and 1998 is summarized as follows:

                                  1999              1998              1997
                            ----------------------------------------------------

Bonds                          $  907,068        $  261,781        $  255,778
Short-term investments            438,951           787,873           720,556
Cash and cash equivalents          22,416           239,700            49,035
                            ----------------------------------------------------
Total investment income         1,368,435         1,289,354         1,025,369
Investment expenses                78,239            45,832            35,875
                            ----------------------------------------------------
Net investment income          $1,290,196        $1,243,522        $  989,494
                            ====================================================

At December 31, 1999 and 1998, investment securities with an amortized cost of $6,602,056 and $6,678,745, respectively, and a fair value of $5,960,476 and $6,623,770, respectively, are held by trustees in various amounts in accordance with the statutory requirements of certain states in which the Company is licensed to conduct business.

3. Income Taxes

The Company files a separate life insurance company Federal income tax return and will continue to do so through the year 2001. Beginning in the year 2002, the Company will be included in the consolidated Federal income tax return of Sage Holdings (U.S.A.), Inc. and its subsidiaries.

The provision for income taxes varies from the amount which would be computed using the federal statutory income tax rate as follows:


                                                               1999              1998              1997
                                                        ----------------------------------------------------
Pre-tax loss                                               $(8,696,414)      $  (568,974)      $  (351,786)
Application of the federal statutory tax rate - 34%         (2,956,781)         (193,451)         (119,607)
Change in valuation allowance                                2,907,523           193,451           119,532
Other                                                           49,258                 -               (75)
                                                        ----------------------------------------------------
Total income tax provision                                 $         -       $         -       $         -
                                                        ====================================================


                      Sage Life Assurance of America, Inc.

3. Income Taxes (continued)

Significant components of the Company's deferred tax assets and liabilities as of December 31, 1999 and 1998 are as follows:


                                                             1999                1998
                                                      -------------------------------------
Deferred tax assets:
   Net operating loss carryforwards                      $ 3,501,308         $ 1,967,528
   Unrealized loss on depreciation of investments            376,461                   -
                                                      -------------------------------------
Total deferred tax assets                                  3,877,769           1,967,528
Deferred tax liabilities:
   Unrealized gain on appreciation of investments                  -              (8,804)
   Amortization of goodwill and development costs           (261,185)         (1,634,928)
   Other                                                     (19,617)            (19,617)
                                                      -------------------------------------
Total deferred tax liabilities                              (280,802)         (1,663,349)
Valuation allowance for deferred tax assets               (3,220,506)           (312,983)
                                                      -------------------------------------
Net deferred tax asset (liability)                       $   376,461         $    (8,804)
                                                      =====================================


Based upon the lack of historical operating results and the uncertainty of operating earnings in the future, management has determined that it is not more likely than not that the deferred tax assets will be fully recognized. Accordingly, a valuation allowance has been recorded.

The Company has a separate company net operating loss carryforward of approximately $10.3 million as of December 31, 1999, of which $4.7 million expires in the year 2019, $3.7 million which expires in 2018 and $1.9 million which expires in the year 2012.

4. Retained Deficit and Dividend Restrictions

Statutory-basis net (loss) income and surplus of the Company are as follows:

                             1999                 1998                1997
                      ----------------------------------------------------------

Net (loss) income        $   (389,023)        $     27,002        $     51,133
Surplus                    23,473,747           23,109,097          25,017,752

The Company is subject to state regulatory restrictions that limit the maximum amount of dividends payable. Subject to certain net income carryforward provisions as described below, the Company must obtain approval of the Insurance Commissioner of the State of Delaware in order to pay, in any 12-month period, "extraordinary" dividends which are defined as those in excess of the greater of 10% of surplus as regards policyholders as of the prior year-end and statutory net income less realized capital gains for such prior year. Dividends may be paid by the Company only out of earned surplus. In addition, the Company must provide notice to the Insurance Commissioner of the State of Delaware of all dividends and other distributions to stockholders within five business days after declaration and at least ten days prior to payment. At December 31, 1999, the Company could not pay a dividend to SLHA without prior approval from state regulatory authorities as the Company currently does not have earned surplus.

                      Sage Life Assurance of America, Inc.

5. Related Party Transactions

In 1997, the Company entered into a Cost Sharing Agreement with Sage Insurance Group, Inc. (SIGI), the parent of SLHA, to share the personnel costs, office rent and equipment costs. These costs are allocated between the companies based upon the estimated time worked, square footage of space utilized and upon monitored usage of the equipment, respectively. Pursuant to this agreement, the Company has received $903,757 and $151,348 from SIGI for the years ended December 31, 1999 and 1998, respectively. The Company paid SIGI $76,048 for the year ended December 31, 1997. At December 31, 1999 the amount due from SIGI relating to this agreement was $594,432. There was no amount due at December 31, 1998. In addition, SIGI provides funds to the Company to meet various operating expenses. As these amounts are paid back to SIGI at the end of each quarter, no amounts remained payable at December 31, 1999 and 1998.

All non-recurring development costs of the Company are paid by SIGI or its parent, Sage Group Limited, and treated as capital contributions. The amount of development costs paid for by affiliated companies at December 31, 1999, 1998 and 1997 were $7,098,106, $3,270,219 and $1,504,558, respectively.



6. Impact of Year 2000 (unaudited)

In prior years, the Company discussed the nature and progress of its plans to become Year 2000 ready. In late 1999, the Company completed its remediation and testing of systems. As a result of those planning and implementation efforts, the Company experienced no significant disruptions in mission critical information technology and non-information technology systems and believes those systems successfully responded to the Year 2000 date change. The Company expenses related to this effort were not materials. The Company is not aware of any material problems resulting from Year 2000 issues, either with its products, its internal systems, or the products and services of third parties. The Company will continue to monitor its mission critical computer applications and those of its suppliers and vendors throughout the year 2000 to ensure that any latent Year 2000 matters that may arise are addressed promptly.

================================================================================
                                  Appendix A
================================================================================

                            MARKET VALUE ADJUSTMENT

     We will apply a Market Value Adjustment to amounts surrendered, withdrawn, transferred or applied to an income plan when taken from a Fixed Sub-Account more than 30 days before its Expiration Date. We apply a Market Value Adjustment separately to each Fixed Sub-Account. Surrender charges also may apply.

     For a surrender, withdrawal, transfer, borrowed amount or amount applied to an income plan, we will calculate the Market Value Adjustment by applying the factor below to the total amount (including any applicable surrender charge) that must be surrendered, withdrawn, transferred, borrowed or applied to an income plan in order to provide the amount requested.

                        [(1+I)/(1+J+.0025)]/(N/365)/ - 1

Where

     . I is the Index Rate for a maturity equal to the Fixed Sub-Account's Guarantee Period at the time that we established the Sub-Account;

     . J is the Index Rate for a maturity equal to the time remaining (rounded up to the next full year) in the Fixed Sub-Account's Guarantee Period, at the time of surrender, withdrawal, transfer, loan, or application to an income plan; and

     . N is the remaining number of days in the Guarantee Period at the time of calculation.

We will apply Market Value Adjustments as follows:

If the Market Value Adjustment is negative, we first deduct it from any remaining value in the Fixed Sub-Account. We then deduct any remaining negative Market Value Adjustment from the amount you surrender, withdraw, transfer, borrow, or apply to an income plan.

If the Market Value Adjustment is positive, we add it to any remaining value in the Fixed Sub-Account or the amount you surrender. If you withdraw, transfer, borrow, or apply to an income plan the full amount of the Fixed Sub-Account, we add the Market Value Adjustment to the amount you withdraw, transfer, borrow, or apply to an income plan.

                                 MVA EXAMPLES

Example #1:  Surrender  --  Example of a Negative Market Value Adjustment
-------------------------------------------------------------------------

Assume you invest $100,000 in a Fixed Sub-Account with a Guarantee Period of ten years, with a Guaranteed Interest Rate of 7.5% and an Index Rate ("I") of 7.0% based on the U.S. Treasury Constant Maturity Series at the time we established the Sub-Account. You request a surrender three years into the Guarantee Period, the Index Rate based on the U.S. Treasury Constant Maturity Series for a seven-year Guarantee Period ("J") is 8.0% at the time of the surrender, no prior transfers, loans or withdrawals affecting this Fixed Sub-Account have been made, and no surrender charge is applicable.

Calculate the Market Value Adjustment

1. The Account Value of the Fixed Sub-Account on the date of surrender is $124,230 ($100,000 x 1.075/3/)

2.   N = 2,555 (365 x 7)

3.   Market Value Adjustment = $124,230 x {[(1.07)/(1.0825)]/2555/365/ -1) = -
     $9,700

Therefore, the amount paid on full surrender is $114,530 ($124,230 - $9,700).


Example #2:  Surrender  --  Example of a Positive Market Value Adjustment
-------------------------------------------------------------------------

Assume you invest $100,000 in a Fixed Sub-Account with a Guarantee Period of ten years, with a Guaranteed Interest Rate of 7.5% and an Index Rate ("I") of 7.0% based on the U.S. Treasury Constant Maturity Series at the time we established the Sub-Account. You request a surrender three years into the Guarantee Period, the Index Rate based on the U.S. Treasury Constant Maturity Series for a seven-year Guarantee Period ("J") is 6.0% at the time of the surrender, no prior transfers, loans or withdrawals affecting this Fixed Sub-Account have been made, and no surrender charge is applicable.

Calculate the Market Value Adjustment

1 The Account Value of the Fixed Sub-Account on the date of surrender is [$124,230] ($100,000 x 1.075/3/)


2.   N = 2,555 (365 x 7)

3.   Market Value Adjustment = $124,230 x {[(1.07)/(1.0625)]/2555/365/ -1) = +
     $6,270

Therefore, the amount paid on full surrender is $130,500 ($124,230 + $6,270).


Example #3:  Withdrawal  --  Example of a Negative Market Value Adjustment
--------------------------------------------------------------------------

Assume you invest $200,000 in a Fixed Sub-Account with a Guarantee Period of ten years, with a Guaranteed Interest Rate of 7.5% and an Index Rate ("I") of 7.0% based on the U.S. Treasury Constant Maturity Series at the time we established the Sub-Account. You request a withdrawal of $100,000 three years into the Guarantee Period, the Index Rate based on the U.S. Treasury Constant Maturity Series for a seven-year Guarantee Period ("J") is 8.0% at the time of withdrawal, no prior transfers, loans or withdrawals affecting this Fixed Sub-Account have been made and no surrender charge is applicable.

Calculate the Market Value Adjustment

1. The Account Value of the Fixed Sub-Account on the date of withdrawal is $248,459 ($200,000 x 1.075/3/).

2.   N = 2,555 (365 x 7)

3.   Market Value Adjustment = $100,000 x {[(1.07)/(1.0825)]/2555/365/ -1) = -
     $7,808

Therefore, the amount of the withdrawal paid is $100,000, as requested. The Fixed Sub-Account will be reduced by the amount of the withdrawal paid ($100,000) and by the Market Value Adjustment ($7,808), for a total reduction in the Fixed Sub-Account of $107,808.


Example #4: Withdrawal  -  Example of a Positive Market Value Adjustment
------------------------------------------------------------------------

Assume you invest $200,000 in a Fixed Sub-Account with a Guarantee Period of ten years, with a Guaranteed Interest Rate of 7.5% and an initial Index Rate ("I") of 7.0% based on the U.S. Treasury Constant Maturity Series at the time we established the Sub-Account. You request a withdrawal of $100,000 three years into the Guarantee Period, the Index Rate based on the U.S. Treasury Constant Maturity Series for a seven-year Guarantee Period ("J") is 6.0% at the time of the withdrawal, no prior transfers, loans or withdrawals affecting this Fixed Sub-Account have been made, and no surrender charge is applicable.

Calculate the Market Value Adjustment

1. The Account Value of the Fixed Sub-Account on the date of withdrawal is $248,459 ($200,000 x 1.075/3/)

2.   N = 2,555 (365 x 7)

3.   Market Value Adjustment = $100,000 x {[(1.07)/(1.0625)]/2555/365/ - 1) = +
     $5,047

Therefore, the amount of the withdrawal paid is $100,000, as requested. The Fixed Sub-Account will be reduced by the amount of the withdrawal paid ($100,000) and increased by the amount of the Market Value Adjustment ($5,047), for a total reduction of $94,953.

================================================================================

                                  Appendix B


                         DOLLAR-COST AVERAGING PROGRAM

Below is an example of how the Dollar-Cost Averaging Program works.

     Assume that the Dollar-Cost Averaging Program has been elected and that $24,000 is invested in a DCA Fixed Sub-Account with a Guarantee Period of two years and an annual Guaranteed Interest Rate of 6.0%.




                    (1)                      (2)                  (3)                 (4)                 (5)
Beginning    Beginning of Month    Dollar Cost Averaging    Amount Dollar     Interest Credited       End of Month
of Month      Account Value           Monthly Factor        Cost Averaged          For Month          Account Value
--------     ------------------    -----------------        -------------          ----------         -------------
   1           24,000                      -                     -                    117               24,117
   2           24,117                    1 / 24                1,005                  112               23,224
   3           23,224                    1 / 23                1,010                  108               22,323
   4           22,323                    1 / 22                1,015                  104               21,412
   5           21,412                    1 / 21                1,020                   99               20,492
   6           20,492                    1 / 20                1,025                   95               19,562
   7           19,562                    1 / 19                1,030                   90               18,622
   8           18,622                    1 / 18                1,035                   86               17,673
   9           17,673                    1 / 17                1,040                   81               16,715
   10          16,715                    1 / 16                1,045                   76               15,746
   11          15,746                    1 / 15                1,050                   72               14,768
   12          14,768                    1 / 14                1,055                   67               13,780
   13          13,780                    1 / 13                1,060                   62               12,782
   14          12,782                    1 / 12                1,065                   57               11,774
   15          11,774                    1 / 11                1,070                   52               10,756
   16          10,756                    1 / 10                1,076                   47                9,727
   17           9,727                    1 /  9                1,081                   42                8,688
   18           8,688                    1 /  8                1,086                   37                7,639
   19           7,639                    1 /  7                1,091                   32                6,580
   20           6,580                    1 /  6                1,097                   27                5,510
   21           5,510                    1 /  5                1,102                   21                4,429
   22           4,429                    1 /  4                1,107                   16                3,338
   23           3,338                    1 /  3                1,113                   11                2,236
   24           2,236                    1 /  2                1,118                    5                1,124
   25           1,124                    1 /  1                1,124                    -                    -

                                     Note:
                        Column(3)=Column(1) x Column(2)
                        Column(5)=Column(1) - Column(3)+Column(4)

================================================================================

                                 PART II



                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission
Registration Fees (Approximate)                                  $ 10,100
Printing and engraving                                           $ 37,500
Accounting fees and expenses                                     $ 15,000
Legal fees and expenses                                          $ 42,000
Miscellaneous                                                    $ 10,000
                                                                 --------
         Total Expenses (Approximate)                            $114,600

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Sage Life's Articles of Incorporation provide that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except that (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which would involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any personal benefit. Notwithstanding the foregoing, the Articles provide that if the Delaware General Corporation Law is amended to authorize further limitations of the liability of a director or a corporation, then a director of the Company, in addition to circumstances in which a director is not personally liable as set forth in the preceding sentence, shall be held free from liability to the fullest extent permitted by the Delaware General Corporation Law as amended.

          Sage Life's Bylaws provide that the Company shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

          Further, Section 145 of Delaware General Corporation Law provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the

                                     PII-1
person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had a reasonable cause to believe that his conduct was not unlawful.

          Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     Not applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A)  Exhibits


1. Distribution Agreement with Sage Distributors, Inc. and Form of Selling Agreement./1/

3.   (i)   Articles of Incorporation of the Company./2/

     (ii)  By-Laws of the Company./2/

4.   (a)   Form of Individual Contract./3/

     (b)   Form of Individual Contract with Interest Account./3/

     (c)   Form of Individual Contract with Market Value Adjustment
           Floor./3/

     (d)   Form of Individual Contract without Market Value Adjustment./3/

     (e)   Form of Group Contract./3/

     (f)   Form of Group Certificate./3/

     (g)   Form of Individual Certificate of Insurance Coverage./3/

                                     PII-2

     (h)  Form of Group Certificate of Insurance Coverage./3/

     (i)  Form of Individual Temporary Insurance Certificate./3/

     (j)  Form of Group Temporary Insurance Certificate./3/

     (k)  Form of Individual Accelerated Death Benefit Rider./3/

     (l)  Form of Group Accelerated Death Benefit Rider./3/

     (m)  Form of Individual Accidental Death Benefit Rider./3/

     (n)  Form of Group Accidental Death Benefit Rider./3/

     (o)  Form of Individual Waiver of Surrender Charge Rider./3/

     (p)  Form of Group Waiver of Surrender Charge Rider./3/

     (q)  Form of Individual Contract Application - Part I./3/

     (r)  Form of Individual Contract Application - Part II./3/

     (s)  Form of Group Certificate Application - Part I./3/

     (t)  Form of Group Certificate Application - Part II./3/

5.  Opinion and Consent of James F. Bronsdon.*

10.  (a)  Form of Participation Agreement with AIM Variable Insurance Funds,
          Inc./1/

     (b)  Form of Participation Agreement with The Alger American Fund./1/

     (c) Form of Participation Agreement with Liberty Variable Investment Trust./4/

     (d)  Form of Participation Agreement with MFS(R) Variable Insurance
          Trust./1/

     (e) Form of Participation Agreement with Morgan Stanley Universal Funds, Inc./4/

     (f) Form of Participation Agreement with Oppenheimer Variable Account Funds./4/

     (g)  Form of Participation Agreement with Sage Life Investment Trust./1/

     (h) Form of Participation Agreement with SteinRoe Variable Investment Trust./4/

     (i)  Form of Participation Agreement with T. Rowe Price Equity Series,
          Inc./4/

                                     PII-3

     (j) Form of Services Agreement with Financial Administration Services, Inc./4/

     (k)  Form of Services Agreement with PMSI./3/


23.  (a)  Consent of Sutherland Asbill & Brennan LLP.*

     (b)  Consent of Ernst & Young LLP.*

     (c)  Opinion and Consent of Ralph Gorter, Actuary.*


24.  (a)  Power of Attorney for Ronald S. Scowby./4/

     (b)  Power of Attorney for H. Louis Shill./5/

     (c)  Power of Attorney for Paul C. Meyer./6/

     (d)  Power of Attorney for Richard D. Starr./6/

     (e)  Power of Attorney for Robin I. Marsden./7/

     (f)  Power of Attorney for Mitchell R. Katcher./5/

     (g) Power of Attorney for Paul C. Meyer, Ronald S. Scowby, Richard D. Starr, H. Louis Shill and Meyer Feldberg./8/

27.  Not Applicable

(B)  Financial Statement Schedules - Not Applicable.

________________

/1/ This exhibit was previously filed in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 (File No. 333-43329) dated December 31, 1998, and is incorporated herein by reference.

/2/ This exhibit was previously filed in the Registration Statement on From N-4 dated December 24, 1997 (File No. 333-43329), and is incorporated herein by reference.

/3/ This exhibit was filed in Pre-Effective Amendment No. 1 to the Registration Statement filed on Form S-6 (File No. 333-78581) dated September 21, 1999, and is incorporated herein by reference.

/4/ This exhibit was previously filed in Pre-Effective Amendment No. 2 to the Registration Statement on Form N-4 (File No. 333-43329) dated January 28, 1999, and is incorporated herein by reference.

/5/ This exhibit was previously filed in Pre-Effective Amendment No. 2 to the Registration Statement filed on Form N-4 (file No. 333-44751) dated February 10, 1999, and is incorporated

/6/ This exhibit was previously filed in the Registration Statement filed on Form S-6 (File No. 333-78581) dated May 17, 1999, and is incorporated herein by reference.

/7/ This exhibit was previously filed in Post-Effective Amendment No. 1 to the Registration Statement filed on Form N-4 (File No. 333-43329) dated February 26, 1999, and is incorporated herein by reference.

/8/ This exhibit was previously filed in Post-Effective Amendment No. 3 to the Registration Statement filed on Form N-4 (File No. 333-43329) dated February 29, 2000, and is incorporated herein by reference.


------------------
* filed herewith.

                                     PII-4

ITEM 17.  UNDERTAKINGS

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                     PII-5

                                  SIGNATURES

     As required by the Securities Act of 1933, and the Investment Company Act of 1940, the registrant has caused this Amendment No. 2 to be signed on its behalf, in the City of Stamford, in the State of Connecticut, on this 26th day of April, 2000.

                           The  Sage Variable Life Account A
                                (Registrant)

                           By:  Sage Life Assurance of America, Inc.

Attest:

/s/ James F. Bronsdon          By:  /s/ Robin I. Marsden
----------------------              --------------------------------------------
James F. Bronsdon                   Robin I. Marsden
                                    Director, President, Chief Executive Officer



                           By:  Sage Life Assurance of America, Inc.
                                (Depositor)

Attest:

/s/ James F. Bronsdon          By:  /s/ Robin I. Marsden
----------------------              --------------------------------------------
James F. Bronsdon                   Robin I. Marsden
                                    Director, President, Chief Executive Officer

     As required by the Securities Act of 1933, Amendment No. 2 has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                           Date
--------------------------- ---------------------------------                    ----------------------
/s/Ronald S. Scowby*
---------------------------             Chairman                                   April 26, 2000
Ronald S. Scowby

/s/H. Louis Shill*
---------------------------             Director                                   April 26, 2000
H. Louis Shill

/s/Paul C. Meyer*                       Director                                   April 26, 2000
---------------------------
Paul C. Meyer

/s/Richard D. Starr *                   Director                                   April 26, 2000
---------------------------
Richard D. Starr

/s/Mitchell R. Katcher                  Director, Senior Executive                 April 26, 2000
---------------------------             Vice President, Chief Financial
Mitchell R. Katcher                     Officer, Chief Actuary

/s/Meyer Feldberg*                      Director                                   April 26, 2000
---------------------------
Meyer Feldberg

   By:   /s/ Mitchell R. Katcher
         ---------------------------------
         As Attorney-In-Fact pursuant to a
         Power of Attorney as dated below.

          Director                    Date
          --------------------   ----------------
          Meyer Feldberg         February 28, 2000
          Ronald S. Scowby       February 24, 2000
          H. Louis Shill         February 25, 2000
          Paul C. Meyer          February 23, 2000
          Richard D. Starr       February 25, 2000

                                 EXHIBIT LIST

 2      Opinion and Consent of James F. Bronsdon

 3(i)   Consent of Sutherland Asbill & Brennan LLP

 3(ii)  Consent of Ernst & Young LLP

 6      Opinion and Consent of Ralph Gorter